As filed with the Securities and Exchange Commission on September 30, 1998.

                                                     Registration No. ________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              PREMIER BANCORP, INC.
                 ---------------------------------------------
                 (Name of small business issuer in its charter)

                                  Pennsylvania
                         ----------------------------
                            (State or jurisdiction of
                         incorporation or organization)

                                      6022
                         -----------------------------
            (Primary Standard Industrial Classification Code Number)

                                   23-2921058
                         ----------------------------
                      (I.R.S. Employer Identification No.)

                              379 North Main Street
                         Doylestown, Pennsylvania 18901
                                 (215) 345-5100
               --------------------------------------------------
                   (Address and telephone number of principal
               executive offices and principal place of business)

                      John C. Soffronoff, President and CEO
                              PREMIER BANCORP, INC.
                              379 North Main Street
                         Doylestown, Pennsylvania 18901
                                 (215) 345-5100
                    --------------------------------------
            (Name, address and telephone number of agent for service)

                                 With Copies To:
                          Nicholas Bybel, Jr., Esquire
                             SHUMAKER WILLIAMS, P.C.
                                   P.O. Box 88
                         Harrisburg, Pennsylvania 17108


     Approximate date of proposed sale to the public: September 30, 1998 or as soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class                               Proposed Maximum
    of Securities          Number of Units/         Offering Price
  to be Registered      Shares to be Registered      Per Share(1)

    Common Stock
   $0.33 par value              500,000               $11.00


Title of Each Class         Proposed Maximum          Amount of
    of Securities               Aggregate           Registration
  to be Registered          Offering Price(1)            Fee

    Common Stock
   $0.33 par value             $5,500,000              $1,622.50


(1) Based upon the maximum offering price in accordance with Rule 457(o).



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                       INDEX TO EXHIBITS FOUND ON PAGE 206
                    PAGE 1 OF 240 SEQUENTIALLY NUMBERED PAGES

PROSPECTUS
                              PREMIER BANCORP, INC.
                            DOYLESTOWN, PENNSYLVANIA
                         500,000 SHARES OF COMMON STOCK
                           ($0.33 per share par value)
                           SUBSCRIPTION PRICE: $11.00
                    OFFERING MINIMUM SUBSCRIPTION: 100 Shares
                  OFFERING MAXIMUM SUBSCRIPTION: 10,000 Shares

     Premier Bancorp, Inc. (the "Company"), is a Pennsylvania business corporation and a bank holding company registered under the provisions of the Bank Holding Company Act of 1956, as amended. The Company is the parent company of Premier Bank (the "Bank"). The Company is hereby offering shares of its common stock, par value $0.33 per share (herein referred to as the "Shares" or the "Common Stock") for $11.00 per share (the "Offering Price") in an offering to the general public. The Shares are being offered by the Company's directors, officers and employees on a "best-efforts" basis, with no required aggregate minimum, on the terms and conditions set forth herein. The Company is offering to the general public in a direct community offering up to a maximum of 500,000 Shares in the aggregate at the Offering Price (the "Offering"). The minimum and maximum subscriptions for each subscriber in the Offering are 100 Shares and 10,000 Shares, respectively. No fractional Shares will be issued. All subscriptions will be irrevocable by the subscriber. The Company reserves the right, to accept subscriptions on a partial basis as well as to reject any subscription in whole or in part and for any reason, in the event subscriptions to purchase more than the maximum number of Shares are received. The Company reserves the right, in its sole discretion, to waive any of the limitations set forth herein. See PLAN OF DISTRIBUTION.

     The Offering will commence on September 30, 1998 or as soon as practicable after the effective date of this Registration Statement and will terminate at 5:00 p.m. on December 15, 1998, or such later date as shall be determined by the Company, but in no event later than 5:00 p.m. on January 30, 1999, (the "Offering Termination Date"). The Company reserves the right to withdraw the Offering at any time and to terminate this Offering at any time. There is no aggregate minimum number of Shares that must be sold in order to complete this Offering.

     In the event of a withdrawal or termination of the Offering or a rejection of a subscription, any funds advanced but not accepted will be returned as promptly as possible of the withdrawal, termination or rejection. Funds returned will not include interest earned on funds advanced or be reduced to cover expenses or charges.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE PENNSYLVANIA SECURITIES COMMISSION, OR ANY OTHER STATE SECURITIES AUTHORITY. NONE OF THE AFOREMENTIONED HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   Price(1)   Underwriting Discounts   Proceeds to Company(3)(4)
                               and Commissions(2)
                   -------    ----------------------   ------------------------
Per Unit             $11               $0                        $5,447,000

Total - Maximum
(500,000 Shares)  $5,500,000           $0                        $5,447,000

Total - Minimum
(5) (0 Shares)       $0                $0                            $0


(1)  See DETERMINATION OF OFFERING PRICE.

(2) The Company has employed no underwriters or selling agents in connection with the sale of the Shares offered hereby to which compensation would be payable. The Company is offering the Shares to be sold in the Offering through the efforts of its directors, officers and employees on a best-efforts basis. None of these individuals will be entitled to receive any discounts or commissions for selling such Shares, but each of them may be reimbursed by the Company for reasonable expenses, if any, incurred in connection with the sale of the Shares. No Company director, officer or employee will receive any additional compensation for acting in connection with the sale of the Shares.

(3) These amounts assume that a maximum of 500,000 Shares are sold. The Board of Directors of the Company reserves the right to accept individual subscriptions for less than 100 Shares and individual subscriptions for more than 10,000 Shares.

(4) After deducting offering expenses incurred by the Company in connection with the Offering estimated at $53,000.

(5) There is no aggregate minimum number of Shares that must be sold in order to complete the Offering.

               The date of this Prospectus is September 30, 1998.

     THIS OFFERING INVOLVES A DEGREE OF RISK. Prior to subscribing for Shares offered hereby, investors should carefully consider the matters set forth under RISK FACTORS on Page 1.

     THIS PROSPECTUS CONTAINS ESSENTIAL INFORMATION ABOUT THE COMPANY AND THE SECURITIES BEING OFFERED HEREBY. PERSONS ARE ADVISED TO READ THIS PROSPECTUS CAREFULLY PRIOR TO MAKING ANY DECISION TO PURCHASE THESE SECURITIES.

                               -------------------


         NO AGENT, OFFICER OR DIRECTOR OF THE COMPANY OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. HOWEVER, THIS PROSPECTUS WILL BE AMENDED IN THE EVENT THAT THERE ARE MATERIAL CHANGES, OF WHICH THE COMPANY IS AWARE, DURING THE COURSE OF THE OFFERING.

                               -------------------


     THE SHARES OF THE COMPANY'S COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY. AN INVESTMENT IN THE SHARES OF THE COMPANY'S COMMON STOCK IS NOT GUARANTEED BY A BANK NOR AN OBLIGATION OF A BANK.

                               -------------------


     THE OFFERING OF SHARES PURSUANT TO THE OFFERING WILL EXPIRE AT 5:00 P.M., PREVAILING TIME, ON DECEMBER 15, 1998, UNLESS EXTENDED BY THE COMPANY TO A TIME AND DATE NO LATER THAN 5:00 P.M. ON JANUARY 30, 1999. See TERMS OF THE OFFERING
- Subscription Procedure.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") in Washington, D.C., a registration statement under the Securities Act of 1933, as amended, (the "Registration Statement") for the registration of its Common Stock to be issued in this Offering. This Prospectus is a part of such Registration Statement. Pursuant to the rules and regulations of the SEC, this Prospectus omits certain information contained in the Registration Statement. For additional information pertaining to the Company and the Bank and the securities to be issued in the Offering, reference is made to such Registration Statement, including the exhibits thereto. The Registration Statement and exhibits may be examined during normal business hours at the offices of the
Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, telephone number (202) 272-7450.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is an electronic filer with the SEC. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC Web site is: http://www.sec.gov.

     Upon written or oral request of any person who receives a Prospectus, a copy of any information incorporated by reference herein (not including the exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference) may be obtained, without charge, from Bruce E. Sickel, Chief Financial Officer of Premier Bank and Treasurer of Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania 18901, (215) 345-5100.

                           FORWARD LOOKING STATEMENTS

     Information contained in this Prospectus contains "forward looking statements" which can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward looking statements will be achieved. Such information also includes cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties with respect to such forward looking statements, that could cause actual results to vary materially from the future results covered in such forward looking statements. Other factors, such as the general state of the economy, changes in the regulatory environment, the securities markets, general business conditions and inflation, could also cause actual results to vary materially from the future results covered in such forward looking statements.

                               PROSPECTUS SUMMARY

     The following summary of this Prospectus is provided for your convenience and is not intended to be complete. This summary is qualified in its entirety by the detailed information set forth elsewhere in this Prospectus.

The Company

     Premier Bancorp, Inc. (the "Company") is a bank holding company headquartered in Doylestown, Pennsylvania and is the holding company for Premier Bank (the "Bank"), a Pennsylvania chartered banking institution established in 1990. At June 30, 1998, the Company had total consolidated assets, deposits and shareholders' equity of $207,710,593, $172,051,448 and $11,219,280, respectively. See DESCRIPTION OF BUSINESS - Description of the Company.

     The principal executive offices of the Company and the Bank are located at 379 North Main Street, Doylestown, Pennsylvania 18901 and the telephone number is (215) 345-5100.

The Bank

     The Bank is a community-oriented financial services provider where consumers and small business customers can obtain a wide variety of products and services, including: checking, savings, money market accounts as well as certificates of deposit, residential mortgage loans, home equity loans and lines of credit, personal lines of credit, working capital lines, and other commercial loans. The Bank also offers other services such as electronic banking, cash management services, safe deposit boxes, telephone banking and automated teller services. The Bank places an emphasis on serving customer needs by providing personal attention and service. The Bank's primary service areas are Bucks County, Pennsylvania and the Lehigh Valley region. Specifically, the main office of the Bank is located in Doylestown, the county seat of Bucks County. The Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County. In addition, the Bank has a loan origination office in Yardley, Bucks County. A fourth branch office in Lower Makefield Township in Bucks County is expected to open during the fourth quarter of 1998. See DESCRIPTION OF BUSINESS - Description of the Bank.

     As of June 30, 1998, the Bank had  $207,710,593 in assets,  $172,051,448 in deposits and $119,404,491 in net loans. The Bank is a member of the Federal Reserve System and the Bank's deposits are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent provided by law.

     As of June 30, 1998, the Bank had a ratio of Tier 1 capital to risk-based assets of 8.16 percent, a ratio of total capital to risk-based assets of 10.39 percent and a leverage ratio of 5.49 percent. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - Capital Adequacy included in the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 14, 1998, SEC File Number 333-34243 and attached hereto as Annex B.

                                  THE OFFERING


Number of Shares of Common Stock
  Authorized and Outstanding........   Common Stock, par value $0.33 per share;
                                       30,000,000 shares authorized; 2,630,340
                                       shares outstanding as of June 30, 1998.

Number of Shares Offered Hereby.....   500,000 Shares of Common Stock.

Offering Price......................   $11.00 per share for the Offering.  See
                                       DETERMINATION OF OFFERING
                                       PRICE and MARKET FOR COMMON
                                       STOCK AND RELATED
                                       STOCKHOLDER MATTERS.

Use of Proceeds.....................   The Company will use the net proceeds for
                                       general corporate purposes, including
                                       investments in or advances to the Bank to increase the Bank's capital position.
                                       A portion of the net proceeds may be
                                       downstreamed to the Bank in order for
                                       the Bank to exercise its options to
                                       purchase two of the Bank's facilities.
                                       See USE OF PROCEEDS.

Offering....... ....................   The Company is offering up to 500,000
                                       Shares, directly to the public. There is a minimum required subscription of 100
                                       Shares in the Offering. There also is a maximum subscription of 10,000 Shares in the Offering. See TERMS OF THE OFFERING -
                                       Subscription Procedure.

Expiration of Offering..............   The Offering will expire at 5:00 p.m.,
                                       prevailing time, on December 15, 1998,
                                       and may be extended to a time and date no later than 5:00 p.m. on January 30, 1999.
                                       See TERMS OF THE OFFERING - Subscription
                                       Procedure.

Rejection of Subscriptions..........   The Company reserves the right to reject
                                       any subscription, in whole or in part,
                                       for any reason including for the reason
                                       that the Company has already accepted
                                       subscriptions for 500,000 Shares and for the reason that the

                     Company believes that other subscribers
                     will be more likely to direct business
                      to the Bank. See PLAN OF DISTRIBUTION
                           and TERMS OF THE OFFERING.

Dilution and Effect of Offering on
  Book Value of Common Stock........   As of June 30, 1998, the Company had
                                       2,630,340 shares of Common Stock issued
                                       and outstanding.  As of June 30, 1998 the
                                       Company had total equity capital of
                                       $11,219,280 and a book value of $4.27 per
                                       share.  In the event all 500,000 Shares
                                       of Common Stock offered hereby are sold
                                       at the Offering Price of $11.00 per
                                       Share, the capital of the Company will
                                       increase, after payment   of anticipated
                                       expenses associated with the Offering,
                                       by an aggregate of approximately
                                       $5,447,000.  The book value per share
                                       will increase by $1.05 per share to
                                       $5.32; however, there will be an
                                       immediate dilution of book value to
                                       investors of $5.68 per share.  There
                                       can be no assurance, however, that  all
                                       or  any Shares will be sold in the
                                       Offering.  An existing shareholder who
                                       does not purchase shares in the Offering will experience a dilution in his/her stock ownership because such shareholder's comparative percentage of the issued and outstanding Common Stock of the Company will be reduced.

                     SUMMARY OF CONSOLIDATED FINANCIAL DATA

     The following is a summary of consolidated financial data for the Company at and for each of the indicated two years ended December 31, 1997 and 1996, respectively, and at and for the six month periods ended June 30, 1998 and 1997. The following financial data is qualified by reference to the more detailed information contained in the consolidated financial statements and notes thereto included elsewhere herein. See INDEX TO CONSOLIDATED FINANCIAL STATEMENTS. Results for the quarters ended June 30, 1998 and 1997, respectively, are not necessarily indicative of the results of operations that may be expected for the entire year.


                         SELECTED FINANCIAL INFORMATION
                (in 000's except per share data and percentages)

                      At or For the 6 Month Period        At or For the Year
                              Ended June 30                Ended December 31
                         ----------------------      -------------------------

                             1998         1997         1997              1996
                             ----         ----         ----              ----

INCOME STATEMENT DATA:
  Total Interest Income      7,639        6,244       13,448            10,103
  Total Interest Expense     4,266        3,472        7,532             5,543
                             -----        -----        -----             -----
  Net Interest Income        3,373        2,772        5,916             4,560
  Provision for Loan Losses    235          175          400               350
  Total Non-Interest Income    107           77          150               208
  Total Non-Interest Expense 2,108        1,807        3,735             2,887
                             -----        -----        -----             -----
  Net Income Before
   Income Taxes              1,137          867        1,931             1,531
  Provision for
   Income Taxes                376          280          590               435
                               ---          ---          ---               ---
  Net Income                   761          587        1,341             1,096

PER SHARE AND SHARE DATA (1):
  Net Income                  0.29         0.23         0.51              0.42
  Cash Dividends Declared     0.26         0.21         0.49              0.40
  Book Value at End of Period 4.27         3.65         3.97              3.43

  Average Basic Shares       2,630        2,604        2,606             2,604
  Average Diluted Shares     2,908        2,734        2,752             2,706

BALANCE SHEET DATA:
  Loans, Net of
    Unearned Income        120,945       97,359      108,533            82,910
  Investment Securities
    Available For Sale      62,730       58,554       62,434            52,900
  Investment Securities
    Held to Maturity        11,672       13,539       15,170            13,888
  Total Assets             207,711      178,018      193,523           153,687
  Deposits                 172,051      135,157      143,603           118,093
  Borrowings                21,244       27,834       36,343            23,641
  Shareholders' Equity      11,219        9,501       10,434             8,943

AVERAGE BALANCE SHEET DATA:
  Loans, Net of
   Unearned Income         113,942      88,113        95,146            68,594
  Investment Securities     73,496      65,142        69,352            55,007
  Interest Earning Assets  191,629     154,664       166,293           125,545
  Total Assets             198,562     160,083       172,198           129,510
  Deposits                 158,611     122,452       131,773           102,179
  Borrowings                26,370      26,359        28,447            17,003
  Shareholders' Equity      10,678       9,009         9,392             8,228

PERFORMANCE RATIOS:
  Return on Average Assets    0.77%       0.73%         0.78%             0.85%
  Return on Average
   Stockholders' Equity      14.25%      13.03%        14.28%            13.32%
  Net Interest Margin (2)     3.43%       3.46%         3.44%             3.52%
  Efficiency Ratio (3)       60.51%      62.55%        61.57%            60.55%
  Number of Full Service
   Branches                      3           3             3                 2

ASSET QUALITY RATIOS:
  Allowance for Loan Losses
   to Nonperforming Loans   446.91%     179.97%       209.64%            88.75%
  Allowance for Loan Losses
   to Total Loans             1.27%       1.16%         1.25%             1.16%
  Nonperforming Assets to
   Total Assets               0.55%       1.11%         0.67%             0.96%
  Net Charge-offs to
   Average Loans              0.05%       0.00%         0.00%             0.19%

CAPITAL RATIOS:
  Stockholders' Equity to
   Total Assets               5.40%       5.34%         5.39%             5.82%
  Tier 1 Risk-Based Capital   8.16%       8.86%         8.60%             9.84%
  Total Risk-Based Capital   10.39%      11.32%        10.97%            10.90%
  Tier 1 Leverage             5.49%       5.67%         5.51%             5.80%


(1) Per share information for all periods has been restated to reflect a 3-for-1 stock split effective December 31, 1997, and the holding company formation effective November 17, 1997, which increased total shares outstanding to 2,630,340.

(2) Net interest income divided by average assets.

(3) Non-interest expense divided by the sum of net interest income and non-interest income.

                              PREMIER BANCORP, INC.

     Premier Bancorp, Inc. (the "Company") is a bank holding company registered under the provisions of the Bank Holding Company Act of 1956, as amended. The Company was incorporated under the business corporation law of the Commonwealth of Pennsylvania on July 15, 1997 and reorganized on November 17, 1997 as a one-bank holding company. It is headquartered in Doylestown, Pennsylvania. The Company has one subsidiary, Premier Bank (the "Bank").

     The Company's and the Bank's principal executive offices are located at 379 North Main Street, Doylestown, Pennsylvania 18901; telephone number: (215) 345-5100. For further information about the Company, the Bank, its officers and directors, and their operations, see the captions entitled DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, and DESCRIPTION OF BUSINESS appearing elsewhere in this Prospectus.

                                  RISK FACTORS

     Investment in the Common Stock involves a degree of risk. There is no assurance of receiving any specific rate of return on the Common Stock. Money invested in the purchase of the Common Stock, unlike money deposited with the Bank, is not and will not be insured by the FDIC. Funds invested in Common Stock will not earn interest. In considering an investment in the Common Stock, prospective investors should carefully consider the following factors among others described in this Prospectus.

     Dependence on Key  Personnel.
     -----------------------------

     The business success of the Company and the Bank has depended, and will continue to depend, to a great extent upon the services of John C. Soffronoff, Bruce E. Sickel and John J. Ginley as officers and/or Directors of the Bank and Company. In order to mitigate this risk, the Company, the Bank and these three individual executive officers (the "Executives") entered into Change of Control Agreements. The Agreements define certain severance benefits that will be paid by the Company and the Bank to the Executives in the event of a change of control. The Bank employs approximately forty-seven (47) full-time equivalent employees. The loss of key personnel by the Company or the Bank would have a material adverse effect upon the future prospects of the Company and the Bank. However, the Company has instituted the Premier Bank Stock Incentive Plan to encourage key employees and directors to maintain their relationship with the Company or Bank, as the case may be.

     Dividend  Restrictions.
     -----------------------

     The Bank's current dividend policy is to retain earnings, and not pay dividends, to support the Bank's growth. The Bank's future dividend policy will depend on a number of factors, including, among other things, statutory restrictions, operating results, financial position, business conditions and the discretion of the Bank's Board of Directors. Further, the ability of the Company to pay cash dividends is dependent upon the ability of the Bank to pay
dividends.   See  MARKET  FOR  COMMON  STOCK  AND  RELATED  STOCKHOLDER  MATTERS
Dividends.

     Offering  Price  Arbitrarily  Determined.
     -----------------------------------------

     The Offering Price of the Common Stock has been determined by the Board of Directors after analyses based largely on market conditions and current shareholders' equity per share. The Offering Price bears no necessary relationship to the Company's present and future earnings potential or trading prices for the Common Stock. See DILUTION.

     Absence of Public Trading  Market.
     ----------------------------------

     The Common Stock is traded on a limited basis, in the local over-the-counter market, primarily in Doylestown, Easton and the surrounding areas. While the Company intends to comply with regulatory requirements necessary for brokerage firms to make an active market in the Common Stock, no assurance can be given that a liquid market for the Common Stock will develop or, if developed, be maintained.

     Control;  Market Illiquidity.
     -----------------------------

     The Company's directors and principal officers and their associates beneficially own in the aggregate, l,766,474 shares of Common Stock, representing 54.6% of the total outstanding shares of Common Stock. Moreover, the risks associated with the substantial percentage ownership by these persons will exist regardless of the number of Shares purchased by these persons in the Offering. For example, even if these persons purchase no Shares in the Offering and the maximum number of Shares is sold, the collective percentage ownership by this group would be diluted by approximately 7.1 percent. The ownership of a substantial percentage of the outstanding Common Stock by a limited number of shareholders can adversely affect the liquidity of the market for the Common Stock since only a limited number of shares are widely dispersed and likely to change hands. Stock prices in an illiquid market tend to increase and decrease in a more volatile manner than stock prices in a liquid market, since prices for a relatively small number of shares can have a significant impact on the prices quoted for the Common Stock. The Company is unable to estimate the number of shares of Common Stock that may be offered and sold in the future by any of its shareholders. Such sales will depend upon a number of factors, including the market price for the Common Stock and the circumstances applicable to each shareholder. The offer and sale of a substantial amount of Common Stock in the public market is likely to have an adverse impact on the market price of the Common Stock.

     Indemnification  Provisions for Directors.
     -------------------------------------------

     The Company's by-laws contain provisions limiting the liability of directors of the Company in connection with any actions they take as directors. Such provisions can have, as one significant effect, the loss to the Company and shareholders of a cause of action against the directors for monetary damages. Causes of action for self-dealing, willful misconduct or recklessness and claims for non-monetary relief, however, are generally unaffected by such provisions. The restriction on monetary liability can discourage derivative litigation seeking such relief and, in the case of claims having merit, could reduce the recovery by the Company of monetary damages. One of the significant effects of the indemnification provisions in the by-laws is to authorize indemnification against judgments and settlements in a derivative suit. As a result, damages assessed for a director that would be paid to the Company would be at least reduced by the indemnification amounts owed by the Company to such persons. The Company, accordingly, will not receive any net benefit from such awards or settlement amounts and could incur a loss after indemnification payments are made. Management believes, however, that these provisions are appropriate because any such possible economic loss to the Company could be offset by a possible reduction in the cost to the Company of defending baseless litigation, which also could be discouraged by the same provisions of the by-laws.

     Anti-takeover  Provisions.
     --------------------------

     The Company's articles of incorporation and by-laws, as well as the applicable provisions of Pennsylvania corporation law and federal and state banking law, contain a number of provisions that can be deemed to have an anti-takeover purpose or effect. The overall effect of these provisions can be to deter a future non-negotiated takeover offer that a majority of the shareholders might possibly view to be in their best interests as the offer might include a substantial premium over the market price for the Company's Common Stock at that time. See DESCRIPTION OF SECURITIES - Anti-takeover Provisions.

     Possible Lost Opportunity  Cost of Investing in the Offering.
     -------------------------------------------------------------

     It should be noted that persons who subscribe for Shares pursuant to the Offering may experience lost opportunity costs in the event their subscriptions to purchase Shares are rejected or in the event of a delay in the completion of the Offering. No interest will be earned on any subscription price paid nor refunded on any subscription price rejected by the Company.

     Intense  Competition.
     ---------------------

     The Company and the Bank operate in a highly competitive banking environment. In Pennsylvania generally, larger banks dominate the commercial banking industry. In addition to commercial banks, the Company and the Bank also compete with other financial institutions, such as, savings and loan associations, credit unions, money market funds, mutual funds, stock brokerage firms, insurance companies, as well as other institutions in obtaining lendable funds and in making loans. Also, future competitors, including new commercial banks, may enter the Bank's market area. The Company's and Bank's strategy is to attract customers by providing personalized services and to utilize the directors' business and personal contacts within the community. There can be no assurance that the Company and the Bank can successfully continue to pursue this strategy. The Company and the Bank cannot predict the effect of competition on its ability to continue to gain market acceptance and to operate profitably. See DESCRIPTION OF BUSINESS - Description of the Bank.

     Economic Conditions and Related Uncertainties.
     -----------------------------------------------

     Commercial banking, which is the Company's primary source of income, is affected, directly and indirectly, by local, regional, national and international economic and political conditions, and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond the Company's and the Bank's control can adversely affect the potential profitability of the Company and the Bank. Future rising interest rates, while increasing the income yield on the Company's and the Bank's earning assets, can adversely affect loan demand and, consequently, the profitability of the Company and the Bank. Future decreases in interest rates can adversely affect the Company's and the Bank's profitability because any such decrease can reduce the return the Company and the Bank earn on their assets. Economic downturns, particularly in the Bank's primary service area, could result not only in decreased loan demand but an increase in the delinquency of those loans which are outstanding. The trading prices of the Common Stock may fluctuate in response to market forces which bears no direct relationship to the financial or other performance of the Company. Management does not expect any one particular factor to affect the Company's and the Bank's success or failure. See DESCRIPTION OF BUSINESS.

     Government  Regulations.
     ------------------------

     The Company and the Bank are subject to extensive governmental supervision, regulation and control. Future legislation and governmental policy could adversely affect the commercial banking industry and the operations of the Company and the Bank. See DESCRIPTION OF BUSINESS - Supervision and Regulation The Company, and Supervision and Regulation - The Bank.

     Possible Change of Regulations.
     -------------------------------

     The Company's and the Bank's organization and operations are strictly regulated and supervised by a variety of state and federal regulatory bodies in accordance with applicable statutes and regulations. Prospective investors should be aware that the statutes and regulations governing financial institutions in general, and the commercial banking industry in particular, are in a state of continuous change and have been modified substantially during recent years. Such governing laws can be anticipated to continue to be the subject of modification and management of the Company and the Bank (the "Management") cannot predict what effect any such future modifications will have on the operations of the Company and Bank. See DESCRIPTION OF BUSINESS Supervision and Regulation - The Company, and Supervision and Regulation - The Bank.

     Year 2000
     ---------

     The Year 2000 issue is created by the potential inability of computer systems to use more than two digits in the data field for the year, thus making them unable to identify years after 1999 with accuracy. If the Bank does not resolve problems related to the Year 2000 issue, computer systems may incorrectly compute payment, interest or delinquency information. In addition, because payment and other important data systems are linked by computer, if the banks with which the Company or the Bank conducts ongoing operations do not resolve this potential problem in time, the Company or the Bank may experience significant data processing delays, mistakes or failures. These delays, mistakes or failures may have a significant adverse impact on the financial condition and results of operations of the Company and the Bank.

     The Company outsources much of its data processing to third party processors including all of its deposit and loan accounting functions. These third party processors are working on the necessary programming changes to prepare their systems for the Year 2000 and will absorb most of the direct programming costs. The Company is monitoring the progress of its processors and plans to test their systems for compliance in late 1998. The Company does not expect to incur significant incremental direct expenses related to the Year 2000, provided that its third party processors are able to make the necessary software modifications. Failure of third party computer systems relative to the Year 2000 would have a material adverse impact on the Company's ability to conduct its business. In addition, the Company cannot guarantee that the inability of its loan customers to adequately address the Year 2000 issue will not have a material adverse effect on the Company. Costs associated with the Year 2000 problem are expected to be expensed as incurred in accordance with generally accepted accounting principles.

     The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties with whom the Company transacts business. The impact on the overall economy from failures of other companies and industries to successfully address this problem nationally and internationally is unknown.

     Concentrations of Credit Risk
     -----------------------------

     The Bank's loan portfolio represents loans principally made in the Bucks and Northampton County areas in Pennsylvania which are secured by both residential and commercial real estate. Accordingly, the Bank's primary concentration of credit risk is related to the real estate market in the Bucks and Northampton County areas. The ultimate collectibility of this portion of the Bank's portfolio is susceptible to changes in local market conditions, and therefore, dependent upon the local economic environment. In addition, loan concentrations are also considered to exist when there are amounts loaned or committed to be loaned to a multiple number of borrowers engaged in similar activities which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. Though the Bank views many of its loans as made to individuals or, secured by residential real estate, the Bank's loan portfolio contains many borrowers who are employed in various professions such as, the medical, dental, legal and real estate professions.

     PBI Capital Trust Securities
     ----------------------------

     On August 11,  1998,  the Company  issued  $10.0  million of 8.57%  Capital
Securities  (the  "Capital   Securities")  due  August  15,  2028.  The  Capital
Securities were issued by the Company's subsidiary, PBI Capital Trust (the "Trust"), a statutory business trust created under the laws of Delaware. The Company is the sole owner of the Trust. The Trust used the proceeds from the Capital Securities to acquire $10.0 million in 8.57% Junior Subordinated Deferrable Interest Debentures issued by the Company. The Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. The Company will use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include, investments in and advances to its subsidiary, the Bank, repurchases of common stock of the Company, branch expansion, the purchase of certain branch facilities being leased and funding loans. The precise amount and timing of the application of the net proceeds used for such corporate purposes depends on the funding requirements and the availability of other funds to the Company and the Bank. At present, the majority of the net proceeds have temporarily been invested in short-term interest bearing securities. Proceeds from the Capital Securities provide the Company with additional Tier I and Tier II capital. The annual interest expense for the Capital Securities is $875,000.



                                 USE OF PROCEEDS

     The net proceeds to the Company, if the maximum amount of Shares are sold, are estimated to be $5,447,000 after deducting expenses incurred by the Company in connection with the Offering, estimated at $53,000. The net proceeds will be used for general corporate purposes, including investments in or advances to the Bank to increase the Bank's capital position. A portion of the net proceeds of the Offering may be downstreamed to the Bank in order for the Bank to exercise its options to purchase two of its facilities. The leases on each of these two facilities expire in 1998 and the Board of Directors will make a determination at that time as to whether to use any funds from this Offering.


                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the Common Stock being registered and offered for sale. The Offering Price has been determined by the Board of Directors after analyses based largely on market conditions and current shareholders' equity per share and bears no necessary relationship to the Company's present and future earnings potential or trading prices for the Common Stock. During the second quarter of 1998, based on information known to Management, the Common Stock traded at a high and low price of $11.00 and $9.00 per share, respectively. See MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

                                    DILUTION

     The net tangible book value of the Company at June 30, 1998 was $11,219,280 or $4.27 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Without taking into account any changes in such tangible book value after June 30, 1998, as a result of normal operating income and expenses, the pro forma net tangible book value at June 30, 1998, giving effect to the sale of all 500,000 Shares offered hereby and after payment of anticipated expenses associated with the Offering of approximately $53,000, would have been approximately $5.32. This figure represents an immediate increase in net tangible book value of $1.05 per share to existing shareholders who do not purchase any Shares of Common Stock offered hereby.

     Dilution represents the difference between the Offering Price per share and the net tangible book value per share after the sale of the Shares offered hereby. The following table sets forth the present book value per share prior to and after the Offering, the change in book value, the dilution expressed in dollars and percentages and the results thereof, if 25%, 50%, 75% and 100% of the Shares of Common Stock offered hereby are sold.


                                          Book Value(1)
---------------     -----------------------------------------------------------
                     Prior to      After the       Aggregate          Change
Percentage of        Offering      Offering     Increase in Equity    in Book
Offering Sold       (per share)   (per share)      (000's)            Value (1)
---------------     -----------------------------------------------------------

   25%                $ 4.27        $ 4.55        $ 1,322            6.71%
   50%                $ 4.27        $ 4.83        $ 2,677           13.27%
   75%                $ 4.27        $ 5.09        $ 4,072           19.29%
  100%                $ 4.27        $ 5.32        $ 5,447           24.82%


                                  Dilution(2)(3)
                   ----------------------------------------
                      Dollar Amount
                     (per share) (1)            Percentage
                   -----------------------------------------

                         $ 6.45                    58.64%
                         $ 6.17                    56.09%
                         $ 5.91                    53.73%
                         $ 5.68                    51.64%

--------------------------


(1) Rounded to the nearest cent or hundredths of a percent.

(2) Dilution is the difference between the Offering Price per share and the net tangible book value per share after the sale of the Shares offered hereby.

(3) Includes offering expenses estimated at approximately $53,000.


                              PLAN OF DISTRIBUTION

     The Company is offering hereby, on a best-efforts basis, 500,000 shares of Common Stock for a price of $11.00 per Share, (the "Offering Price"), for an aggregate amount of $5,500,000. The Shares are being offered to the general public (the "Offering"). It should be noted, however, that because the Offering is made on a best-efforts basis there can be no assurance that all, or any, of the shares of Common Stock offered hereby will be sold. No minimum number of Shares must be sold by the Company in order to close the Offering.

     The Company is offering the Common Stock through the efforts of the Company's and the Bank's directors, officers and employees. None of those individuals will be entitled to receive any discount, commission or additional compensation for selling such Common Stock, but each may be reimbursed by the Company for reasonable expenses, if any, incurred in connection with the sale of the Common Stock. The Company intends to satisfy the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to ensure that the Company's and Bank's directors, officers and employees will not be deemed "brokers", as defined in the Exchange Act, in connection with the Offering.

     The Offering to the general public will commence on September 30, 1998 or as soon as practicable after the effective date of this Registration Statement. The minimum and maximum subscriptions in the Offering for each subscriber are 100 and 10,000 Shares, respectively. The Company reserves the right to waive any restrictions if, in its sole discretion, it deems it appropriate to do so. The Offering will terminate at 5:00 p.m. on December 15, 1998, or such later date as shall be determined by the Company, but in no event later than 5:00 p.m. on January 30, 1999 (the "Offering Termination Date"). The Company reserves the right to withdraw the Offering at any time or to terminate the Offering after it has accepted subscriptions for 500,000 Shares of Common Stock.

     In the event of a withdrawal or termination of the Offering or a rejection of a subscription, any funds advanced but not accepted will be returned as promptly as possible after the withdrawal, termination or rejection. Funds returned will not include interest earned on funds advanced or be reduced to cover expenses or charges.


                              TERMS OF THE OFFERING

     Subscriptions for the Shares offered hereby in the Offering are made by completion and tender of an "Offering Subscription Agreement" and a check or money order made payable to "Premier Bancorp, Inc." for the subscription price of $11.00 per Share multiplied by the number of shares being subscribed, unless the subscriber authorizes withdrawal from a checking or savings account or certificate of deposit at the Bank. Any applicable penalty for early withdrawal will be waived by the Bank.

     A complete description of the subscription procedure for the Offering is set forth below.

Subscription Procedure.
-----------------------

     Persons who wish to purchase Shares must submit a completed Offering Subscription Agreement together with the full amount of the subscription price ($11.00 per Share multiplied by the number of shares being subscribed), unless the subscriber authorizes withdrawal from a checking or savings account or certificate of deposit held at the Bank. Any applicable penalty for early withdrawal will be waived by the Bank. The Offering will expire on or before 5:00 p.m., prevailing time on December 15, 1998 unless the Offering is terminated earlier or extended.

     The Offering Subscription Agreement together with the full amount of the aggregate subscription price must be mailed to Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania 18901, Attn: John C. Soffronoff, President, unless the subscriber authorizes withdrawal from a checking or savings account or certificate of deposit held at the Bank. Any applicable penalty for early withdrawal will be waived. The form of Offering Subscription Agreement (or a facsimile) may be used for this purpose. The subscription price must be paid in United States dollars by check or money order drawn to the order of "Premier Bancorp, Inc.". An Offering Subscription Agreement will be considered if:

     (1) properly filled in, dated, signed and received before the Offering Termination Date; and

     (2) accompanied by payment in full by check or money order, unless the subscriber authorizes withdrawal from a checking or savings account or certificate of deposit held at the Bank. Any applicable penalty for early withdrawal will be waived.

     Funds which accompany the Offering Subscription Agreement pursuant to the Offering will be negotiated and deposited by the Company into one of the Company's bank accounts until the Offering Subscription Agreement is accepted by the Company. With respect to any rejected subscriptions, all refunds, without interest or deduction, will be mailed to subscribers as promptly as possible after rejection. Certificates for Shares duly subscribed and paid for will be issued promptly after the acceptance of the Offering Subscription Agreements by the Company.

     Expiration of the Offering will be at 5:00 p.m. on December 15, 1998, unless the Company extends the Offering to a time and date no later than 5:00 p.m. on January 30, 1999.

     IN DETERMINING WHICH SUBSCRIPTIONS TO ACCEPT IN THE OFFERING, IN WHOLE OR IN PART, THE COMPANY MAY TAKE INTO ACCOUNT A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, THE BANK. THE COMPANY RESERVES THE RIGHT TO REJECT, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, ANY SUBSCRIPTION FOR ANY REASON IN THE OFFERING.

     UNLESS WAIVED BY THE COMPANY, SUBSCRIBERS MUST PURCHASE AT LEAST ONE HUNDRED (100) SHARES AND CANNOT PURCHASE MORE THAN TEN THOUSAND (10,000) SHARES UNDER THE OFFERING.

     IF THERE IS AN OVER-SUBSCRIPTION FOR THE SHARES OFFERED PURSUANT TO THE OFFERING, THE COMPANY MAY ACCEPT SAID SUBSCRIPTIONS ON A PRO RATA BASIS.

                                LEGAL PROCEEDINGS

     In the opinion of Management, there are no proceedings pending to which the Company or the Bank is a party or to which their property is subject, which, if determined adversely to the Company or the Bank, would be material in relation to the Company's and the Bank's capital, liquidity, financial condition, or results of operations. There are no proceedings pending other than ordinary routine litigation incident to the business of the Company and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company or the Bank by government authorities.


                     [This Space Intentionally Left Blank.]

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

Directors of the Company and of the Bank
----------------------------------------

     The following table contains certain information with respect to the Company's Class 1 Directors (whose term expires in 1999), Class 2 Directors (whose term expires in 2000) and Class 3 Directors (whose term expires in 2001). Each of the Class 1, 2 and 3 Directors also serves as a Director of the Bank.


                   Age as of  Principal Occupation for Past      Director Since
                   September    Five Years and Position             Company/
     Name           1, 1998      Held with Company                    Bank
     ----          -------      -----------------                     ----

Class 1 Directors
-----------------

Michael Perrucci      45    Partner - Florio & Perrucci              1997/1992
(2)

Gerald Schatz         63    Chairman - Wordsworth Academy, Play      1997/1992
(4)                         and Learn Centers, and Wyncote Academy

Bruce E. Sickel       38    Senior Vice President/Chief Financial    1997/1992
(4)                         Officer of the Bank and Treasurer of the
                            Company

Thomas P. Stitt       54    Attorney At Law                          1997/1993
(4)

John A. Zebrowski     56    President - J.A.Z. Associates            1997/1992
(2)                         (Plastic Resins Sales)

Brian R. Rich         39    President - Jack Rich, Inc.              1997/1993
(2)

Ezio U. Rossi         68    Retired, Former Owner -                  1997/1994
(4)                         Arctic Foods, Inc.

Daniel E. Cohen       54    Partner - Laub, Seidel, Cohen & Hof      1997/1992
(1)(3)                      (Law Firm)

Class 2 Directors
------------------

Thomas E. Mackell     53    Surgeon                                  1997/1992
(4)

Neil Norton           53    President - Norton Oil Company           1997/1992
(2)

Helen Beth
 Garofalo-Vilcek      40    Real Estate Broker                       1997/1992
(2)

George H. Wetherill   61    Owner - GH Wetherill Opticians           1997/1992
(3)                         and GH Wetherill Hearing Aid
                            Associates

                   Age as of  Principal Occupation for Past     Director Since
                   September    Five Years and Position            Company/
     Name           1, 1998      Held with Company                   Bank
     ----          -------      -----------------                    ----

Irving N. Stein      48     Vice President -                        1997/1992
(4)                         Keystone Motors, Inc.

Class 3 Directors
-----------------

Thomas M. O'Mara     45     Owner - Master Gardener                 1997/1992
(1)(4)

Richard F. Ryon      48     Partner - Richard B. Ryon Insurance     1997/1993
(4)

John C. Soffronoff   51     President/Chief Executive Officer of    1997/1992
(3)(4)                      the Company and the Bank

Peter A. Cooper      40     President - Lexus of the Lehigh Valley  1997/1992
(1)(4)

Clark S. Frame       48     Chairman of the Board                   1997/1992
(1)(3)(4)

Barry J. Miles, Sr.  49     Vice Chairman of the Board              1997/1992
(1)(2)(3)

Daniel A. Nesi       61     Surgeon                                 1997/1992
(1)(3)
------------------

(1)  Member of the Executive Committee. This Committee met 3 times during 1997.

(2) Member of the Audit/Compliance Committee. This Committee serves as a direct link between the Board and the Independent Auditors, enabling the Board to discharge its responsibility to oversee Management's financial control and reporting system. The Committee also provides oversight for the Bank's regulatory compliance program. The Committee met 1 time during 1997.

(3) Member of the Loan Committee. This Committee reviews and approves loans in accordance with the established loan policy, as exists from time to time. The Committee met 39 times during 1997.

(4) Member of the Investment/Asset/Liability Management Committee ("ALCO"). This Committee reviews the operating results of the Bank, its interest rate sensitivity, investment portfolio and performance verses the annual budget. The Committee met 4 times during 1997.

Management of the Company and the Bank
--------------------------------------

     The following table sets forth selected information about the principal officers of the Company and the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

Management of the Company and the Bank
--------------------------------------

                           Position with        Held      Position with
Name                      the Company(1)        Since       the Bank
----                      --------------        -----       --------

Clark S. Frame        Chairman of the Board     1997    Chairman of the Board


Barry J. Miles, Sr.   Vice Chairman             1997    Vice Chairman
                      of the Board                      of the Board

John C. Soffronoff    President, Chief          1997    President, Chief
                      Executive Officer,                Executive Officer,
                      Member of the                     Member of the
                      Board of Directors                Board of Directors

John J. Ginley        Senior Vice President,    1997    Senior Vice President,
                      Secretary                         Chief Loan Officer,
                                    Secretary

Bruce E. Sickel       Senior Vice President,    1997    Senior Vice President,
                      Chief Financial Officer,          Chief Financial Officer,
                      Treasurer, Member of              Treasurer, Member of the
                      the Board of Directors            Board of Directors


Management of the Company and the Bank
--------------------------------------
                                           Number of Shares        Age as of
                               Held          Beneficially        September 1,
Name                          Since            Owned(2)               1998
----                          -----        ----------------      -------------

Clark S. Frame                1992             167,420(3)           48

Barry J. Miles, Sr.           1992              62,763(3)           49

John C. Soffronoff            1992              42,570(3)           51

John J. Ginley                1992              42,882(4)           55

Bruce E. Sickel               1992              44,415(3)           38

--------------

(1)  The Company has no employees.

(2) For the definition of "Beneficial Ownership", see footnotes to the section "Beneficial Ownership by Directors and Officers", infra, at page 15.

(3) For details regarding the Beneficial Ownership of this individual, see table and footnotes to "Beneficial Ownership by Directors and Officers", infra, at page 15.

(4)  Includes an option held by Mr. Ginley to purchase 12,282 shares.


Family Relationships
--------------------

     Dr. David C. Frame, a principal owner, is the brother of Mr. Clark S. Frame. See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Principal Owners.

Involvement in Certain Legal Proceedings
----------------------------------------

     None of the Company's or Bank's directors or officers have been involved in any disclosable legal proceedings such as those involving: (1) a bankruptcy petition; (2) a criminal conviction; (3) any order, judgment or decree of any court of competent jurisdiction limiting his or her involvement in any type of business, securities or banking activities; or (4) a violation of federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company and the Bank for the fiscal years ended December 31, 1997, 1996 and 1995 of the Chief Executive Officer and the other most highly compensated executive officers of the Company and the Bank to the extent such persons' annual salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation
                            ---------------------------------------------
                (a)                    (b)        (c)         (d)         (e)
                                                                         Other
                                                                         Annual
                                                                        Compen-
                                                Salary       Bonus       sation
    Name and Principal Position       Year      ($)(1)        ($)          $
    ---------------------------       ----      ------        ---        ------

John C. Soffronoff, President and     1997        104,382      20,000      --
Chief Executive Officer of the        1996         98,193      10,000      --
Company and the Bank                  1995         95,333      10,000      --

John J. Ginley, Senior                1997        116,493      20,000      --
Vice President, Chief Loan Officer,   1996        110,276      10,000      --
Secretary of the Bank and Senior      1995        107,059      10,000      --
Vice President and Secretary of the
Company

Bruce E. Sickel, Senior Vice          1997         90,475      20,000      --
President, Chief Financial Officer,   1996         86,643      10,000      --
Treasurer of the Bank and Senior      1995         84,209      11,500      --
Vice President, Chief Financial
Officer, and Treasurer of the Company

                                                Long-Term Compensation
                                               -----------------------


                                     Awards                  Payouts
                                     -----                   -------
                                      (f)          (g)         (h)       (i)

                                               Securities
                                   Restricted  Underlying             All other
                                     Stock      Options/     LTIP(3)   Compen-
                                    Award(s)     SARs(2)     Payouts   sation
    Name and Principal Position       ($)          (#)         ($)       ($)
    ---------------------------      ------       -----      -------   --------

John C. Soffronoff, President and      --           --          --    11,427(4)
Chief Executive Officer of the         --           --          --    11,305
Company and the Bank                   --           --          --    14,191

John J. Ginley, Senior Vice President, --           --          --     8,739(5)
Chief Loan Officer, Secretary          --           --          --     8,552
of the Bank and Senior Vice            --           --          --     4,800
President and Secretary of the
Company

Bruce E. Sickel, Senior Vice           --           --           --    2,055(6)
President, Chief Financial             --           --           --    1,671
Officer, Treasurer of the              --           --           --     --
Bank and Senior Vice President,
Chief Financial Officer,
and Treasurer of the Company


(1)  Yearly salary adjustments are made on or about April 24 of each year.

(2) Stock appreciation rights ("SARs").

(3) Long-term incentive plans ("LTIPs").

(4) Includes the use of a car, allowance of $4,800 for each of 1997, 1996 and 1995 and 40l(k) Plan contributions in 1997 and 1996 of $3,575 and $3,390, respectively. Also includes payment of country club dues in 1997, 1996 and 1995 of $3,052, $3,115 and $9,391, respectively.

(5) Includes 401(k) Plan contributions of $3,939 and $3,752 in each of 1997 and 1996, and a car allowance of $4,800 for each of 1997, 1996 and 1995.

(6) Includes 401(k) Plan contribution.


Compensation of Directors
-------------------------

     Directors who attended at least seventy-five percent (75%) of all Board meetings, received stock options under the Bank Stock Option Plan for attendance at Board and committee meetings in accordance with the following formula:
Options for thirty (30) shares per Board meeting and thirty (30) shares per committee meeting. There was no cash compensation paid to Directors in 1997 for attendance at meetings.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Principal Owners
----------------

     The following table sets forth, as of September 18, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Company's outstanding Common Stock so owned.

                                                         Percent of Outstanding
                                                               Common Stock
Name and Address        Shares Beneficially Owned (1)       Beneficially Owned
----------------         -------------------------          ------------------
David C. Frame(2)               173,091 (3)                       5.39%
c/o Premier Bancorp, Inc.
379 North Main Street
Doylestown, Pennsylvania

Clark S. Frame(2)               167,420 (4)                       5.18%
c/o Premier Bancorp, Inc.
379 North Main Street
Doylestown, Pennsylvania
---------------

(1) For the definition of beneficial ownership, see footnote 1 to the table, following.

(2) Dr. David C. Frame is the brother of Mr. Clark S. Frame.

(3) Includes an option to purchase 26,235 shares.

(4) Includes an option to purchase 23,760 shares.

Beneficial Ownership By Directors and Officers
----------------------------------------------

     The following table sets forth, as of September 18, 1998, the amount and percentage of the Common Stock of the Company beneficially owned by each director and all officers and directors of the Company as a group. This information has been furnished by the individual reporting persons.

Name of Individual         Amount and Nature of                   Percent
or Identity Of Group      Beneficial Ownership (1)(2)          of Class (23)
--------------------     ----------------------------          -------------

Class 1 Directors
-----------------

Michael Perrucci                 74,600 (3)                         2.31%
Gerald Schatz                   115,954 (4)                         3.58%
Bruce E. Sickel                  44,415 (5)                         1.37%
Thomas P. Stitt                  71,265 (6)                         2.20%
John A. Zebrowski                92,633 (7)                         2.86%
Brian R. Rich                   101,204 (8)                         3.13%
Ezio U. Rossi                   124,752 (9)                         3.86%
Daniel E. Cohen                 104,922 (10)                        3.24%

Class 2 Directors
-----------------

Thomas E. Mackell                75,513 (11)                        2.33%
Neil Norton                      87,333 (12)                        2.70%
Helen Beth Garofalo-Vilcek       41,934 (13)                        1.30%
George H. Wetherill              77,661 (14)                        2.40%
Irving N. Stein                  69,441 (15)                        2.15%

Class 3 Directors
------------------

Thomas M. O'Mara                 54,069 (16)                       1.67%
Richard F. Ryon                  93,890 (17)                       2.90%
John C. Soffronoff               42,570 (18)                       1.32%
Peter A. Cooper                 111,948 (19)                       3.46%
Clark S. Frame                  167,420 (20)                       5.18%
Barry J. Miles, Sr.              62,763 (21)                       1.64%
Daniel A. Nesi                  106,905 (22)                       3.30%

All Officers and Directors
as a Group (21 persons)(24)   1,766,474                            54.6%
--------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the regulations of the Federal Reserve and the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after September 18, 1998. Beneficial ownership may be disclaimed as to certain of the securities.
                                       15

(2) Unless otherwise indicated, all shares are legally owned by the reporting person individually or jointly with a spouse.

(3)  Includes an option held by Mr. Perrucci to purchase 32,010 shares.

(4)  Includes an option held by Mr. Schatz to purchase 25,983 shares.

(5)  Includes an option held by Mr. Sickel to purchase 24,585 shares.

(6) Includes 55,700 shares for which Mr. Stitt is trustee and an option to purchase 10,155 shares.

(7)  Includes an option held by Mr. Zebrowski to purchase 22,950 shares.

(8)  Includes an option held by Mr. Rich to purchase 20,289 shares.

(9)  Includes an option held by Mr. Rossi to purchase 21,627 shares.

(10) Includes an option held by Mr. Cohen to purchase 44,730 shares.

(11) Includes an option held by Mr. Mackell to purchase 25,155 shares.

(12) Includes an option held by Mr. Norton to purchase 40,935 shares.

(13) Includes an option held by Ms. Garofalo-Vilcek to purchase 13,635 shares.

(14) Includes an option held by Mr. Wetherill to purchase 26,958 shares.

(15) Includes an option held by Mr. Stein to purchase 21,615 shares.

(16) Includes an option held by Mr. O'Mara to purchase 20,343 shares.

(17) Includes an option held by Mr. Ryon to purchase 15,615 shares.

(18)   Includes an option held by Mr. Soffronoff to purchase 22,770 shares.

(19)   Includes an option held by Mr. Cooper to purchase 50,865 shares.

(20)   Includes an option held by Mr. Frame to purchase 23,760 shares.

(21)   Includes an option held by Mr. Miles to purchase 19,683 shares.

(22) Includes an option held by Mr. Nesi to purchase 40,695 shares.

(23) Percentages assume that all options exercisable within sixty (60) days of September 18, 1998 have been exercised. Therefore, on a pro forma basis, 3,234,789 shares would be outstanding.

(24) Includes an option held by Mr. John J. Ginley, Senior Vice President of the Bank, to purchase 12,282 shares.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

     The Company is authorized to issue 30,000,000 shares of Common Stock, par value $0.33 per share ("Shares" or "Common Stock"), of which approximately 2,630,340 Shares are outstanding as of September 18, 1998. The remaining (approximately 27,369,660) authorized but unissued Shares may be issued by the Board of Directors without further shareholder approval. Issuance of these Shares could cause a dilution of the book value of the Common Stock and of the voting power of present shareholders.

     As of September 18, 1998 there were Four Hundred Sixty-Six (466) shareholders of record. The holders are entitled to one vote per share on all matters presented to them and have cumulative voting rights in the election of directors.

     The Common Stock has no contractual or non-contractual preemptive, subscription or conversion rights or redemption or repurchase provisions. The Common Stock is nonassessable and requires no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. For information concerning dividend restrictions, see caption entitled MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Anti-takeover Provisions
------------------------

     The Company's articles of incorporation, as amended, and by-laws contain provisions that may be deemed to be "anti-takeover" in nature. These provisions, as described below, may serve to entrench current Management by enabling it to retain its current position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the Company's Management and business. Two of these provisions are the authorization of 30,000,000 Shares, described above, and the absence of preemptive rights for shareholders to subscribe for additional Shares on a pro rata basis.

     The ability to issue additional Common Stock and the absence of preemptive rights to Common Stock were authorized for the purpose of providing the Board of Directors of the Company with as much flexibility as possible to issue additional Shares, without further shareholder approval, for proper corporate purposes including financing, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. The ability to issue additional Shares may, however, also be used by the Board of Directors to deter future attempts to gain control over the Company.

     Other provisions that could be considered anti-takeover in nature are the provisions in the Company's amended articles of incorporation requiring the affirmative vote of either the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares to approve any merger, consolidation, liquidation or dissolution of the Company or the sale of all or substantially all of its assets. Further, the articles of incorporation require approval by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares in order to amend this provision contained within the articles of incorporation. The provisions discussed above were included in the articles of incorporation in order to ensure that any extraordinary corporate transaction is effected only if it receives a clear mandate from the shareholders. These provisions, however, could give the Board of Directors a veto power over certain transactions regardless of whether it is desired by or beneficial to a majority of the shareholders and thereby assist the Board of Directors in retaining its present position. Also, these provisions could give the holders of a minority of the Company's outstanding Shares a veto power over this type of transaction even if the Board of Directors and/or a majority of the shareholders believes such transaction to be desirable and beneficial. Absent such provisions in the articles of incorporation, the affirmative vote of a majority of the directors and at least a majority of the Shares outstanding would generally be required to approve a merger, consolidation, liquidation, dissolution or the sale of all or substantially all of the assets of the Company, and at least a majority of the Shares would be required to approve an amendment to the articles of incorporation. The Company's by-laws can be amended or repealed in whole or in part, by a majority vote of the members of the Board of Directors or by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares entitled to vote thereon.

     The Company elects directors for staggered terms of office (a classified board). The Board of Directors believes that a classified board, consisting of three classes, helps ensure continuity and stability of corporate leadership and policy. In addition, a classified board moderates the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. Since the extension of time also tends to discourage a tender offer or takeover bid, this provision may also be deemed to be anti-takeover in nature. Further, a classified board makes it more difficult for a majority of the shareholders to change the composition of the Board of Directors even though this may be considered desirable by them.

     The final major provision considered to be anti-takeover in nature which is applicable to the Company is in the Company's articles of incorporation and enables the Board of Directors to oppose an offer to acquire the Company on the basis of factors other than short-term economic benefits to shareholders. Consideration may be given to certain other constituencies such as: the impact the acquisition of the Company would have on the community; the effect of the acquisition upon shareholders, employees, depositors and customers; and the reputation and business practices of the tender offeror. This provision was included in the articles of incorporation to emphasize the ability of the Board of Directors to recognize, pursuant to state law, the interests of these various constituent groups.

     The overall effect of these provisions: (1) may result in the Company being less attractive to a potential acquirer; (2) may be to deter a future non-negotiated takeover offer that a majority of the shareholders might possibly view to be in their best interests as the offer might include a substantial premium over the market price of the Company's Common Stock at that time; and
(3) may result in shareholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. As stated above, these provisions may have the effect of entrenching current Management against the wishes of the shareholders.


                         STATEMENT AS TO INDEMNIFICATION

     Pennsylvania law and the by-laws of the Company provide for broad indemnification of officers and directors of the Company against liabilities and expenses incurred by such persons in legal proceedings. In addition, the by-laws of the Company limit, under certain conditions, the liability of directors from monetary damages in connection with any actions they take as directors. Such provisions can have, as one significant effect, the loss to the Company and shareholders of a cause of action against the directors for monetary damages. Causes of action for self-dealing, willful misconduct or recklessness and claims for non-monetary relief, however, could be unaffected by such provisions. The restriction on monetary liability can discourage derivative litigation seeking such relief and, in the case of claims having merit, could reduce the recovery by the Company of monetary damages. One of the significant effects of the indemnification provisions in the by-laws is to authorize indemnification against judgments and settlements in a derivative suit. As a result, damages assessed for a director that would be paid to the Company would be at least reduced by the indemnification amounts owed by the Company to such persons. The Company, accordingly, would not receive any net benefit from such awards or settlement amounts and could incur a loss after indemnification payments are made.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     Except as disclosed below, there have been no material transactions between the Company and the Bank, nor any material transactions or proposed material transactions, with any director or executive officer of the Company or the Bank, or any associate of any of the foregoing persons during the past two years. The Bank maintains a policy of not extending or granting credit to any director, officer, employee or any member of their immediate family. In 1996, a loan was made to an individual prior to that individual's election to the Board of Directors of the Company and the Bank. This loan was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers. Also, this loan did not involve a more than normal risk of collectability or present any other unfavorable features. The outstanding loan balance was repaid in January 1998 and no further extensions of credit will be issued to any director, officer or employee until such time as the Bank's policy is changed.

     The Bank's offices in Doylestown and Easton are owned by Norbuck Associates ("Norbuck"), a Pennsylvania limited partnership consisting of several directors of the Bank. The leases with Norbuck have an initial term expiring December 31, 1998. Rent paid to Norbuck in 1997 and 1996 was $117,368 and $113,954, respectively.


                             DESCRIPTION OF BUSINESS

Description of the Company
--------------------------

     Premier Bancorp, Inc., a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Company was
incorporated on July 15, 1997 under the business corporation law of the Commonwealth of Pennsylvania and reorganized on November 17, 1997 for the purpose of becoming a one-bank holding company. Since commencing operations, the Company's business has consisted primarily of managing and supervising the Bank and its principal source of income has been revenues generated by the Bank. The Company has one wholly-owned subsidiary, the Bank.

     The principal executive office of the Company is located at 379 North Main Street, Doylestown, Bucks County, Pennsylvania 18901. The telephone number of the Company is (215) 345-5100.

Supervision and Regulation - The Company
-----------------------------------------

     The Company is subject to the provisions of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and to supervision by the Federal Reserve Board. The Bank Holding Company Act requires the Company to secure the prior approval of the Federal Reserve Board before it owns or controls, directly or indirectly, more than five percent (5%) of the voting shares or substantially all of the assets of any institution, including another bank. The Bank Holding Company Act prohibits acquisition by the Company of more than five percent (5%) of the voting shares of, or interest in, all or substantially all of the assets of any bank located outside of Pennsylvania unless such acquisition is specifically authorized by the laws of the state in which such bank is located.

     A bank holding company is prohibited from engaging in or acquiring direct or indirect control of more than five percent (5%) of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether the performance of these activities by a bank holding company would offer benefits to the public that outweigh possible adverse effects.

     The Company is required to file an annual report with the Federal Reserve Board and any additional information that the Federal Reserve Board may require pursuant to the Bank Holding Company Act. The Federal Reserve Board may also make examinations of the Company and any or all of its subsidiaries. Further, under Section 106 of the 1970 amendments to the Bank Holding Company Act and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "anti-tie in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

     Federal law also prohibits acquisitions of control of a bank holding company without prior notice to certain federal bank regulators. Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of the bank or bank holding company or to vote 25% or more of any class of voting securities of the bank holding company. A person or group holding revocable proxies to vote 25% or more of the stock of a bank or its holding company would presumably be deemed to control the institution for purposes of this federal law.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company and on taking of such stock or securities as collateral for loans to any borrower.

Permitted Activities
---------------------

     The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. The Company does not at this time engage in any of the permissible activities described below, nor does the Company have any current plans to engage in these activities in the foreseeable future.

     While the types of permissible activities are subject to a variety of limitations and to change by the Federal Reserve Board, the principal activities that presently may be conducted by a bank holding company and may in the future be engaged by the Company are: (1) making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others, such as would be made by consumer finance, credit card, mortgage, commercial finance and factoring companies; (2) operating as an industrial bank or similar entity in the manner authorized by state law so long as the institution does not both accept demand deposits and make commercial loans; (3) operating as a trust company in the manner authorized by federal or state law so long as the institution does not make certain types of loans or investments or accept deposits, except as may be permitted by the Federal Reserve Board; (4) acting as an investment or financial advisor to investment companies and other persons;
(5) leasing personal and real property or acting as agent, broker or advisor in leasing property; (6) making equity and debt investments in corporations or projects designed primarily to promote community welfare; (7) providing to others financially oriented data processing or bookkeeping services; (8) acting as an insurance agent or broker in relation to insurance for itself and its subsidiaries or for insurance directly related to extensions of credit; (9) acting as underwriter for credit life insurance and credit accident and health insurance; (10) providing courier services of a limited character; (11) providing management consulting advice to nonaffiliated banks and nonbank depository institutions; (12) selling money orders, travelers' checks and United States savings bonds; (13) performing appraisals of real estate; (14) acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control and risk of such a real estate project to one or more investors; (15) providing securities brokerage services, related securities credit activities and incidental activities such as offering custodial services, individual retirement accounts and cash management services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing or investment advice or research services; (16) underwriting and dealing in obligations of the United States, general obligations of states and their political subdivisions and other obligations such as bankers' acceptances and certificates of deposit;
(17) providing general information, advisory services and statistical forecasting with respect to foreign exchange markets; (18) acting as a futures commission merchant in the execution and clearance on major commodity exchanges of futures contracts and options on futures contracts for bullion, foreign exchange, government securities, certificates of deposit and other money market instruments; (19) performing personal property appraisals that require expertise regarding all types of personal and business property, including intangible property such as corporate securities; (20) providing commodity trading and futures commission merchant advice; (21) providing consumer financial counseling to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments; (22) providing tax planning and preparation advice to corporations and individuals; (23) providing check guaranty services to subscribing merchants; (24) operating a collection agency and credit bureau; and
(25) acquiring and operating thrift institutions, including savings and loan associations, building and loan associations and FDIC-insured savings banks.

Certain Provisions of Pennsylvania Banking Law
-----------------------------------------------

     Under the Pennsylvania Banking Code of 1965, as amended, (the "Code"), the Company has been permitted since March 4, 1990 to control an unlimited number of banks. However, the Company would be required under the Bank Holding Company Act to obtain the prior approval of the Federal Reserve Board before it could acquire all or substantially all of the assets of any bank, or acquire ownership or control of any voting shares of any bank other than the Bank, if, after such acquisition, it would own or control more than five percent (5%) of the voting shares of such bank. The Bank Holding Company Act does not permit the Federal Reserve Board to approve the acquisition by the Company or any subsidiary of any voting shares of, or interest in, all or substantially all of the assets of, any bank located outside the Commonwealth of Pennsylvania, unless the acquisition is specifically authorized by the laws of the state in which that bank is located.

     Since 1995, the Pennsylvania Banking Code has authorized full interstate banking and branching. Specifically, the law authorizes interstate bank mergers and reciprocal interstate branching into Pennsylvania by interstate banks, and permits Pennsylvania institutions to branch into other states with the prior approval of the Department of Banking. Overall, this law is likely to continue to have the effect of increasing consolidation and competition and promoting geographic diversification in the banking industry. For a further discussion of interstate banking and branching, see the section entitled Supervision and Regulation - The Bank below.

Legislation and Regulatory Changes
----------------------------------

     From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, and before various bank regulatory agencies. No prediction can be made as to the likelihood of any major changes or the impact such changes might have on the Company and its subsidiary, the Bank. Certain changes of potential significance to the Company which have been enacted recently and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed in the section entitled Supervision and Regulation - The Bank.

     The Federal Reserve Board, which has primary supervisory authority over the Bank, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. These examinations are designed for the protection of the Bank's depositors rather than the Bank's shareholders. The Bank must furnish annual and quarterly reports to the Federal Reserve Board, which has the authority under the Financial Institutions Supervisory Act to prevent the Bank from engaging in an unsafe or unsound practice in conducting its business.

     Federal and state banking laws and regulations govern, among other things, the scope of the Bank's business, the investments the Bank may take, the reserves against deposits the Bank must maintain, the types and terms of loans the Bank may make and the collateral it may take, the activities of the Bank with respect to mergers and consolidations, and the establishment of branches. Pennsylvania law permits statewide branching.

     The Bank is required to comply with the Federal Reserve Boards risk-based capital guidelines. The guidelines require all United States banks and bank holding companies to maintain a minimum risk-based capital ratio of 8.00% (of which at least 4% must be "Tier 1 Capital," consisting principally of common shareholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less certain intangible assets). The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance.

     The federal banking agencies have specified, by regulation, the levels at which an insured institution is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or
"critically undercapitalized." Under these regulations, an institution is considered "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, a leverage ratio of 5% or greater, and is not subject to any order or written directive to meet and maintain a specific capital level. At June 30, 1998, Management believed that the Company was in compliance with these regulatory standards to be classified as "well capitalized." Assets are assigned to five risk categories, with higher levels of capital required for the categories perceived as representing greater risk. The required capital ratios represent equity and (to the extent permitted) non-equity capital as a percentage of total risk-weighted assets. The risk-based capital rules are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and to minimize disincentives for holding liquid assets.

     The Bank is subject to FDIC deposit insurance assessments. The FDIC has adopted a riskrelated premium assessment system for both the Bank Insurance Fund ("BIF") for banks and the Savings Association Insurance Fund ("SAIF") for savings association. Under this system, FDIC insurance premiums are assessed based on capital and supervisory measures.

     Under the risk-related premium assessment system, the FDIC, on a semi-annual basis, assigns each institution to one of three capital groups (well capitalized, adequately capitalized, or undercapitalized) and further assigns such institution to one of three subgroups within a capital group corresponding to the FDIC's judgment of its strength based on supervisory evaluations, including examination reports, statistical analysis, and other information relevant to gauging the risk posed by the institution. Only institutions with a total risk-based capital to risk-adjusted assets ratio of 10% or greater, a Tier 1 capital to risk-adjusted assets ratio of 6% or greater, and a Tier 1 leverage ratio of 5% or greater, are assigned to the well-capitalized group. As of June 30, 1998, the Bank was assigned to the well-capitalized group.

Pending Legislation
-------------------

     Various congressional bills and other proposals have proposed a sweeping overhaul of the banking system, including provisions for: limitations on deposit insurance coverage; changing the timing and method financial institutions use to pay for deposit insurance; expanding the power of banks by removing the restrictions on bank underwriting activities; tightening the regulation of bank derivatives activities; allowing commercial enterprises to own banks; and permitting bank holding companies to own affiliates that engage in securities, mutual funds and insurance activities.

     Management has no way of anticipating whether any of these measures will be enacted or if enacted, their impact on the Company's financial position and reported results of operation. As a consequence of the extensive regulation of commercial banking activities in the United States, the Company's and the Bank's business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the costs of doing business.

Effects of Inflation
--------------------

     Inflation has some impact on the Company's and the Bank's operating costs. Unlike many industrial companies, however, substantially all of the Bank's assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on the Company's and the Bank's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as prices of goods and services.

Monetary Policy
---------------

     The earnings of the Company and the Bank are affected by domestic economic conditions and the monetary and fiscal policies of the United States Government and its agencies. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities and changes in reserve requirements against member bank deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect rates charged on loans or paid for deposits.

     The Bank is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have a significant effect on its deposits, loans and investment growth, as well as the rate of interest earned and paid, and are expected to affect the Bank's operations in the future. The effect of such policies and regulations upon the future business and earnings of the Company and the Bank cannot be predicted.

Environmental Regulation
-------------------------

     There are several federal and state statutes which regulate the obligations and liabilities of financial institutions pertaining to environmental issues. In addition to the potential for attachment of liability resulting from its own actions, a bank may be held liable under certain circumstances for the actions of its borrowers, or third parties, when such actions result in environmental problems on properties that collateralize loans held by the bank. Further, the liability has the potential to far exceed the original amount of the loan issued by the Bank. Currently, neither the Company nor the Bank is a party to any pending legal proceeding pursuant to any environmental statute, nor is the Company and the Bank aware of any circumstances which may give rise to liability under any such statute.

     Year 2000
     ---------

     The Year 2000 issue is created by the potential inability of computer systems to use more than two digits in the data field for the year, thus making them unable to identify years after 1999 with accuracy. If a bank does not resolve problems related to the Year 2000 issue, computer systems may incorrectly compute payment, interest or delinquency information and may be unable to process transactions in addition to other items. In addition, because payment and other important data systems are linked by computer, if the banks with which the Company or the Bank conducts ongoing operations do not resolve this potential problem in time, the Company or the Bank may experience significant data processing delays, mistakes or failures. These delays, mistakes or failures may have a significant adverse impact on the financial condition and results of operations of the Company and the Bank.

     The Company out sources much of its data processing to third party processors including all of its deposit and loan accounting functions. These third party processors are working on the necessary programming changes to prepare their systems for the Year 2000 and will absorb most of the direct programming costs. The Company is monitoring the progress of its processors and plans to test their systems for compliance in late 1998. The Company does not expect to incur significant incremental direct expenses related to the Year 2000, provided that its third party processors are able to make the necessary software modifications. Failure of third party computer systems relative to the Year 2000 would have a material adverse impact on the Company's ability to conduct its business. In addition, the Company cannot guarantee that the inability of its loan customers to adequately address the Year 2000 issue will not have a material adverse effect on the Company. Costs associated with the Year 2000 problem are expected to be expensed as incurred in accordance with generally accepted accounting principles.

     The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties with whom the Company transacts business. The impact on the overall economy from failures of other companies and industries to successfully address this problem nationally and internationally is unknown.

Description of the Bank
-----------------------

     The Bank was organized in 1990 as a Pennsylvania chartered banking institution and is a member of the Federal Reserve System. The Bank commenced operations on April 24, 1992. Customers' deposits held by the Bank are insured by the FDIC to the maximum extent permitted by law. The Bank's legal headquarters are located at 379 North Main Street, Doylestown, Bucks County, Pennsylvania 18901.

     As of June 30, 1998, the Bank had total assets of $207,710,593; total shareholders' equity of $11,219,280; and total liabilities of $196,491,313 of which $172,051,448 represents total deposits.

     The Bank is a community-oriented financial services provider where consumers and small business customers can obtain a wide variety of products and services, including: checking, savings, money market accounts as well as certificates of deposit, residential mortgage loans, home equity loans and lines of credit, personal lines of credit, working capital lines, and other commercial loans. The Bank also offers other services such as electronic banking, cash management services, safe deposit boxes, telephone banking and automated teller services. The Bank places an emphasis on serving customer needs by providing personal attention and service. The Bank's primary service areas are Bucks County, Pennsylvania and the Lehigh Valley region. Specifically, the main office of the Bank is located in Doylestown, the county seat of Bucks County. The Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County. In addition, the Bank has a loan origination office in Yardley, Bucks County. A fourth branch office in Lower Makefield Township in Bucks County is expected to open during the fourth quarter of 1998.

     The Bank's primary market area includes Doylestown, Pennsylvania and the surrounding Bucks County and Greater Delaware Valley communities, as well as Northampton County and parts of the Lehigh Valley, which is serviced from the Bank's Easton office. Within this market area, the banking business is highly competitive. The Bank actively competes with regionally-based commercial banks, many of which have greater assets, capital and lending limits. The Bank also competes with savings banks, savings and loan associations, money market funds, mutual funds, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and with the issuers of commercial paper and other securities. However, the Bank is generally competitive with all financial institutions in its service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts, interest rates charged on loans, the convenience of banking facilities, location and hours of operation and relative lending limits.

Lending Activities
------------------

     The Bank offers a variety of loan products to its customers, including loans secured by real estate, commercial and consumer loans. It is the Bank's general policy to grant a majority of its loans in its primary trade area. This trade area includes Doylestown, Pennsylvania and the surrounding Bucks County and Greater Delaware Valley communities as well as Northampton County and parts of the Lehigh Valley. The Bank's lending objectives are as follows: (1) to establish a diversified loan portfolio composed of commercial loans, mortgage loans, consumer loans and all other loan types; (2) to provide a satisfactory rate of return to its shareholders by properly pricing loans to include the cost of funds, administrative costs, bad debts, local economic conditions, competition, customer relationships, the term of the loan, credit risk, collateral quality, and a reasonable profit margin; and, (3) to provide protection for its depositors by maintaining a predetermined level of loans to deposits to ensure liquidity. The Bank recognizes that the lending of money is a community responsibility which involves a degree of credit risk and therefore manages such risk through portfolio diversification, underwriting policies and procedures, and loan monitoring practices.

     The Bank makes loans for its portfolio to both commercial entities and individual consumers. The types of loans offered include: (1) loans for businesses and individuals on a short term or seasonal basis; (2) loans to individuals for consumer purchases; (3) loans secured by marketable stocks and bonds providing adequate margins for market fluctuations; (4) short term working capital loans secured by the assignment of accounts receivable and inventory;
(5) automobile loans; and (6) second liens on commercial and residential real estate. Loans of these types will be considered desirable by the Bank provided such loans meet the test of sound credit.

     The Bank has adopted the following loan-to-value ("LTV") ratios, in accordance with standards adopted by its bank supervisory agencies:

      Loan Category                                   Loan-to-Value Limit
     -------------                                    -------------------

Commercial                                                   70%
                                                            -----
Consumer                                                     85%
                                                            -----
Real estate - farmland                                       80%
                                                            -----
Real estate - construction                                   80%
                                                            -----
Real estate - residential                                    90%
                                                            -----
Real estate - multifamily                                    75%
                                                            -----
Real estate - commercial                                     70%
                                                            -----

Concentrations of Credit Risk
------------------------------

     The Bank's loan portfolio represents loans principally made in the Bucks and Northampton County areas in Pennsylvania which are secured by both residential and commercial real estate. Accordingly, the Bank's primary concentration of credit risk is related to the real estate market in the Bucks and Northampton County areas. The ultimate collectibility of this portion of the Bank's portfolio is susceptible to changes in local market conditions, and therefore, dependent upon the local economic environment. In addition, loan concentrations are also considered to exist when there are amounts loaned or committed to be loaned to a multiple number of borrowers engaged in similar activities which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. Though the Bank views many of its loans as made to individuals or, secured by residential real estate, the Bank's loan portfolio contains many borrowers who are employed in various professions such as, the medical, dental, legal and real estate professions.

Employees
---------

     As of September 18, 1998, the Bank has approximately forty-seven (47) full-time equivalent employees and a total of fifty-four (54) employees.


Supervision and Regulation - The Bank
-------------------------------------

     The Bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking, the FDIC and the Federal Reserve Board. In addition, the Bank is subject to a variety of local, state and federal laws that affect its operation.

     The laws of Pennsylvania applicable to the Bank include, among other things, provisions that: (1) require the maintenance of certain reserves against deposits; (2) limit the type and amount of loans that may be made and the interest that may be charged thereon; (3) restrict investments and other activities; and (4) limit the payment of dividends. The amount of funds that the Bank may lend to a single borrower is limited generally under Pennsylvania law to fifteen percent (15%) of the aggregate of its capital, surplus, undivided profits, loan loss reserves and capital securities of the Bank (all as defined by statute and by regulation).

     Applicable Pennsylvania law also requires that a bank obtain the approval of the Department of Banking prior to effecting any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing any such merger application, the Department of Banking considers, among other things, whether the merger would be consistent with adequate and sound banking practices and in the public interest on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the area primarily to be served by the bank resulting from the merger.

     Federal law also prohibits acquisitions of control of a bank without prior notice to certain federal bank regulators. "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of a bank or to vote twenty-five percent (25%) or more of any class of voting securities of a bank.

     As a subsidiary bank of a bank holding company, the Bank is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries, and on taking such stock or securities as collateral for loans. The Federal Reserve Act and Federal Reserve Board regulations also place certain limitations and reporting requirements on extensions of credit by the Bank to principal shareholders of its parent holding company, among others, and to related interests of such principal shareholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a principal shareholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

Riegle-Neal Interstate Banking and Branching Efficiency Act
-----------------------------------------------------------

     Since September of 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branch Act") has permitted interstate banking. Bank holding companies, pursuant to an amendment to the Bank Holding Company Act, can acquire a bank located in any state, as long as the acquisition does not result in the bank holding company controlling more than 10% of the deposits in the United States, or 30% of the deposits in the target bank's state. The law permits states to waive the concentration limits and require that the target institution be in existence for up to five years before it can be acquired by an out-of-state bank or bank holding company. Interstate branching and merging of existing banks has been permitted since 1997 if the bank is adequately capitalized and demonstrates good management. The Interstate Banking and Branch Act also amends the International Banking Act to allow a foreign bank to establish and operate a federal branch or agency upon approval of the appropriate federal and state banking regulator. A national bank can move across state lines as long as the relocation does not exceed thirty miles, and also retain as branches the offices located in the original state.

Federal Deposit Insurance Act
-----------------------------

     Under the Federal Deposit Insurance Act ("FDIA"), the FRB possesses the power to prohibit institutions regulated by it (such as the Bank) from engaging in any activity that would be an unsafe and unsound banking practice or would otherwise be in violation of the law. Moreover, the Financial Institutions Regulatory and Interest Rate Control Act of 1978 ("FIRA") generally expanded the circumstances under which officers or directors of a bank may be removed by the institution's federal supervisory agency, restricts lending by a bank to its executive officers, directors, principal shareholders or related interests thereof and restricts management personnel of a bank from serving as directors or in other management positions with certain depository institutions whose assets exceed a specified amount or which have an office within a specified geographic area, and restricts management personnel from borrowing from another institution that has a correspondent relationship with their bank. Additionally, FIRA requires that no person may acquire control of a bank unless the appropriate federal supervisory agency has been given sixty (60) days prior written notice and within that time has not disapproved the acquisition or otherwise extended the period for disapproval. Control for purposes of FIRA, means the power, directly or indirectly, to direct the management or policies or to vote twenty-five percent (25%) or more of any class of outstanding stock of a financial institution or its respective holding company. A person or group holding revocable proxies to vote twenty-five percent (25%) or more of the outstanding common stock of a financial institution or bank holding company, such as the Company, would presumably be deemed to control the institution for purposes of FIRA.

Financial Institutions Reform, Recovery and Enforcement Act
-----------------------------------------------------------

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") was enacted in August of 1989. This law was enacted primarily to improve the supervision of savings associations by strengthening capital, accounting and other supervisory standards. In addition, FIRREA reorganizes the FDIC by creating two deposit insurance funds to be administered by the FDIC: the Savings Association Insurance Fund and the Bank Insurance Fund. Customers' deposits held by the Bank are insured under the Bank Insurance Fund. FIRREA also regulates real estate appraisal standards and the supervisory/enforcement powers and penalty provisions in connection with the regulation of the Bank.

Garn-St. Germain Depository Institutions Act
--------------------------------------------

     The Garn-St. Germain Depository Institutions Act of 1982 ("Garn-St. Germain") removed certain restrictions on a bank's lending powers and liberalized its depository capabilities. Garn-St. Germain also amended FIRA (see above) by eliminating the statutory limits on lending by a bank to its executive officers, directors, principal shareholders or related interests thereof and by relaxing certain reporting requirements. Garn-St. Germain, however, also tightened FIRA provisions respecting management interlocks and correspondent bank relationships involving a bank's management personnel.

Community Reinvestment Act
--------------------------

     Under the Community Reinvestment Act of 1977, as amended ("CRA"), the FRB is required to assess the record of all financial institutions regulated by it to determine if these institutions are meeting the credit needs of the community (including low and moderate income neighborhoods) which they serve and to take this record into account in its evaluation of any application made by any of such institutions for, among other things, approval of a branch or other deposit facility, office relocation, a merger or an acquisition of bank shares. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") amended the CRA to require, among other things, that the FRB make publicly available the evaluation of a bank's record of meeting the credit needs of its entire community, including low and moderate income neighborhoods. This evaluation will include a descriptive rating ("outstanding", "satisfactory", "needs to improve" or "substantial noncompliance") and a statement describing the basis for the rating. These ratings are publicly disclosed.

     In April, 1995, regulations revised CRA with an emphasis on performance over process and documentation. Under the revised rules, the fire-point rating scale is still utilized; however, the twelve (12) assessment factors have been replaced with a three-prong test. A bank's compliance is determined by a three-prong test whereby examiners assign a numerical score for a bank's performance in each of three (3) areas: lending, service and investment. The area of lending is weighted to increase its importance in the application of the test. The rule became effective July 1, 1995.

     Under the new regulation, banks will enjoy a reduction in compliance burden. Specifically, banks are not required to keep extensive documentation to prove that directors have participated in drafting and review of CRA policies. A formal CRA statement does not have to be prepared. The efforts banks make to market in low and moderate income communities do not have to be documented, nor will banks have to justify the basis for their community delineation or the methods utilized to determine the credit needs of the community.

Bank Secrecy Act
----------------

     Under the Bank Secrecy Act ("BSA"), banks and other financial institutions are required to report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions of which the Bank is aware in any one day that aggregate in excess of $10,000. Civil and criminal penalties are provided under the BSA for failure to file a required report, for failure to supply information required by the BSA or for filing a false or fraudulent report.

Competitive Equality Banking Act
--------------------------------

     An omnibus federal banking bill, known as the Competitive Equality Banking Act ("CEBA"), was signed into law in August of 1987. Included in the legislation were measures: (1) imposing certain restrictions on transactions between banks and their affiliates; (2) expanding the powers available to federal bank regulators in assisting failed and failing banks; (3) limiting the amount of time banks may hold certain deposits prior to making such funds available for withdrawal and any interest thereon; and (4) requiring that any adjustable rate mortgage loan secured by a lien on a one-to-four family dwelling include a limitation on the maximum rate at which interest may accrue on the principal balance during the term of such loan. The Bank does not believe that this legislation will have a material adverse effect on its anticipated operations or its competitive position.


Federal Deposit Insurance Corporation Improvement Act
-----------------------------------------------------
     Capital Categories
     ------------------

     In December of 1991 the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. Under FDICIA, institutions must be classified, based on their risk-based capital ratios into one of five defined categories, as illustrated below (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized).

                          Total       Tier 1
                          Risk-       Risk-       Tier 1        Capital Under
                          Based       Based      Leverage        an Order or
                          Ratio       Ratio       Ratio           Directive
                         ------       -----      --------        -----------

CAPITAL CATEGORY
Well capitalized         >10.0        >6.0            >5.0            No
                         -            -               -

Adequately capitalized   > 8.0        >4.0            >4.0*
                         -            -               -

Undercapitalized         < 8.0        <4.0            <4.0*

Significantly
 undercapitalized        < 6.0        <3.0            <3.0

Critically
 undercapitalized                                     <2.0
                                                      -

*3.0 for those banks having the highest available regulatory rating.

Prompt Corrective Action
------------------------

     In the event an institution's capital deteriorates to the undercapitalized category or below, FDICIA prescribes an increasing amount of regulatory intervention, including: (1) the institution of a capital restoration plan and a guarantee of the plan by a parent institution; and (2) the placement of a hold on increases in assets, number of branches or lines of business. If capital has reached the significantly or critically undercapitalized levels, further material restrictions can be imposed, including restrictions on interest payable on accounts, dismissal of management and (in critically undercapitalized situations) appointment of a receiver. For well capitalized institutions, FDICIA provides authority for regulatory intervention where the institution is deemed to be engaging in unsafe or unsound practices or receives a less than satisfactory examination report rating for asset quality, management, earnings or liquidity. All but well capitalized institutions are prohibited from accepting brokered deposits without prior regulatory approval.

Operational Controls
--------------------

     Under FDICIA, financial institutions are subject to increased regulatory scrutiny and must comply with certain operational, managerial and compensation standards to be developed by Federal Reserve Board regulations. FDICIA also requires the regulators to issue new rules establishing certain minimum standards to which an institution must adhere including standards requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses and minimum ratio of market value to book value for publicly held institutions. Additional regulations are required to be developed relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth and excessive compensation, fees and benefits.

Real Estate Loans
-----------------

     FDICIA also requires that banking agencies reintroduce loan-to-value ("LTV") ratio regulations which were previously repealed by Garn-St. Germain. LTV's will limit the amount of money a financial institution may lend to a borrower, when the loan is secured by real estate, to no more than a percentage to be set by regulation of the value of the real estate.

Truth-In-Savings
----------------

     A separate subtitle within FDICIA, called the "Bank Enterprise Act of 1991", requires "truthin-savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the Bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with the Truth-In-Savings law.

     Management believes that full implementation of FDICIA has had no material impact on liquidity, capital resources or reported results of operation.

Economic Development, Agency, Fiduciary and Lender Environmental
----------------------------------------------------------------
Liability Protection Act
-------------------------

     In 1995, the Pennsylvania General Assembly enacted the Economic Development Agency, Fiduciary and Lender Environmental Liability Protection Act which, among other things, provides protection to lenders from environmental liability and remediation costs under the environmental laws for releases and contamination caused by others. A lender who engages in activities involved in the routine practices of commercial lending, including, but not limited to, the providing of financial services, holding of security interests, workout practices, foreclosure or the recovery of funds from the sale of property shall not be liable under the environmental acts or common law equivalents to the Pennsylvania Department of Environmental Resources or to any other person by virtue of the fact that the lender engages in such commercial lending practice. A lender, however, will be liable if it its employees or agents directly cause an immediate release or directly exacerbate a release of regulated substance on or from the property, or knowingly and willfully compelled the borrower to commit an action which caused such release or violation of an environmental act. The Economic Development Agency, Fiduciary and Lender Environmental Liability Protection Act, however, does not limit federal liability which still exists under certain circumstances.

     From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the Bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the Bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the Bank's business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the costs of doing business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Attached as Annex A and Annex B, respectively, are copies of the Company's most recent Annual Report on Form 10-KSB for the year ended December 31, 1997, and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998. Annexes A and B contain selected financial information with prior year comparisons and Management's Discussion and Analysis of the Company's financial condition and results of operations for the relevant periods. Information for the interim period is not necessarily indicative of results that will occur for the remainder of 1998.


Year 2000
---------

     The following section contains forward-looking statements which involve risks and uncertainties. The Company's actual impact of the Year 2000 Issue could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

     The "Year 2000 Issue" is the result of some computer programs having been written using two digits rather than four to define the applicable year. The Company recognizes that the Bank's operating, processing and accounting operations are computer reliant and could be affected by the Year 2000 Issue. Any systems that have date-sensitive software or date-sensitive hardware may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send statements, or engage in similar normal business activities.

     The Company outsources much of its data processing to third party vendors including all of its deposit and loan accounting functions. The Company is working with its third party vendors in order to assess its Year 2000 readiness. These third party vendors are working on the necessary programming changes to prepare their systems for the Year 2000 and will absorb most of the direct programming costs. The Company is monitoring the progress of its vendors and plans to test their systems for Year 2000 compliance in late 1998. Based upon the initial assessment, Management presently believes that with planned modifications to existing software and hardware and planned conversions to new software and hardware, the Bank's third party vendors are taking the appropriate steps to ensure critical systems will function properly. The Company does not expect to incur significant incremental direct expenses related to the Year
2000, provided that its third party vendors are successful in their efforts. Failure of third party systems relative to the Year 2000 would have a material adverse impact on the Company's ability to conduct its business.

     For significant vendors, the Company will validate that they are Year 2000 compliant by March 31, 1999 or make plans to switch to a new vendor or system that is compliant. For insignificant vendors, the Company will not necessarily validate that they are Year 2000 compliant. However, for any insignificant vendor who responds that they will not be compliant by March 31, 1999, the Company will seek a new vendor or system that is compliant.

     The costs of the projects and the date on which the Company plans to complete both the Year 2000 modifications and systems conversions are based on Management's best estimates and were derived utilizing numerous assumptions including success by third party processors in modification of their software. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. The Company will utilize both internal and external resources to reprogram, or replace, and test its new software and hardware for Year 2000 modifications. Based on certain preliminary estimates, the Company believes that its expenses related to upgrading its systems and software for Year 2000 issues will not be material. While the Company currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that the Company or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. Nevertheless, the Company does not believe that the cost of addressing the Year 2000 issues will be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions, nor does it believe that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.

     Based upon current assessments, the total cost of the Year 2000 and systems conversion projects is estimated at $150,000. Of the total project cost, approximately $75,000 is attributable to the purchase of new software and hardware which will be capitalized and will upgrade certain systems to current technology as well as ready the systems for Year 2000. Of the remaining balance, $25,000 has already been expensed with the remainder to be expensed as incurred over the next twelve months. These costs are not expected to have a material effect on the results of operations of the Company.

     The Bank has a Year 2000 Committee which reports to the Board of Directors on a monthly basis and is charged with the responsibility of identifying Year 2000 issues and implementing plans and actions to mitigate these issues including developing a contingency plan using the guidelines outlined in the Federal Financial Institutions Examinations Council's "The Effect of 2000 on Computer Systems." Individual contingency plans concerning specific software and hardware issues are being formulated for the specific departments of the Bank and will be updated as necessary.

     The Year 2000 Issue also affects certain of the Bank's customers, particularly in the areas of access to funds and additional expenditures to achieve compliance. The Bank has engaged in a program of contacting its commercial customers regarding the customers' awareness of the Year 2000 Issue. The Company cannot guarantee that the inability of loan customers to adequately correct the Year 2000 Issue will not have an adverse effect on the Company.

     As a bank holding company, the Company and its subsidiary, the Bank, are subject to the regulation and oversight of various banking regulators. Their oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination or the holding company and its subsidiary's Year 2000 programs are conducted and, reports are submitted by the Company to the regulators on a periodic basis.


PBI Capital Trust Securities
----------------------------

     On August 11,  1998,  the Company  issued  $10.0  million of 8.57%  Capital
Securities  (the  "Capital   Securities")  due  August  15,  2028.  The  Capital
Securities were issued by the Company's subsidiary, PBI Capital Trust (the "Trust"), a statutory business trust created under the laws of Delaware. The Company is the sole owner of the Trust. The Trust used the proceeds from the Capital Securities to acquire $10.0 million in 8.57% Junior Subordinated Deferrable Interest Debentures issued by the Company. The Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. The Company will use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include investments in and advances to its subsidiary, the Bank, repurchases of common stock of the Company, branch expansion, the purchase of certain branch facilities being leased and funding loans. The precise amount and timing of the application of the net proceeds used for such corporate purposes depends on the funding requirements and the availability of other funds to the Company and the Bank. At present, the majority of the net proceeds have temporarily been invested in short-term interest bearing securities. Proceeds from the Capital Securities provide the Company with additional Tier I and Tier II capital. The annual interest expense for the Capital Securities is $875,000.


                             DESCRIPTION OF PROPERTY

     The Bank leases its main office located at 379 North Main Street, Doylestown, Pennsylvania and its branch offices located in Easton, and
Southampton, Pennsylvania. In addition, the Bank leases its loan production office in Yardley, Pennsylvania. Rental expense on operating leases amounted to approximately $180,797 and $143,175 for the years ended December 31, 1997 and 1996, respectively. All leases have options for renewal. Required minimum annual rentals due on non-cancelable leases expiring after one year approximate
$238,680 in the aggregate at December 31, 1997. Future minimum annual rental payments due on non-cancelable leases for each of the years 1998 through 2002 are approximately $183,101, $59,670, $59,670, $59,670 and $59,670, respectively.
The Bank's leases on its Doylestown and Easton offices expire in 1998 and the Bank expects to exercise its option to purchase these properties during the fiscal year 1998. If funds from this Offering are not used to exercise these purchase options, other funds, including retained earnings, may be used. Management considers that its facilities are adequate for its business. A parcel of land was purchased in September 1997 for approximately $250,000 for the construction of the Lower Makefield branch.

     The Company and the Bank's main office is located at 379 North Main Street, Doylestown, Pennsylvania. This office is a two story building consisting of approximately 5,000 square feet and is currently being leased. The Bank also conducts full service commercial banking business from two other leased retail office buildings located in Southampton, Bucks County, Pennsylvania and, 2201 Northampton Street, (Wilson Borough) Easton, Pennsylvania (the "Easton Branch"). The

Bank also has a loan origination office in Yardley, Bucks County, Pennsylvania which is comprised of approximately 674 square feet.

     The Bank is currently in the process of constructing its fourth full service location in Lower Makefield Township, Pennsylvania. This site will be a two story structure comprising approximately 5,000 square feet. This location is owned by the Bank and is expected to open during the fourth quarter of 1998. The Bank will close its Yardley loan origination office as soon as possible following the opening of this facility.

     The leases for its Doylestown main office and its Easton Branch expire in December 1998. These facilities are leased from a partnership consisting of several of the Company's directors. The Bank has a purchase option on the properties which it plans to execute.


                             MARKET FOR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

     The Common Stock is the Company's only class of stock issued and outstanding. The common stock is not actively traded. There were 30,000,000 shares of common stock authorized at both December 31, 1997 and 1996. The total number of shares outstanding at December 31, 1997 and 1996 was 2,630,340 and 2,604,303, respectively. The number of shares outstanding as of June 30, 1998 was 2,630,340. The Common Stock issued and outstanding is traded on a limited basis in the local over-the-counter market, primarily in the Company's immediate geographic area. The table below reports the highest and lowest bid information per share of the Common Stock known to Management which has been restated for all periods to reflect a three-for-one stock split on December 31, 1997 at which time the par value was changed from $1.00 to $.33 per share.

                             1998                 1997              1996
Quarter                  High     Low         High     Low      High      Low
-------                  ----     ---         ----     ---      ----      ---

First                    9.00     9.00        5.33     5.00     4.25      3.33
Second                  11.00    10.00        5.50     5.50     4.58      4.58
Third                   11.00     9.00        5.67     5.67     5.00      5.00
Fourth                   ---      ---         6.00     6.00     5.00      4.67


Shareholders
------------

     As of September 18, 1998, the Company has approximately 466 shareholders of record.

Dividends
---------

     The Bank maintains a philosophy of retaining earnings to fund the Bank's growth. Therefore, the Bank has never paid a cash dividend and has no plans to do so for the foreseeable future. Any decision to pay a cash dividend in the future must necessarily depend upon earnings, financial condition, appropriate legal restrictions and other factors relevant at the time the Board of Directors of the Company considers dividend policy. Cash available for dividend distribution to shareholders of the Company must initially come from dividends paid by the Bank to the Company. Therefore, the restrictions on the Bank's dividend payments are directly applicable to the Company.

     Under the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), the Company may not pay a dividend if, after giving effect thereto: (1) the Company would be unable to pay its debts as they become due or (2) the Holding Company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders. Total assets and liabilities shall be determined by the Board of Directors, which may base its determination on such factors as it considers relevant, including without limitation: (i) the book value of the assets and liabilities of the Company, as reflected on its books and records; and (ii) unrealized appreciation and depreciation of the assets of the Company.

                                  LEGAL OPINION

     Shumaker Williams, P.C., special counsel to the Company, has delivered an opinion with respect to certain issues concerning the legality of the Shares being offered pursuant to the Offering.

                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiary, as of December 31, 1997 and 1996 and for the years then ended attached to this Prospectus as Annex A, have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


INDEPENDENT AUDITORS' REPORT

Incorporated by reference to the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 27, 1998, SEC File Number 333-34243 and attached hereto as Annex A.

CONSOLIDATED FINANCIAL STATEMENTS

          Balance Sheet for Years Ended December 31, 1997 and 1996 Attached hereto as Annex A.

          Statements of Income for Years Ended December 31, 1997, 1996 and 1995 Attached hereto as Annex A.

          Statements of Stockholders' Equity for Years Ended December 31, 1997, 1996 and 1995 Attached hereto as Annex A.

          Statements of Cash Flows for Years Ended December 31, 1997, 1996 and 1995 Attached hereto as Annex A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Attached hereto as Annex A.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

          Statements of Financial Condition as of June 30, 1998 and December 31,1997 Attached hereto as Annex B.

          Statements  of Income for the 3 and 6 Months  Ended June 30,  1998 and
          1997
          Attached hereto as Annex B.

          Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997 Attached hereto as Annex B.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 1998
(UNAUDITED)

          Attached hereto as Annex B.

      TABLE OF CONTENTS
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                                                     Page
                                                     ----

AVAILABLE INFORMATION...............................
PROSPECTUS SUMMARY .................................
  The Company.......................................
  The Bank..........................................
  The Offering......................................
  Summary of Consolidated Financial Data
  Selected Financial Information....................
PREMIER BANCORP, INC................................
RISK FACTORS........................................
USE OF PROCEEDS.....................................
DETERMINATION OF OFFERING PRICE
DILUTION............................................
PLAN OF DISTRIBUTION................................
TERMS OF THE OFFERING...............................
LEGAL PROCEEDINGS...................................
DIRECTORS, EXECUTIVE OFFICERS,
 PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION..............................
SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND
 MANAGEMENT.........................................
DESCRIPTION OF SECURITIES...........................
STATEMENT AS TO INDEMNIFICATION
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS......................................
DESCRIPTION OF BUSINESS.............................
  Description of the Company........................
  Supervision and Regulation-The Company
  Effects of Inflation..............................
  Monetary Policy...................................
  Environmental Regulation..........................
  Year 2000.........................................
  Description of the Bank...........................
  Lending Activities................................
  Supervision and Regulation-The Bank
MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS..........................
DESCRIPTION OF PROPERTY.............................
MARKET FOR COMMON STOCK AND
 RELATED STOCKHOLDER MATTERS
LEGAL OPINION.......................................
EXPERTS.............................................
INDEX TO CONSOLIDATED FINANCIAL
 STATEMENTS.........................................


                                 500,000 Shares
                                  Common Stock
                                       at
                                $11.00 per share



                              PREMIER BANCORP, INC.


                         ------------------------------

                                Prospectus dated
                               September 30, 1998
                        ------------------------------

                                    ANNEX A

                     ANNUAL REPORT OF PREMIER BANCORP, INC.

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 10-KSB

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934, FOR THE TRANSITION PERIOD FROM _______________ TO
    --------------- .

                     COMMISSION FILE NUMBER (To be assigned)

                   __________PREMIER BANCORP, INC.__________
             (Exact name of Registrant as specified in its charter)

                     PENNSYLVANIA                             23-232921058
----------------------------------------------------------  -------------------
    (State or other jurisdiction of incorporation or         (I.R.S. Employer
                     organization)                          Identification No.)

      379 NORTH MAIN STREET, DOYLESTOWN, PENNSYLVANIA                18901
------------------------------------------------------------       ----------
          (Address of principal executive offices)                 (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215) 345-5100

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:    None

SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:    None


                          Common Stock, $0.33 par value
                        ---------------------------------
                                (Title of class)

     Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES __X__ . NO ____ .

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [X]

     The Registrant's revenues for the year ended December 31, 1997 were $13,598,619.

     As of March 16, 1998, 2,630,340 shares of Common Stock of the Registrant were outstanding and the aggregate market value of the Common Stock of the Registrant, held by non-affiliates was $12,333,126.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Proxy Statement for the Registrant's 1998 Annual Meeting of Shareholders are incorporated by reference into Part III of this report.

                             PREMIER BANCORP, INC.

                                  FORM 10-KSB
                                     INDEX

                                                                        PAGE
                                                                        ----
PART I

Item 1        Business.................................................... 1

Item 2        Properties.................................................. 4

Item 3        Legal Proceedings........................................... 5

Item 4        Submission of Matters to a Vote of Security Holders......... 5

PART II

Item 5        Market for Registrant's Common Stock and Related Stockholder
                Matters................................................... 5

Item 6        Management's Discussion and Analysis of Financial Condition
                and Results of Operation.................................. 6

Item 7        Financial Statements and Supplementary Data.................25

Item 8        Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..................................48


PART III

Item 9        Directors and Executive Officers of the Registrant..........48

Item 10       Executive Compensation......................................48

Item 11       Security Ownership of Certain Beneficial Owners and
                Management..............................................  48

Item 12       Certain Relationships and Related Transactions............. 48

PART IV

Item 13       Exhibits, Financial Statement Schedules and Reports on Form
                8-K...................................................... 49

              Signatures................................................. 50

                                     PART I

ITEM 1 -- BUSINESS

     Premier Bancorp, Inc. (the "Company") was incorporated under the laws of the Commonwealth of Pennsylvania on July 15, 1997. It was reorganized as a one bank holding company of Premier Bank (the "Bank") on November 17, 1997. The Company is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended, and conducts its business through its wholly-owned subsidiary, Premier Bank. The principal business of the Company, through the Bank, is commercial banking and consists of, among other things, attracting deposits from the general public and using these funds in making loans secured by real estate, commercial loans, and consumer loans, and purchasing investment securities.

     The Company was organized for the purpose of becoming the holding company of the Bank, pursuant to a Plan of Reorganization approved by the Bank's shareholders on October 9, 1997. In accordance with the terms of the Plan of Reorganization, each share of the Bank's common stock previously outstanding was automatically converted into one share of the Company's common stock and the Bank became a wholly owned subsidiary of the Company. The Company's primary asset is its investment in the Bank. The holding company is subject to regulation and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve").

     At December 31, 1997 the holding company does not own or lease any property and has no paid employees.

PREMIER BANK

     The Bank was organized in 1990 as a Pennsylvania state-chartered banking institution and member of the Federal Reserve and Federal Deposit Insurance Corporation (the "FDIC"). The Bank commenced operations on April 24, 1992. The Bank is a community-oriented financial services provider where consumers and small business customers can obtain a wide variety of products and services usually associated with larger financial institutions. The Bank places an emphasis on serving customer needs by providing personal attention and service.

     For consumers, the Bank provides deposit products which include checking, savings, and money market accounts as well as certificates of deposit. The Bank offers numerous credit products but specializes in lending to small commercial establishments and professionals. Other credit products include residential mortgage loans, home equity loans and lines of credit, personal lines of credit, and other consumer loans. The Bank also offers other services such as safe deposit boxes, telephone banking and automated teller services.

     For small businesses, the Bank offers various deposit and transaction services including business checking and savings accounts, electronic banking and cash management services. The Bank offers a full array of short-term and adjustable rate lending products including loans secured by real estate and other assets, working capital lines and other commercial loans.

     The Bank is subject to regulation and examination by the Federal Reserve Bank of Philadelphia (the "Fed"), the Commonwealth of Pennsylvania and the FDIC. The Bank's deposits are insured by the FDIC to the extent provided by law.

     The Bank and Company's main office is located at 379 North Main Street, Doylestown, Pennsylvania. The Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County. The Bank also has a loan origination office in Yardley, Bucks County. The Bank plans to open a fourth branch office (the "Yardley branch") in Lower Makefield Township, Bucks County, Pennsylvania. The Pennsylvania Department of Banking approved the Bank's application for the Yardley branch on July 16, 1997.

     The Bank had 34 full-time employees and 12 part-time employees, at December 31, 1997.

     As of December 31, 1997, the Company, on a consolidated basis, had total assets of $193,523,440, total gross loans of $108,857,509, total deposits of $143,603,202, and total shareholders' equity of $10,433,837.

MARKET AREA

     The Bank's primary market area is Doylestown, Pennsylvania and its surrounding Bucks County and Greater Delaware Valley communities. The Bank also services Northampton County and parts of the Lehigh Valley from its Easton office. The Bank is not dependent upon a single customer, or a few customers, the loss of which would have a material adverse effect on the Bank.

LENDING ACTIVITIES

     The Bank offers a variety of loan products to its customers, including loans secured by real estate, commercial, and consumer loans. The Bank's gross loans totaled $108,857,509 and $83,084,586 at December 31, 1997 and 1996,
respectively. The portfolio represented approximately 56.3% and 54.1% of the Company's total assets at December 31, 1997 and 1996, respectively.

     Loans secured by real estate totaled $98,975,380 and $75,487,851 at December 31, 1997 and 1996, respectively, and represented 91% of total loans in both years. Loans secured by residential properties amounted to $26,603,120 and $22,756,292 while loans secured by commercial real estate totaled $72,372,260 and $52,731,559, respectively, at December 31, 1997 and 1996.

     Other loans not secured by real estate include commercial and consumer loans. Commercial loans were $9,084,458 and $6,861,611, and consumer loans $797,671 and $735,124, respectively, at December 31, 1997 and 1996.

INVESTMENT ACTIVITIES

     At December 31, 1997 and 1996, the Company's investment portfolio, in the aggregate amount of $77,603,775 and $66,787,274, consisted primarily of U.S. government agency obligations and mortgage-backed securities, and state and municipal securities. Subject to applicable limits, the Company is permitted to invest in equity securities which include stock in the Federal Home Loan Bank (the "FHLB"), the Fed, and Atlantic Central Bankers Bank, the Bank's principal correspondent bank. Investment securities available for sale are recorded at fair value with the unrealized holding gain or loss, net of taxes, included in shareholders' equity, while investment securities held to maturity are recorded at amortized cost. At December 31, 1997 and 1996, the carrying value of the available for sale portfolio was $62,434,137 and $52,899,668 and the balance of the held to maturity portfolio was $15,169,638 and $13,887,606, respectively.

     The Company views its investment portfolio as a source of earnings and liquidity. Decisions on maturity and type of investment are dictated by the Bank's investment and balance sheet management policies as approved annually by the Board of Directors. The final decision regarding the specific selection of investments for the Bank's portfolio are made by the Chief Financial Officer. The Asset Liability Committee considers the Bank's financial performance objectives and interest rate sensitivity in setting investment guidelines and strategy.

SOURCES OF FUNDS

     The Bank offers a variety of deposit products including checking accounts, savings, money market accounts, and certificates of deposit. Deposits in the

Bank are insured up to $100,000 by the FDIC. In addition, the Bank uses short and long-term advances from the FHLB and overnight borrowings from Atlantic Central Bankers Bank as sources of funds.

COMPETITION

     The Bank competes actively for loans and deposits with other financial services companies including: other commercial banks, savings banks, savings and loan associations, insurance companies, securities brokerage firms, credit unions, finance companies, mutual funds, money market funds, and certain government agencies. Competition among financial institutions is based upon a number of factors, including, but not limited to, the quality of services rendered, interest rates offered on deposit accounts, interest charged on loans, service charges, the convenience of banking facilities, location and hours of operation and, in case of loans to larger commercial borrowers, relative lending limits.

     Many of these competitors are significantly larger than Premier Bank and have substantially greater financial resources, personnel and locations from which to conduct business. In addition, the Bank is subject to regulation (See "Supervision and Regulation") while certain competitors are not. Generally, barriers of entry into the industry are considered low.

SUPERVISION AND REGULATION

  Holding Company Regulation

     As a registered holding company under the Bank Holding Company Act, (the "BHCA"), the Company is regulated by the Federal Reserve Board (the "FRB"). The Company is also subject to the provisions of section 115 of the Pennsylvania Banking Code of 1965.

     As a bank holding company, the Company is required to file with the FRB an annual report and such additional information regarding the holding company and its subsidiary bank as required pursuant to the BHCA. The FRB may also make examinations of the holding company and its subsidiary. The FRB possesses cease-and-desist powers over bank holding companies and their non-bank subsidiaries where their actions would constitute an unsafe or unsound practice or violation of law.

     In addition to the restrictions imposed by the BHCA relating to a bank holding company's ability to acquire control of additional banks, the BHCA generally prohibits a bank holding company from (i) acquiring a direct or indirect interest in, or control of 5% or more of the outstanding voting shares of any company, and (ii) engaging directly or indirectly in activities other than that of banking, managing or controlling banks or furnishing services to subsidiaries. However, a bank holding company may engage in, and may own shares of companies engaged in, certain activities deemed by the FRB to be closely related to banking or managing or controlling banks.

  Bank Regulation

     The Bank is a state-chartered bank, member of the Federal Reserve System and is FDIC insured. The Federal Reserve Board, the FDIC, and federal and state law extensively regulate various aspects of the banking business, including but not limited to, permissible types and amounts of loans, investment and other activities, capital adequacy, branching, interest rates on loans and the safety and soundness of banking practices.

  Federal Reserve Board Requirements

     Regulation D of the FRB imposes reserve requirements on all depository institutions, including the Bank, that maintain transaction accounts or non-personal time and savings accounts. These reserves may be in the form of cash or non-interest bearing deposits with the Philadelphia Federal Reserve Bank. Under current Regulation D, the Bank must establish reserves equal to 3.0% of the first $44.9 million of net transaction accounts and 10.0% of the remainder. The reserve requirement on non-personal savings and time deposits with an original maturity of less than 18 months is 3.0%. Cash and due from banks are used as a deduction against the reserve. At December 31, 1997 and 1996, the Bank met applicable FRB reserve requirements which were $751,000 and $414,000, respectively.

Environmental Laws

     Neither the Company nor the Bank anticipate that compliance with environmental laws and regulations will have any material effect on capital, expenditures, earnings, or on its competitive position. However, environmentally related hazards have become a source of high risk and potentially unlimited liability for financial institutions. Environmentally contaminated properties owned by an institution's borrowers may result in a drastic reduction in the value of the collateral securing the institution's loans to such borrowers, high environmental clean up costs to the borrower affecting its ability to repay the loans, the subordination of any lien in favor of the institution to a state or federal lien securing clean up costs, and liability to the institution for clean up costs if it forecloses on the contaminated property or becomes involved in the management of the borrower. To minimize this risk, the Bank may require an environmental examination of and report with respect to the property of any borrower or prospective borrower if circumstances affecting the property indicate a potential for contamination, taking into consideration a potential loss to the institution in relation to the borrower. Such examination must be performed by an engineering firm experienced in environmental risk studies and acceptable to the institution, and the cost of such examinations and reports are the responsibility of the borrower. These costs may be substantial and may deter prospective borrowers from entering into a loan transaction with the Bank. The Company is not aware of any borrower who is currently subject to any environmental investigation or clean up proceeding that is likely to have a material adverse effect on the financial condition or results of operations of the Bank.

     In 1995, the Pennsylvania General Assembly enacted the Economic Development Agency, Fiduciary and Lender Environmental Liability Protection Act which, among other things, provides protection to lenders from environmental liability and remediation costs under the environmental laws for releases and contamination caused by others. A lender who engages in activities involved in the routine practices of commercial lending, including, but not limited to, the providing of financial services, holding of security interests, workout practices, foreclosure or the recovery of funds from the sale of property shall not be liable under the environmental acts or common law equivalents to the Pennsylvania Department of Environmental Resources or to any other person by virtue of the fact that the lender engages in such commercial lending practice. A lender, however, will be liable if it, its employees or agents, directly cause an immediate release or directly exacerbate a release of regulated substance on or from the property, or knowingly and willfully compelled the borrower to commit an action which caused such release or violation of an environmental act. The Economic Development Agency, Fiduciary and Lender Environmental Liability Protection Act, however, does not limit federal liability which still exists under certain circumstances.

     The required statistical information for Item 1 can be found in "Item 6 -Management's Discussion and Analysis of Financial Condition and Results of Operations" of this report.

ITEM 2 -- PROPERTIES

     The Bank and Company's main office is located at 379 North Main Street, Doylestown, Pennsylvania. The Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County. The Bank also has a loan origination office in Yardley, Bucks County. The Bank is in the process of opening a fourth branch office (the "Yardley branch") in Lower Makefield Township, Bucks County, Pennsylvania. The Pennsylvania Department of Banking approved the Bank's application for the Yardley branch on July 16, 1997.

     The Bank leases all facilities from which it currently operates. The leases on its Doylestown and Easton offices expire in 1998. The Bank expects to exercise its option to purchase these properties during the fiscal year 1998. Management considers that its facilities are adequate for its business. A parcel of land was purchased for the construction of the Yardley branch in September 1997.

     The following table details the Bank's properties:

1) Doylestown, Pa...................  Main office and branch -- leased requiring rental payments of $69,799 per
                                      year

2) Easton, Pa.......................  Branch -- leased requiring rental payments of $49,304 per year

3) Southampton, Pa..................  Branch and operations center -- leased requiring rental payments of $59,670
                                      per year

4) Yardley, Pa......................  Loan origination office -- leased requiring rental payments of $10,188 per
                                      year

5) Lower Makefield Township, Pa.....  Land for future branch -- owned


ITEM 3 -- LEGAL PROCEEDINGS

     As of December 31, 1997, there were no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or its subsidiary are a party or by which any of their property is in the subject.

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

                                    PART II

ITEM 5 -- MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER
          MATTERS

     The common stock of the Company is not actively traded. There were

30,000,000 shares of common stock authorized at both December 31, 1997 and 1996. The total number of shares outstanding as of December 31, 1997 and 1996 was 2,630,340 and 2,604,303, respectively. The Company had 476 shareholders of record as of March 16, 1998. There is no other class of common stock authorized or outstanding. The Company effected a three-for-one stock split on December 31, 1997 at which time the par value was changed from $1.00 to $.33 per share. During 1997 and 1996, the price range of the common stock known by management to have traded was $5.00 to $6.00 per share and $3.64 to $5.00 per share, respectively. The Company is restricted as to the amount of dividends that it can pay holders of its common stock by virtue of the restrictions on the Bank's ability to pay dividends to the Company. See Note 20 to the 1997 Consolidated Financial Statements elsewhere herein. No dividends have been declared or paid. All information has been retroactively restated to give effect to the stock split in 1997.

                       SELECTED FINANCIAL AND OTHER DATA

FOR THE YEARS ENDED DECEMBER 31,                 1997              1996
- --------------------------------          ------------      ------------
Income and Expense
Interest income....................  ......  $ 13,448,692        10,103,117
Interest expense...........................     7,532,471         5,543,472
                                             ------------      ------------
Net interest income.................. .....     5,916,221         4,559,645
Provision for loan losses..................       400,000           350,000
Non-interest income........................       149,927           208,131
Non-interest expense.......................     3,735,191         2,886,679
                                              ------------      ------------
Income before income taxes.................     1,930,957         1,531,097
Income tax expense.................... ....       590,000           435,462
                                              ------------      ------------
Net income.................................  $  1,340,957         1,095,635
                                             ============      ============



Per Share Data
Basic earnings per share..................  $       0.51              0.42
Diluted earnings per share................          0.49              0.40
Book value................................          3.97              3.43
Average common shares outstanding.........  $  2,606,473         2,604,303

Balance Sheet at Year-End
Loans, net of unearned income.............  $108,532,674        82,909,836
Investment securities held to maturity. ..    15,169,638        13,887,606
Investment securities available for sale..    62,434,137        52,899,668
Other earning assets......................        85,823           206,313
Total assets..............................   193,523,440       153,686,788
Deposits..................................   143,603,202       118,093,242
Other interest bearing liabilities........    36,342,740        23,640,568
Shareholders' equity......................  $ 10,433,837         8,942,793

Selected Financial Ratios
Net interest margin................. .....          3.44%             3.52%
Return on average assets..................          0.78%             0.85%
Return on average shareholders' equity....         14.28%            13.32%
Average shareholders' equity to average assets.     5.45%             6.35%

ITEM 6 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Premier Bancorp, Inc. (the "Company") is a Pennsylvania business corporation and registered bank holding company headquartered in Doylestown, Bucks County, Pennsylvania. The Company was incorporated on July 15, 1997 and reorganized on November 17, 1997 at the direction of the Board of Directors of Premier Bank as a one bank holding company of Premier Bank (the "Bank"). Currently the primary business of the Company is the operation of its wholly-owned subsidiary, Premier Bank.

     Premier Bank is a Pennsylvania chartered commercial bank and member of the Federal Reserve Bank of Philadelphia (the "Fed") and the Federal Deposit Insurance Corporation (the "FDIC"). The Bank was organized in 1990 and started operations on April 24, 1992. The Bank's principal business has been, and continues to be, gathering deposits from customers within its market area, and investing those deposits, primarily in loans, mortgage-backed securities, and obligations of U.S. government agencies and government sponsored entities ("GSE's"). The Bank's revenues are derived principally from interest on its loan and securities portfolios. The Bank's primary sources of funds are: deposits, repayments, prepayments and maturities of loans; repayments, prepayments and maturities of mortgage-backed and investment securities, and, borrowed funds. The Bank currently has three full service Pennsylvania banking offices: Doylestown, Easton and Southampton. The Bank also has a loan production office in Yardley, Pennsylvania. The Bank faces significant competition from other financial services companies many of which are larger organizations with more resources and locations than the Bank.

     The Company's consolidated results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense paid on its interest-bearing liabilities, such as deposits and other borrowed money. The Company also generates non-interest income such as service charges and other fees. The Company's non-interest expenses primarily consist of employee compensation and benefits, occupancy expenses, marketing, data processing fees and other operating expenses. As a Bank, the Company is subject to losses from its loan portfolio if borrowers fail to meet their obligations. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies, changes in accounting standards and actions of regulatory agencies.

     The intention of this section is to provide the reader with a better understanding of the consolidated results of operations and financial condition of Premier Bancorp, Inc. and its wholly owned subsidiary, Premier Bank, for the years 1997 and 1996. The results of operations and financial condition discussed herein are presented on a consolidated basis and the consolidated entity is referred to herein as "PBI". PBI's consolidated financial condition and results of operations consist almost entirely of Premier Bank's financial condition and results of operations. This section should be read in conjunction with the financial statements and notes beginning on page 27. Current performance may not be indicative of future performance.

     In addition to historical information, this management discussion and analysis contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, those discussed in this section entitled "Management
Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Quarterly Reports on Form 10-QSB to be filed by the Company in 1998, and any Current Reports on Form 8-K filed by the Company.

     The following factors are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; the regulatory environment; rapidly changing technology and evolving banking industry standards, Year 2000 issues, competitive factors, including increased competition with community, regional and national financial institutions; new service and products offerings by competitors and price pressures; and like items.

     The following table indicates certain key average balance sheet amounts and their corresponding earnings/expenses and rates.

        AVERAGE BALANCES, RATES AND INTEREST INCOME AND EXPENSE SUMMARY

                                 1997                         1996
                    ----------------------------- -----------------------------
                    AVERAGE             AVERAGE   AVERAGE              AVERAGE
                    BALANCE  INTEREST     RATE    BALANCE   INTEREST     RATE
                   --------- ---------- --------- --------- ---------  -------
Assets
  Interest-bearing
   deposits.... $      298,644    14,334    4.80%   $  762,313   41,325    5.42%

  Fed funds sold...  1,496,408    82,081    5.49%    1,182,305   62,133    5.26%

  Investment securities
    available for sale
    Taxable... ..  .50,572,153  3,384,850   6.69%   35,252,588 2,348,307   6.66%

    Tax-exempt(1).  .5,030,358    276,573   5.50%    4,844,426   262,381   5.42%

  Investment securities
    held to
    maturity...     13,749,072    937,551   6.82%   14,910,194 1,001,579   6.72%
                   ------------  --------   ------  ---------- ----------- ----
    Total investment
      securities....69,351,583  4,598,974   6.63%   55,007,208 3,612,267   6.57%

  Loans, net of
    unearned
    income(2)...    95,146,116  8,753,303   9.20%   68,593,534 6,387,392   9.31%
                   ------------ ----------- ----    ---------- ----------- ----
  Total earning
    assets......   166,292,751 13,448,692   8.09%  125,545,360 10,103,117  8.05%

  Cash and due
   from banks...     2,777,906                       1,978,163

  Allowance for
   loan losses....  (1,142,571)                       (829,894)

  Other assets..     4,269,907                       2,816,642
                   ------------                    ------------
Total assets....  $172,197,993                    $129,510,271
                  ============                    ============

Liabilities and
 shareholders'
  equity
  Interest
   checking..... $  8,829,154  224,223    2.54%   $  6,178,914    150,795  2.44%


                                 1997                         1996
                    ----------------------------- -----------------------------
                    AVERAGE             AVERAGE   AVERAGE              AVERAGE
                    BALANCE  INTEREST     RATE    BALANCE   INTEREST     RATE
                   --------- ---------- --------- --------- ---------  -------
  Money market
  deposit
  accounts         1,535,182    38,930    2.54%     1,374,314      34,544  2.51%

  Savings
   accounts       42,107,494 1,648,694    3.92%    36,286,047   1,508,194  4.16%

  Time deposits   69,725,010 3,984,653    5.71%    51,165,128   2,894,233  5.66%
                ------------ -----------  ----    ------------  ---------  -----
    Total
 interest-bearing
    deposits.... 122,196,840 5,896,500   4.83%     95,004,403   4,587,766  4.83%

  Short-term
   borrowings...  24,007,462 1,355,255   5.65%     17,003,164     955,706  5.62%

  Long-term
   borrowings...   2,972,603   161,567   5.44%         --            --      --

  Subordinated
   debt.........   1,467,123   119,149   8.12%         --            --      --
                ------------ ----------- ----    ------------   ----------- ----
  Total
 interest-bearing
 liabilities... 150,644,028  7,532,471  5.00%    112,007,567   5,543,472   4.95%

  Non-interest
   bearing
    deposits..    9,576,018                        7,174,913

  Other
 liabilities..    2,586,024                        2,100,022

 Shareholders'
 equity.......    9,391,923                        8,227,769
                ------------                      ------------
Total liabilities
 and shareholders'
 equity......  $172,197,993                     $129,510,271
               ============                      ============
  Net interest
   income/rate
    spread....              5,916,221  3.09%                    4,559,645  3.10%
                           =========== ====                    =========== ====
Net interest margin(3)                 3.44%                               3.52%

Average interest
earning assets
as a percentage of
average
interest-bearing
liabilities        110.39%                          112.09%


--------------------

(1) Interest income on tax-exempt investment securities has not been presented on a tax equivalent basis.

(2) Includes non-accrual loans of $511,903 and $651,165 on average in 1997 and 1996, respectively.

(3) Net interest margin is calculated as net interest income divided by average total assets.

MANAGEMENT STRATEGY

     The Bank's primary management strategy for 1998 and beyond is to increase its loan and deposit market shares in the communities it serves and to expand its branch network to new markets as deemed appropriate. This is accomplished principally through aggressive pricing, direct marketing efforts of Bank personnel and use of the media. The Bank plans to open its fourth branch location (the "Yardley branch") in 1998 in Lower Makefield Township, Bucks County, Pennsylvania.

     The Bank also attempts to maximize its earnings, given its current level of capital, by borrowing funds and purchasing investment securities (See "Capital Leverage Strategy"). Management uses appropriate portfolio and asset/liability management techniques to manage the effects of interest rate volatility on the Bank's profitability and capital and to maintain asset quality for loans and investments.

RESULTS OF OPERATIONS

     The Company reported net income of $1,340,957 or $.49 diluted earnings per share for the year ended December 31, 1997. This represents an increase of $245,322 or 22.4% from the net income of $1,095,635 or $.40 diluted earnings per share reported in 1996. Return on average assets and return on average shareholders' equity were .78% and 14.28%, respectively, in 1997 compared with
 .85% and 13.32% in 1996.

     Results for 1997 reflect a higher net interest income of $5,916,221 in comparison with $4,559,645 for 1996 resulting principally from growth in interest earning assets. Results for 1997 also include $400,000 in provision for loan losses in comparison with $350,000 for 1996. Non-interest income amounted to $149,927, a decrease of $58,204 from the $208,131 earned in 1996. The decrease in non-interest income in 1997 as compared with 1996 is primarily due to lower gains on sales of loans held for sale and losses on the sale of real estate owned. Non-interest expense amounted to $3,735,191 for 1997, an $848,512 increase over the $2,886,679 reported in 1996. The increase in non-interest expense in 1997 is primarily due to the opening of the Bank's third branch in Southampton, Bucks County, Pennsylvania (Southampton branch) in February 1997, and an increase in lending and operations personnel in conjunction with the continued growth of the institution.

NET INTEREST INCOME

     The Company's profitability, like that of most community financial institutions, is dependent to a large extent upon its net interest income. Net interest income depends upon the relative amounts of interest earning assets and interest-bearing liabilities and the interest rates earned or paid on them and, the amount of earning assets funded by non-interest-bearing deposits, liabilities and shareholders' equity. Net interest income is the Company's primary source of operating income.

     The net  interest  rate  spread is the  difference  between  average  rates received on earning assets and average rates paid on interest-bearing liabilities. Net interest rate margin is net interest income divided by average assets. Interest rates received and paid on loan and deposit products respectively, are generally heavily influenced by the overall interest rate environment and by competition.

     Net interest income for 1997 increased $1,356,576 or 29.8% to $5,916,221. The increase in net interest income is primarily a function of asset growth rather than rate changes. The increase in net interest income was due to the $40,747,391 or 32.5% increase in average earning assets combined with a 4 basis point increase in rate. Average investments and average loans increased $14,344,375 and $26,552,582, respectively. The average yield on investments was up 6 basis points while the average rate on loans declined 11 basis points in 1997. On the liability side, average interest-bearing deposits increased $27,192,437 or 28.6% with no change in average rate while non-interest bearing deposits increased $2,401,105 or 33.5%. Average borrowings increased $11,444,024 with a corresponding rate increase of 13 basis points in 1997.

     The Rate-Volume Analysis table below highlights the impact of changing rates and volumes on total interest income and interest expense.

             RATE VOLUME ANALYSIS OF CHANGES IN NET INTEREST INCOME

    FOR THE YEARS ENDED DECEMBER 31,                1997 VS. 1996
    --------------------------------       --------------------------------
                                             VOLUME      RATE       TOTAL
                                           ----------   -------   ---------
Interest income
    Fed funds sold......................   $   17,127     2,821      19,948
    Interest-bearing deposits...........      (22,711)   (4,280)    (26,991)
    Investment securities held to
      maturity..........................      (78,985)   14,957     (64,028)
    Investment securities available for
      sale..............................    1,020,708    30,027   1,050,735
    Loans...............................    2,446,355   (80,444)  2,365,911
                                           ----------   -------   ---------
Total interest income...................    3,382,494   (36,919)  3,345,575
                                           ----------   -------   ---------
Interest expense
    Interest checking...................       67,078     6,350      73,428
    Money market accounts...............        4,077       309       4,386
    Savings.............................      231,659   (91,159)    140,500
    Time................................    1,060,365    30,055   1,090,420
    Short-term borrowings...............      395,384     4,165     399,549
    Long-term borrowings................      161,567        --     161,567
    Subordinated debt...................      119,149        --     119,149
                                           ----------   -------   ---------
Total interest expense..................    2,039,279   (50,280)  1,988,999
                                           ----------   -------   ---------
Net interest income.....................   $1,343,215    13,361   1,356,576
                                           ==========   =======   =========


             RATE VOLUME ANALYSIS OF CHANGES IN NET INTEREST INCOME

    FOR THE YEARS ENDED DECEMBER 31,                 1996 VS. 1995
    --------------------------------       --------------------------------
                                             VOLUME      RATE       TOTAL
                                           ----------   -------   ---------
Interest income
    Fed funds sold......................   $  (45,079)  (12,399)    (57,478)
    Interest-bearing deposits...........       36,525      (748)     35,777
    Investment securities held to
      maturity..........................      380,372    23,762     404,134
    Investment securities available for
      sale..............................    1,101,355       725   1,102,080
    Loans...............................    1,711,574   (94,131)  1,617,443
                                            ----------   -------   ---------
Total interest income...................    3,184,747   (82,791)  3,101,956
                                            ----------   -------   ---------
Interest expense
    Interest checking...................       35,567   (13,125)     22,442
    Money market accounts...............      (11,622)   (7,010)    (18,632)
    Savings.............................      494,672   (68,651)    426,021
    Time................................      786,957    23,732     810,689
    Short-term borrowings...............      638,532   (20,705)    617,827
    Long-term borrowings................         --        --          --
    Subordinated debt...................         --        --          --
                                            ----------   -------   ---------
Total interest expense..................    1,944,106   (85,759)  1,858,347
                                            ----------   -------   ---------
Net interest income.....................    1,240,641     2,968   1,243,609
                                            ==========   =======   =========

     Variances which were not specifically attributed to volume or rate were allocated proportionately between volume and rate. Non-performing assets are treated as a change due to rate.

INTEREST INCOME

     Total interest income increased $3,345,575 or 33.1% in 1997 to $13,448,692. Higher average earning asset balances contributed $3,382,494 to interest income while changes in interest rates on earning assets negatively impacted interest income by $36,919. Higher average investment and loan balances added $2,446,355 and $941,723, respectively, to interest income in 1997. Lower yields on loans and interest bearing deposits negatively impacted total interest income by $80,444 and $4,280, respectively. The yield on earning assets increased 4 basis points to 8.09% with the average yields on fed funds sold, and investment securities increasing 23 basis points, and 6 basis points, respectively, during 1997. The yield on interest bearing deposits and loans decreased 62 basis points and 11 basis points, respectively, during the year.

     Non-accrual loans of $497,734 in 1997 and $870,961 in 1996 resulted in the non-recognition of $51,900 and $80,434 in interest income for the respective periods. Non-accrual loans are included in the impact of rate changes.

INTEREST EXPENSE

     Total interest expense increased $1,988,999 or 35.9% in 1997 to $7,532,471. A $38,636,461 or 34.5% increase in average interest-bearing liabilities to $150,644,028 resulted in an increase in interest expense of $2,039,279. Interest rates on total interest-bearing deposits were unchanged from 1996 at 4.83%. While the overall rate paid on interest-bearing deposits did not change, the deposit mix and the rates paid on the different products did change. Average interest checking accounts increased $2,650,240 or 42.9% to $8,829,154 while the corresponding rate increased 10 basis points. Average money market balances were basically unchanged while the average rate increased 3 basis points to 2.54%. Average savings accounts increased $5,821,447 or 16.0% to $42,107,494 while the rate declined 24 basis points to 3.92%. The average balance and rate on time deposits increased $18,559,882 or 36.3% to $69,725,010 and 5 basis points, respectively. The interest rate on short-term borrowings was basically unchanged while the average balance increased $7,004,298 or 41.2% to $24,007,462. Interest expense of $161,567 and $119,149 on long-term borrowings and subordinated debt, respectively, issued in 1997 were treated as changes in volume as there were no such borrowings in 1996. Long-term borrowings are subject to repricing every six months and mature in the year 2002. The subordinated debt reprices annually and matures in the year 2012. The subordinated debt, which qualifies as Tier II capital, was issued for the purpose of funding the Bank's growth and maintenance of certain regulatory capital ratios.

INTEREST RATE SENSITIVITY

     As a financial institution, the Company is subject to interest rate risk. Fluctuations in interest rates will ultimately impact both the level of income and expense recorded on a large portion of the Bank's assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which possess a short term to maturity. Since all of the Company's interest-bearing liabilities and virtually all of the Company's interest-earning assets are located at the Bank, all significant interest rate risk management procedures are performed at the Bank level. Based upon the Bank's nature of operations, the Bank is not directly subject to foreign currency exchange or commodity price risk. At December 31, 1997, the Company does not have any hedging transactions in place such as interest rate swaps, caps or floors.

     The Bank analyzes interest rate risk/sensitivity through the use of gap analysis and simulation models. Interest rate risk/sensitivity management seeks to minimize the effect of interest rate changes on net interest income through periods of changing interest rates. The Asset/Liability Management Committee
(ALCO) is responsible for managing interest rate risk and for evaluating the impact of changing interest rate conditions on net interest income and net income.

     Gap analysis measures the difference between volumes of rate sensitive assets and liabilities and quantifies these repricing differences for various time intervals. Static gap analysis describes interest rate sensitivity at a point in time. However, it alone does not accurately measure the magnitude of changes in net interest income since changes in interest rates do not impact all categories of assets and liabilities equally or simultaneously nor does it consider future growth. Interest rate sensitivity analysis also involves assumptions on certain categories of assets and deposits. For purposes of interest rate sensitivity analysis, assets and liabilities are stated at either their contractual maturity, estimated likely call date, or earliest repricing opportunity. Mortgage-backed securities and amortizing loans are scheduled based on their anticipated cash flow including estimated prepayments.

     Savings accounts, including passbook, statement savings, money market, and interest checking accounts, do not have a stated maturity or repricing term and can be withdrawn or repriced at any time. This may impact PBI's margin if more expensive alternative sources of deposits are required to fund loans or deposit runoff. Management projects the repricing characteristics of these accounts based on historical performance and assumptions that it believes reflect their rate sensitivity.

     A positive gap results when the amount of interest rate sensitive assets exceeds interest rate sensitive liabilities and generally means the institution will benefit during periods of rising interest rates. A negative gap results when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets and generally means the institution will benefit during periods of falling interest rates.

     The following table depicts the Bank's year end 1997 gap analysis given management assumptions:

                           INTEREST RATE SENSITIVITY

                             WITHIN        4 TO 6      7 MONTHS      1 TO 3
    DECEMBER 31, 1997       3 MONTHS       MONTHS     TO 1 YEAR       YEARS
    -----------------      -----------   ----------   ----------   -----------
Assets
  Interest-bearing
    deposits.............  $    85,823           --           --            --
  Investment
    securities...........   16,592,070    5,797,034   15,208,052    10,300,848
  Loans..................   32,637,098    1,972,926    6,950,728    28,437,980
                           -----------   ----------   ----------   -----------
Total rate sensitive
  assets.................   49,314,991    7,769,960   22,158,780    38,738,828
                           ===========   ==========   ==========   ===========
Total cumulative
  assets.................   49,314,991   57,084,951   79,243,731   117,982,559
Liabilities
  Interest checking,
    money market and
    savings accounts.....    2,322,663    1,741,994    3,483,989    34,839,892
  Time deposits..........   14,264,074   10,078,857   25,808,896    22,530,489
  Short-term
    borrowings...........   14,094,429       97,429      194,858       779,432
  Long-term borrowings...           --           --           --            --
  Subordinated debt......    1,500,000           --           --            --
                           -----------   ----------   ----------   -----------
Total rate sensitive
  liabilities............   32,181,166   11,918,280   29,487,743    58,149,813
                           ===========   ==========   ==========   ===========
Total cumulative
  liabilities............   32,181,166   44,099,446   73,587,189   131,737,002
Gap during period........  $17,133,825   (4,148,320)  (7,328,963)  (19,410,985)
Cumulative gap...........  $17,133,825   12,985,505    5,656,542   (13,754,443)
Cumulative gap as a
  percentage of earning
  assets.................         9.20%        6.97%        3.04%        (7.39)%


                             3 TO 5         AFTER
    DECEMBER 31, 1997         YEARS        5 YEARS      TOTAL
    -----------------      -----------   ----------   ----------
Assets
  Interest-bearing
    deposits.............           --            --        85,823
  Investment
    securities...........    5,453,892    24,251,879    77,603,775
  Loans..................   27,353,839    11,180,103   108,532,674
                           -----------   -----------   -----------
Total rate sensitive
  assets.................   32,807,731    35,431,982   186,222,272
                           ===========   ===========   ===========
Total cumulative
  assets.................  150,790,290   186,222,272
Liabilities
  Interest checking,
    money market and
    savings accounts.....   11,613,299     4,064,654    58,066,491
  Time deposits..........    1,251,043        26,032    73,959,391
  Short-term
    borrowings...........      779,432     3,897,160    19,842,740
  Long-term borrowings...   15,000,000            --    15,000,000
  Subordinated debt......           --            --     1,500,000
                           -----------   -----------   -----------
Total rate sensitive
  liabilities............   28,643,774     7,987,846   168,368,622
                           ===========   ===========   ===========
Total cumulative
  liabilities............  160,380,776   168,368,622
Gap during period........    4,163,957    27,444,136
Cumulative gap...........   (9,590,486)   17,853,650
Cumulative gap as a
  percentage of earning
  assets.................        (7.39)%       (5.15)%        9.59%


     Due to the Bank's high growth rate to date, PBI also uses computer based simulation models to assess the impact of changes in interest rates on net interest income. The model incorporates management's business plan assumptions and related asset and liability yields, deposit sensitivity and the size, composition and maturity or repricing characteristics of the balance sheet. The assumptions are based on what management believes at that time to be the most likely interest rate environment. Management also evaluates the impact of higher and lower interest rates.

     Actual results may differ from simulated results due to various factors including time, magnitude and frequency of interest rate changes, the relationship or spread between various rates, loan pricing and deposit sensitivity, and asset/liability strategies. Based on management's estimate of balance sheet growth and composition and interest rates for the next year, net interest income in 1998 is expected to increase compared with 1997 net interest income.

CAPITAL ADEQUACY

     A strong capital position is fundamental to support the continued growth and profitability of the institution. In addition, the Bank is subject to
various  regulatory  capital   requirements  as  issued  by  banking  regulatory
authorities. Regulatory capital is defined in terms of Tier I capital (shareholders' equity excluding unrealized gains or losses on available for sale securities and certain intangible assets), Tier II capital (which includes a portion of the allowance for loan losses and certain other instruments including subordinated debt), and total capital (Tier I plus Tier II). Risk-based capital ratios are expressed as a percentage of risk-weighted assets. Risk-weighted assets are determined by assigning various weights to all assets and off-balance sheet arrangements, such as letters of credit and loan commitments, based on associated risk. Regulators have also adopted minimum Tier I leverage ratio standards, which measure the ratio of Tier I capital to total assets.

     At December 31, 1997, the Bank believes it was in compliance with all applicable regulatory capital requirements to be classified as "well capitalized" pursuant to the FDIC regulations. PBI plans to remain "well capitalized" and manages the Bank accordingly.

     The following table depicts the Bank's capital components and ratios along with the "adequately" and "well" capitalized criteria as defined by the regulators.

                               CAPITAL COMPONENTS


DECEMBER 31,                                     1997              1996
-------------                                ------------       -----------
Tier I
Shareholders' equity........................   $ 10,328,646         8,942,793
Intangible assets.... ....................               --           (24,000)
Net unrealized security gains. ...........          (52,175)           (6,799)
                                                ------------       -----------
Total Tier I..............................       10,276,471         8,911,994
                                               ============       ===========
Tier II
Allowable portion of the allowance for
 loan losses..............................        1,360,148           960,672
Allowable portion of subordinated debt.......     1,500,000                --
                                               ------------       -----------
Total Tier II................................     2,860,148           960,672
                                               ============       ===========
Total capital................................    13,136,619         9,872,666
Risk-weighted assets.........................  $120,736,000        90,600,000

                                 CAPITAL RATIOS


                   ACTUAL      ACTUAL      "ADEQUATELY"            "WELL"
DECEMBER 31,        1997        1996    CAPITALIZED RATIOS   CAPITALIZED RATIOS
-------------      ------      ------   ------------------   ------------------
Total risk-based
 capital/
risk-weighted
  assets........   10.88%      10.90%          8.00%               10.00%

Tier I capital/
risk-weighted
 assets.........    8.51%       9.84%          4.00%                6.00%

Tier I capital/
average assets
 (leverage
  ratio).......     5.45%       5.80%          4.00%                5.00%

     The future dividend policy of the Company is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, financial conditions, cash needs, and general business conditions. Holders of common stock will be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for that purpose. The Company is restricted as to the amount of dividends that it can pay holders of its common stock by virtue of the restrictions on the Bank's ability to pay dividends to the Company. Payment of dividends by the Bank is subject to the regulatory restrictions set forth in the Pennsylvania Banking Code of 1965, the Federal Reserve Act and the Federal Deposit Insurance Corporation Act.

     The Pennsylvania Banking Code of 1965 provides that cash dividends may be declared and paid only out of accumulated net earnings which are $2,384,881 at December 31, 1997. Cash dividends must be approved by the Federal Reserve Board if the total of all cash dividends declared by the Bank in any calendar year, including the proposed cash dividend, exceeds the total of the Bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or a fund for the retirement of preferred stock, if any. The Federal Deposit Insurance Corporation Act generally prohibits all payments of dividends by any bank which is in default of any assessment of the FDIC. As of December 31, 1997 and 1996, the Bank was not in default of any FDIC assessments.

     As a practical matter, the Company has not nor plans to pay cash dividends in the foreseeable future. All earnings are being retained to help finance the continued growth of the institution. The growth rate of the institution continues to exceed returns on equity. If this trend continues, the Company will need additional capital. The formation of the holding company in November 1997 was largely for the purpose of providing additional capital raising alternatives which the Company will consider in 1998 and beyond. In January 1997, the Bank issued $1,500,000 in subordinated debt to supplement its Tier II and total capital ratios in order to remain "well capitalized".

LIQUIDITY

     Liquidity represents an institution's ability to generate cash or otherwise obtain funds at reasonable rates to satisfy commitments to borrowers and demands of depositors. The Company's primary sources of funds are deposits, proceeds from principal and interest payments on loans, mortgage-backed securities and investments, and borrowings. While maturities and scheduled amortization of loans and investments are a predictable source of funds, deposit flows, loan prepayments and mortgage-backed securities prepayments are influenced by interest rates, economic conditions and competition.

     The primary asset deployment activities of the Bank are the origination of loans secured by real estate, and the purchase of mortgage-backed and other securities. During the year ended December 31, 1997, the Bank's loan portfolio grew $26,737,265 as compared to an increase of $22,588,404 for the year ended December 31, 1996. Purchases of mortgage-backed and other securities totaled $54,644,870 for the year ended December 31, 1997 compared to $60,402,105 for the year ended December 31, 1996. These activities were funded primarily by deposit growth and borrowings, principal repayments on loans and mortgage-backed securities, and by sales and calls of investments. Principal repayments on mortgage-backed securities totaled $11,673,262 during the year ended December 31, 1997, compared to $10,085,629 for the year ended December 31, 1996. Investment securities which were called and repaid by the issuer totaled $3,000,000 and $2,000,000, respectively, during the fiscal years ended December 31, 1997 and 1996.

     In addition, the Bank uses overnight fed funds and interest-bearing deposits in other banks to absorb daily excess liquidity. Conversely, overnight fed funds may be purchased to satisfy daily liquidity needs. Fed funds are sold or purchased overnight through a correspondent bank which diversifies the holdings to an approved group of commercial banks throughout the country.

     Deposits increased $25,509,960 and $25,286,040 during the years ended December 31, 1997 and 1996, respectively. Deposit flows are affected by the level of interest rates, the interest rates and products offered by local competitors, and other factors. Certificates of deposit which are scheduled to mature in one year or less from December 31, 1997 totaled $50,447,768. Based upon the Company's current pricing strategy and deposit retention experience, management believes that a significant portion of such deposits will remain with the Company. Net borrowings increased $12,702,172 during the fiscal year ended December 31, 1997, with the majority of this growth in borrowings from the FHLB of Pittsburgh. As part of its master credit agreement, the FHLB maintains a blanket lien against all assets of the Bank.

     Shareholders' equity increased $1,491,044 during the year ended December 31, 1997. The increase was principally attributed to net income of $1,340,957. Stock options exercised in December 1997 contributed $105,192 to capital.

     The Bank is required to maintain a minimum average daily balance of liquid assets and short-term liquid assets as a percentage of net withdrawable deposit accounts plus short-term borrowings as defined by the Federal Reserve Board. The reserve balance maintained in accordance with such requirement was $751,000 as of December 31, 1997. The Bank was also required to maintain $300,000 on deposit with its correspondent bank at year end 1997.

     The Bank monitors its liquidity position on a daily basis. Excess short-term liquidity is invested in overnight federal funds sales through its primary correspondent bank. In the event that the Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through the use of one of the following: $2,000,000 unsecured fed funds line of credit with Atlantic Central Bankers Bank or, the Bank's $58,704,000 borrowing limit at the FHLB of Pittsburgh. The Bank could also sell or borrow against investment securities. At December 31, 1997, the Bank had

$27,500,000 in borrowings outstanding at the FHLB of Pittsburgh. The Bank had a remaining unused borrowing capacity from the FHLB of Pittsburgh of $31,204,000.

     In 1998 the Bank plans to exercise the purchase options on its leases for both its Doylestown and Easton offices. Also, the Bank plans to construct its Yardley branch on land already owned. Such capital expenditures will aggregate approximately $2,000,000 in 1998.

CAPITAL LEVERAGE STRATEGY

     The Bank intends to maintain its classification as a "well capitalized" bank as defined by its regulators. Current capital levels exceed all such regulatory requirements. A portion of this "excess" capital has been temporarily deployed through the use of a capital leverage strategy whereby the Bank invests in high quality mortgage-backed securities, municipal, corporate and U.S.
government agency securities ("leverage assets") funded by short and intermediate term borrowings principally from the FHLB of Pittsburgh. The capital leverage strategy generates additional earnings for the Company by virtue of a positive interest rate spread between the yield on the leverage assets and the cost of the borrowings. This positive spread is created because the average term to maturity of the leverage assets exceeds that of the borrowings used to fund their purchase. The net interest income earned on the leverage strategy would be expected to decline in a rising interest rate environment. To date, the capital leverage strategy has been undertaken in accordance with limits established by the Board of Directors, aimed at enhancing profitability under moderate levels of interest rate exposure.

INVESTMENT SECURITIES

     Investment policies, approved annually by PBI's Board of Directors, include strict standards regarding permissible investment categories, credit quality, maturity intervals and investment concentrations. The purchasing of specific investment securities, within such standards, is left to the judgment of management. At December 31, 1997 and 1996, 84.1% and 87.0%, respectively, of PBI's investment securities were either issued by U.S. government sponsored enterprises ("GSE's") or agencies.

     Investment securities are classified at the time of purchase by one of three purposes: trading, available for sale (AFS) or held to maturity (HTM). To date, the Bank has not purchased any securities for trading purposes. The Bank usually classifies securities, in particular mortgage-backed securities, as AFS to provide management the flexibility to sell certain securities and adjust its balance sheet in response to changing market conditions.

  Investments Held to Maturity

     Investment securities held to maturity are recorded at amortized cost and are purchased with the intent and ability to hold to maturity. The majority of securities included in this portfolio are U.S. government agency bonds with short term call options embedded. The call options minimize the price appreciation potential of bonds in a declining interest rate environment. In exchange for such call provisions, the Bank receives a higher yield on its investment. In a rising rate environment, calls would generally not be exercised leaving the Bank with below market investments in its portfolio.

  Investments Available for Sale

     The Bank usually classifies its investment securities purchased as AFS. This affords management the flexibility to sell securities in response to changes in market interest rates and related prepayment risk or in response to liquidity needs. The AFS portfolio is primarily comprised of mortgage-backed securities issued by GSE's (FNMA, FHLMC, GNMA) and municipal securities. During 1998 the Bank has also added high quality corporate bonds to its AFS portfolio. The AFS portfolio also includes certain equity investments which are required of the Bank as members of the FHLB, Fed, and Atlantic Central Bankers Bank. These equity securities are reported at cost which approximates fair value.

     AFS securities are reported at fair value, with unrealized gains and losses, net of tax effects, reported as a separate component of shareholders' equity, with no income statement effect. If interest rates rise, the value of the investment portfolio would be expected to decrease. If interest rates fall, the value of the investment portfolio would be expected to increase. Accordingly, changes in interest rates will impact the valuation of the AFS portfolio which will change reported shareholders' equity. The effects on shareholders' equity caused by these unrealized gains and losses in its AFS portfolio are excluded for regulatory capital purposes.

     The tables below depict details of the Bank's investment portfolio:

                             INVESTMENT SECURITIES

                                                   1997
                            --------------------------------------------------
                                 HELD TO MATURITY         AVAILABLE FOR SALE
                            ------------------------   -----------------------
                              AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED
                               COST       FAIR VALUE      COST      FAIR VALUE
                            -----------   ----------   ----------   ----------
U.S. government agency
 obligations..............  $11,985,870   11,956,250           --           --
Mortgage-backed
 securities...............    3,183,768    3,143,715   50,131,927   50,121,230
State and municipal
 securities...............           --           --   10,326,107   10,402,857
Equity securities.........           --           --    1,780,050    1,793,050
Other debt securities.....           --           --      117,000      117,000
                            -----------   ----------   ----------   ----------
Total.....................  $15,169,638   15,099,965   62,355,084   62,434,137
                            ===========   ==========   ==========   ==========

                                                   1996
                           --------------------------------------------------
                              HELD TO MATURITY         AVAILABLE FOR SALE
                          ------------------------   -----------------------
                           AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED
                             COST       FAIR VALUE      COST      FAIR VALUE
                         -----------   ----------   ----------   ----------
U.S. government
 agency obligations.....  $ 9,977,441    9,830,313           --           --
Mortgage-backed securities. 3,910,165    3,846,986   44,212,778   44,190,049
State and municipal
 securities...............         --           --    6,662,286    6,695,319
Equity securities.........         --           --    1,897,300    1,897,300
Other debt securities.....         --           --      117,000      117,000
                          -----------   ----------   ----------   ----------
Total...................  $13,887,606   13,677,299   52,889,364   52,899,668
                          ===========   ==========   ==========   ==========

          INVESTMENT SECURITIES MATURITIES AND WEIGHTED AVERAGE YIELDS

                      UNDER                                 OVER 10
DECEMBER 31, 1997     1 YEAR     1-5 YEARS    5-10 YEARS     YEARS        TOTAL
------------------  ----------   ----------   ----------   ----------   ----------
INVESTMENT
 SECURITIES
 AVAILABLE FOR SALE
Mortgage-backed
 securities:
  Fair value....  $8,136,630   19,403,808   11,968,055   10,612,737   50,121,230
  Weighted
 average yield..       7.07%        7.07%        7.05%        7.09%        7.07%
State and
 municipal
 securities:
  Fair value...           --           --           --   10,402,857   10,402,857
  Weighted average yield  --           --           --         5.32%       5.32%
Equity securities:
  Fair value....          --           --           --    1,793,050    1,793,050
  Weighted average yield..--           --           --         6.16%       6.16%
Other debt securities:


  Fair value....       2,000       15,000      100,000           --      117,000
  Weighted average
   yield.......         2.00%        3.00%        7.50%          --        6.83%
                  ----------   ----------   ----------   ----------   ----------
TOTAL FAIR VALUE..$8,138,630   19,418,808   12,068,055   22,808,644   62,434,137
                  ==========   ==========   ==========   ==========   ==========
WEIGHTED AVERAGE
 YIELD.........        7.07%        7.07%        7.05%        6.21%        6.75%

INVESTMENT
 SECURITIES HELD
 TO MATURITY
U.S. government
 agency obligations:
  Amortized cost.. $       --   1,000,000    2,985,870    8,000,000   11,985,870
  Weighted average yield...--       5.96%        6.46%        7.38%        7.03%
Mortgage-backed
 securities:
  Amortized cost.. 1,184,645    1,891,861      106,990          272    3,183,768
  Weighted average
 yield.........        6.41%        6.45%        7.12%        6.91%        6.46%
                  ----------   ----------   ----------   ----------   ----------
TOTAL AMORTIZED
 COST..........  $1,184,645    2,891,861    3,092,860    8,000,272   15,169,638
                 ==========   ==========   ==========   ==========   ==========
WEIGHTED
 AVERAGE YIELD...      6.41%        6.28%        6.48%        7.38%        6.93%

LOANS

     Loans are the most significant component of earning assets. Inherent within the lending function is the evaluation and acceptance of credit risk and interest rate risk along with the opportunity cost of alternative deployment of funds. PBI manages credit risk associated with its lending activities through portfolio diversification, underwriting policies and procedures, and loan monitoring practices. PBI's commercial lending activity is focused on small businesses and professionals within the local community. More than 90% of the loan portfolio is collateralized at least in part by real estate as shown by the following table:

                                 LOAN PORTFOLIO

DECEMBER 31,                   1997       % OF TOTAL      1996       % OF TOTAL
------------               ------------   ----------   -----------   ----------
Real estate-farmland.....  $    500,000       0.46%    $        --         --%
Real estate-construction.     1,188,288       1.09%      1,952,730       2.35%
Real estate-residential..    22,965,889      21.10%     19,665,913      23.67%
Real estate-multi-family.     1,948,943       1.79%      1,137,649       1.37%
Real estate-commercial....   72,372,260      66.48%     52,731,559      63.47%
Commercial................    9,084,458       8.35%      6,861,611       8.26%
Consumer installment......      797,671       0.73%        735,124       0.88%
                           ------------     ------     -----------     ------
Total..................... $108,857,509     100.00%    $83,084,586     100.00%
                           ============     ======     ===========     ======

LOAN MATURITIES AND INTEREST SENSITIVITY

                                UNDER         1-5          OVER
DECEMBER 31, 1997              1 YEAR        YEARS       5 YEARS        TOTAL
------------------          -----------   ----------   ----------   -----------
Real estate-farmland........  $   500,000         --           --       500,000
Real estate-construction....    1,188,288         --           --     1,188,288
Real estate-residential.....    8,812,860  12,242,768    1,910,261   22,965,889
Real estate-multi-family....      206,527   1,195,095      547,321    1,948,943
Real estate-commercial......   12,140,767  54,317,415    5,914,078   72,372,260
Commercial..................    3,657,673   4,966,674      460,111    9,084,458
Consumer installment........      343,577     454,094           --      797,671
                              -----------  ----------   ----------   -----------
Total.......................  $26,849,692  73,176,046    8,831,771  108,857,509
                            ===========   ==========   ==========   ===========

     The following shows the amount of loans due after one year that have fixed, variable or adjustable interest rates at December 31, 1997:

           Loans with fixed predetermined interest rates      $69,003,743
           Loans with variable or adjustable interest rates   $13,004,074

     The Bank's real estate loan portfolio, which is concentrated primarily within the greater Lehigh and Delaware Valleys (Eastern Pennsylvania), is subject to risks associated with the local economy.

     The Bank continues to pursue new commercial banking relationships and to develop new products to meet the credit needs of the community. The production of commercial loans is directly related to the number of lenders. Accordingly, the Bank continues to hire commercial loan officers and plans to add more as future opportunities exist.

NON-PERFORMING ASSETS

     Non-performing assets are defined as accruing loans past due 90 days or more, non-accruing loans, restructured loans, and other real estate owned. Non-performing assets represented .67% and .96% of total assets at December 31, 1997 and 1996, respectively.

     Non-accrual loans are those on which the accrual of interest has ceased. Loans are placed on non-accrual status immediately if, in the opinion of management, collection is doubtful. Interest accrued, but not collected at the date a loan is placed on non-accrual status, is reversed and charged against interest income. Subsequent cash receipts are applied either to the outstanding principal or recorded as interest income, depending on management's assessment of ultimate collectibility of principal and interest.

     Included in the loan portfolio are non-accruing loans of $497,734 and $870,961 at December 31, 1997 and 1996, respectively. If interest had been accrued throughout the period on these loans, interest income for the years ended December 31, 1997 and 1996, would have increased approximately $51,900 and $80,434, respectively. There was no interest income on these loans included in net income in 1997. In 1996, $10,101 in interest income was recorded on non-accrual loans.

     Other real estate owned totaled $638,286 at December 31, 1997 and $389,253 at December 31, 1996. This real estate is recorded at the fair value of the property less estimated costs to sell.

NON-PERFORMING ASSETS

DECEMBER 31,                                           1997            1996
-------------                                       ----------       ---------
Loans past due 90 days or more and accruing
  Real estate-construction........................  $  146,492         210,623
  Consumer installment............................       4,576             820
                                                    ----------       ---------
  Total loans past due 90 days or
   more and accruing...                                151,068         211,443
Loans accounted for on a non-accrual basis
  Real estate-construction........................     299,200         299,200
  Commercial......................................     191,534         571,761
  Consumer installment............................       7,000              --
                                                    ----------       ---------
     Total non-accrual loans......................     497,734         870,961
  Real estate owned...............................     638,286         389,253
                                                     ----------       ---------
     Total non-performing assets..................  $1,287,088       1,471,657
                                                    ==========       =========
Total as a percentage of total assets.............        0.67%           0.96%

ALLOWANCE FOR LOAN LOSSES

     The determination of an appropriate level of the allowance for loan losses is based upon an analysis of the risk inherent in PBI's loan portfolio. Each loan is assigned a specific loan loss reserve using a scoring system. This scoring system takes into consideration collateral type and value, loan to value ratios, the borrower's risk rating and other factors. Borrower risk ratings are determined by loan officers at the inception of each loan and are subject to on-going analysis and update. Homogeneous loans, comprised primarily of home equity and non-real estate secured consumer loans, are analyzed in the aggregate. Since the Bank is less than six years old with a limited history for loan losses, management also uses peer group analysis to gauge the overall reasonableness of its loan loss reserves.

     In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for loan losses. They may require additions to the allowance based upon their judgments about information available to them at the time of examination.

     While the allowance is determined and calculated based on specific loans or loan categories, the total allowance is considered available for losses in the entire loan portfolio. While PBI believes that its allowance is adequate to cover losses in the loan portfolio, there remain inherent uncertainties regarding future economic events and their potential impact on asset quality.

     A loan is considered impaired, based on current information and events, if it is probable that PBI will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. At December 31, 1997 and 1996, the recorded investment in loans for which impairment has been recognized totaled $497,734 and $870,961, respectively, of which $497,734 and $507,140 related to loans with a corresponding valuation allowance of $50,823 and $126,785, respectively. Most of the loans identified as impaired are collateral-dependent.

PROVISION FOR LOAN LOSSES

     The provision for loan losses represents the amount necessary to be charged to operations to bring the allowance for loan losses to a level considered adequate in relation to the risk of inherent losses in the loan portfolio. Actual loan losses, net of recoveries, serve to reduce the allowance. The provision was $400,000 in 1997 compared to $350,000 in 1996. Gross charge-offs for 1997 were $524 versus $127,641 for 1996. Charge-offs in 1996 included $125,000 pertaining to one borrower.

ALLOWANCE FOR LOAN LOSS ALLOCATION

DECEMBER 31,                            1997                      1996
-------------                 ------------------------   ----------------------
                                          % OF LOANS               % OF LOANS
                                              TO                       TO
                               AMOUNT     TOTAL LOANS    AMOUNT    TOTAL LOANS
                             ----------   -----------   --------   -----------
Balance at end of period
 applicable to:
  Real estate-farmland.....  $    5,026       0.46%     $     --         --
  Real estate-construction...    37,297       1.09%       94,901       2.35%
  Real estate-residential....   271,697      21.10%      201,055      23.67%
  Real estate-multi-family...    18,785       1.79%       12,690       1.37%
  Real estate commercial.....   875,503      66.48%      559,291      63.47%
  Commercial.................   141,718       8.35%       75,866       8.26%
  Consumer installment.......    10,122       0.73%       16,869       0.88%
                              ----------     -------     --------     ------
  Total......................$1,360,148     100.00%     $960,672     100.00%
                             ==========     =======     ========     ======

ALLOWANCE FOR LOAN LOSSES

YEAR ENDED DECEMBER 31,                               1997          1996
-----------------------                           ------------   ----------
Balance, January 1................................  $    960,672      738,313
Charge-offs:
  Real estate-commercial..........................            --      125,000
  Consumer installment............................           524        2,641
                                                    ------------   ----------
Total charge-offs.................................           524      127,641
Provision for loan losses.........................       400,000      350,000
                                                    ------------   ----------
Balance, December 31..............................  $  1,360,148      960,672
                                                     ============   ==========

Total gross loans
  Average.........................................  $ 95,403,549   68,770,995
  Year-end........................................   108,857,509   83,084,586

Ratios
Charge-offs to:
  Average loans..................................            --        0.19%
  Loans at year-end..............................            --        0.15%
  Allowance for loan losses......................          0.04%      13.29%
  Provision for loan losses......................          0.13%      36.47%

Allowance for loan losses to:
  Total gross loans at year-end..................          1.25%       1.16%
  Non-performing loans...........................        209.64%      88.75%

DEPOSITS

     The Bank, a traditional community-based bank, is largely dependent upon its base of competitively priced core deposits to provide a stable funding source. The Bank has retained and grown its customer base since inception through a combination of price, quality service, convenience, and a stable and experienced staff. Core deposits, which exclude time deposits greater than $100,000, were $129,528,602 or 90.2% of total deposits at December 31, 1997. Total time deposits as of December 31, 1997 were $73,959,391 or 51.5% of total deposits, of which $23,511,623 mature after one year. Depending on market conditions, management prices its time deposits in an effort to lengthen the maturities of deposit liabilities beyond one year. Over the twelve month period ending

December 31, 1997, the Bank experienced a strong retention rate on maturing certificates of deposit.

     PBI primarily attracts deposits from within its market area by offering various deposit products, including demand deposits, interest checking accounts, money market accounts, savings accounts and time deposits. Recently financial institutions have been challenged to increase core deposits. Record performance by the U.S. stock markets and the proliferation of mutual funds have absorbed much of the domestic savings dollars.

     Total deposits increased 21.6% to $143,603,202 at December 31, 1997, from $118,093,242 at year end 1996. An analysis of the change in average deposits provides a more meaningful measure of deposit change. Average total deposits increased $29,593,542 or 29.0% in 1997 and $28,812,824 or 39.3% in 1996. Average
non-interest-bearing deposits increased $2,401,105 or 33.5% to $9,576,018 in 1997 and $2,092,237 or 41.2% in 1996 to $7,174,913. Non-interest-bearing deposits are an important source of funds for a bank because they lower the bank's overall deposit costs. Average interest checking accounts increased $2,650,240 or 42.9% in 1997 to $8,829,154 and $1,421,137 or 29.9% in 1996 to
$6,178,914. Average time deposits increased $18,559,882 or 36.3% in 1997 and $13,916,606 or 37.4% in 1996, while average money market accounts increased $160,868 or 11.7% in 1997 and decreased $434,664 or 24.0% in 1996. The yield on
PBI's money market accounts was basically unchanged during 1997. To date, money market accounts have not been a significant source of funds for the Bank. Time deposits are generally more sensitive to rising rates as financial institutions are more likely to increase rates on these deposits as opposed to non-maturity deposits. Additional deposit growth will be accomplished through deposit promotions, business development programs and continued branch expansion.

AVERAGE DEPOSITS BY MAJOR CLASSIFICATION


YEAR ENDED DECEMBER 31,                        1997                  1996
-----------------------              -------------------   -------------------
                                      BALANCE      RATE     BALANCE      RATE
                                    ------------   ----   ------------   ----
Non-interest-bearing deposits......  $  9,576,018     --   $  7,174,913     --
Interest checking..................     8,829,154   2.54%     6,178,914   2.44%
Money market deposit accounts......     1,535,182   2.54%     1,374,314   2.51%
Savings accounts...................    42,107,494   3.92%    36,286,047   4.16%
Time deposits......................    69,725,010   5.71%    51,165,128   5.66%
                                     ------------   ----   ------------   ----
  Total............................  $131,772,858   4.45%  $102,179,316   4.46%
                                     ============   ====   ============   ====

MATURITY OF TIME DEPOSITS OF $100,000 OR MORE

YEAR ENDED DECEMBER 31,                             1997
-----------------------                         ------------
Three months or less..........................  $  5,810,476
Over three through six months.................     1,770,437
Over six through twelve months................     2,884,071
Over twelve months............................     3,609,616
                                                ------------
  Total                                         $ 14,074,600
                                                ============

     At year end 1997 time deposits greater than $100,000 included $3,000,000 of public funds deposits from one municipality which was secured by investment securities.

NON-INTEREST INCOME COMPARISON

                                                                   CHANGE
                                                               -----------------
                                           1997       1996     AMOUNT       %
                                         --------   --------   -------   -------
Service charges and other fees......... $148,113    126,700    21,413     16.90%
Gain (loss) on sale of investment
 securities
 available for sale..................... 14,818     (5,582)   20,400    365.46%
Gain on sale of loans held for sale..... 20,500     87,013   (66,513)   (76.44%)
Loss on sale of real estate owned.......(33,504)        --   (33,504)       --
                                       --------   --------   -------   -------
  Total non-interest income..........  $149,927    208,131   (58,204)   (27.97%)
                                       ========   ========   =======   =======

     Total non-interest income was $149,927 in 1997, a $58,204 decrease from the $208,131 earned in 1996. Income from the sale of loans held for sale was $66,513 lower in 1997. The Bank was engaged in the sale of residential loans for only five months in 1997 as compared to a full year in 1996. In both years the Bank engaged outside companies to originate residential mortgages on its behalf and arrange for the sale of loans with correspondents. In 1997, the Bank also sold three foreclosed commercial properties with a carrying value of $714,786 for a loss of $33,504. There were no sales of real estate owned in 1996. Service charges and other fees increased $21,413 and relate principally to monthly account maintenance and overdraft charges on deposit transaction accounts. This increase is a reflection of the 37.3% growth in transaction accounts from $17,551,169 at December 31, 1996 to $24,092,307 at December 31, 1997. The
Company had net gains of $14,818 from the sale of investment securities available for sale in 1997 as compared to a net loss of $5,582 in 1996.

NON-INTEREST EXPENSE COMPARISON

                                                                  CHANGE
                                                              ---------------
                                       1997         1996      AMOUNT      %
                                   ----------   ----------   -------   ------
Salaries and employee benefits....  $1,784,876    1,346,300   438,576    32.6%
Occupancy costs...................     400,196      282,375   117,821    41.7%
Data processing...................     381,840      270,477   111,363    41.2%
Professional services.............     282,449      221,923    60,526    27.3%
Marketing.........................     163,975      170,834    (6,859)   (4.0%)
Amortization of organization costs.     24,000       72,000   (48,000)  (66.7%)
FDIC insurance premiums............     14,774        2,000    12,774   638.7%
Pennsylvania shares tax.............    70,526       63,706     6,820    10.7%
Other...............................   612,555      457,064   155,491    34.0%
                                    ----------   ----------   -------   -----
Total non-interest expense......... $3,735,191    2,886,679   848,512    29.4%
                                    ==========   ==========   =======   =====

     Total non-interest expense increased $848,512 or 29.4% in 1997 to $3,735,191 from $2,886,679 in 1996. Much of this increase is directly related to the opening of the Bank's third full service branch in Southampton in February 1997, an increase in the lending and operations staff, and enhancements to computer systems. Salaries and benefits expense for 1997 increased $438,576 or
32.6 %, to $1,784,876 from $1,346,300 in 1996 and included the addition of seven full time equivalent employees. Occupancy expense increased $117,821 or 41.7% in 1997 to $400,196 from $282,375 in 1996. This increase is primarily due to the additional rent and depreciation of leasehold improvements for the Southampton location and relocation of the operations center to this facility.

     Data processing expense was $381,840 in 1997 and $270,477 in 1996, an increase of $111,363 or 41.2%. In May 1996, the Bank converted to a different provider of outsourced data processing. The new system is more expensive and requires higher cost computer networking and related communications expenses which were incurred for the full year of 1997. Other data processing cost increases relate to higher item processing and statement rendering costs associated with the growth in deposits. Additional expenditures were also incurred in 1997 as they relate to the relocation of the computer network to the Southampton operations center, equipping a new branch location, depreciation of new computer equipment and software, and outsourced network consulting.

     Professional services include legal, accounting and consulting expense. These costs increased $60,526 or 27.3% in 1997, to $282,449. This was partially due to the increased legal and other expenses related to the formation of the bank holding company in November 1997. Amortization of the Bank's start-up costs was completed in April 1997, as compared with a full year's expense in 1996. The FDIC insurance premium increased to $14,774 in 1997 from $2,000 in 1996, an increase of $12,774.

     Other expenses consist primarily of furniture and equipment expense, loan and real estate owned expense, employee travel and entertainment, stationary, supplies and postage. Other expense increased $155,491 to $612,555 in 1997 from $457,064 in 1996. A portion of this increase is attributed to $41,742 in expense to maintain real estate owned. Increases of $32,110, $26,754, and $15,823 in furniture and fixtures, stationary and postage expense, respectively, are attributed to the growth of the institution.

     In 1998, the Bank plans to open its fourth branch, the Yardley branch. This new branch is expected to increase overhead expenses by approximately $400,000 annually. The actual timing of the branch opening will determine the impact on overhead expenses in 1998.

INCOME TAXES

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

     Applicable income taxes and effective tax rates were $590,000 or 30.6 % for 1997 compared to $435,462 or 28.4% for 1996. The increase in the effective tax rate in 1997 is principally due to a decrease in the percentage of income derived from non-taxable loans and investments, and the end of certain tax deductible expenses relating to the formation of the Bank in 1992.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

YEAR 2000

     Management is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The inability of computer systems to properly recognize date sensitive information when the year changes to 2000 could result in major system failure or miscalculation.

     The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties with whom the Company transacts business. There is also unknown impact on the overall economy from failures of other companies and industries to successfully address this problem both nationally and internationally.

     The Company outsources much of its data processing to third party processors including all of its deposit and loan accounting functions. These third party processors are working on the necessary programming changes to prepare their systems for the Year 2000 and will absorb most of the direct programming costs. The Company is monitoring the progress of its processors and plans to test their systems for Year 2000 compliance in late 1998. The Company does not expect to incur significant incremental direct expenses related to the Year 2000, provided that its third party processors are successful in their efforts. Failure of third party computer systems relative to the Year 2000 would have a material adverse impact on the Company's ability to conduct its business. Costs associated with the Year 2000 problem are expected to be expensed as incurred in compliance with generally accepted accounting principles.

RECENT ACCOUNTING PRONOUNCEMENTS

  Reporting Comprehensive Income

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Statement No. 130 requires that the components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement does not require a specific format for that financial statement, but requires that an enterprise display an amount representing comprehensive income for the period in that financial statement. Statement No. 130 is effective for fiscal years beginning after December 15, 1997. The impact of this Statement on the Company would be to require additional disclosures in the Company's financial statements.

  Operating Segment Disclosure

     In June  1997,  the FASB  issued  Statement  No.  131,  "Disclosures  About
Segments of an Enterprise and Related Information." Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement No. 131 is effective for periods beginning after December

15, 1997. The impact, if any, of the Statement on the Company would be to require additional disclosures in the Company's financial statements.

  Employers' Disclosures about Pension and Other Postretirement Benefits

     In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which amends the disclosure requirements of Statement No. 87, "Employers' Accounting for
Pensions," Statement No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and Statement No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Statement No. 132 is applicable to all entities. This Statement standardizes the disclosure requirements of Statement Nos. 87 and 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other postretirement benefits. Statement No. 132 only addresses disclosure and does not change any of the measurement recognition provisions of Statement Nos. 87, 88, and 106. This Statement is effective for fiscal years beginning after December 15, 1997. Restatement of comparative period disclosures is required unless the information is not readily available, in which case the notes to the financial statements shall include all available information and a description of information not available. The impact, if any, of this Statement on the Company would be to require additional disclosures in the Company's financial statements.

ITEM 7 -- FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     (a) The following audited consolidated financial statements and related documents are set forth in this Annual Report on Form 10-KSB on the following pages:

                                                                   PAGE
                                                                   ----
     Report of Independent Auditors..............................   26
     Consolidated Balance Sheets.................................   27
     Consolidated Statements of Income...........................   28
     Consolidated Statements of Changes in Shareholders'
       Equity....................................................   29
     Consolidated Statements of Cash Flows.......................   30
     Notes to Consolidated Financial Statements..................   31

     (b)              SUMMARY OF QUARTERLY FINANCIAL DATA

                                            QUARTERS ENDING 1997
                                ----------------------------------------------
                                  DEC 31      SEPT 30     JUNE 30    MARCH 31
                                ----------   ---------   ---------   ---------
Interest income................  $3,685,112   3,519,620   3,233,895   3,010,065
Interest expense...............   2,066,718   1,993,421   1,798,756   1,673,576
                                 ----------   ---------   ---------   ---------
Net interest income............   1,618,394   1,526,199   1,435,139   1,336,489
Provision for loan losses......     120,000     105,000     100,000      75,000
Non-interest income............      16,183      56,471      37,414      39,859
Non-interest expense...........     969,556     958,675     934,016     872,944
                                 ----------   ---------   ---------   ---------
Income before income tax........    545,021     518,995     438,537     428,404
Income tax expense..............    150,000     160,000     145,000     135,000
                                 ----------   ---------   ---------   ---------
Net income...................... $  395,021     358,995     293,537     293,404
                                 ==========   =========   =========   =========
Basic earnings per share........       0.15        0.14        0.11        0.11

                                                 QUARTERS ENDING 1996
                                 ----------------------------------------------
                                  DEC 31      SEPT 30     JUNE 30    MARCH 31
                                ----------   ---------   ---------   ---------
Interest income................  $2,825,961   2,622,530   2,406,058   2,248,568
Interest expense...............   1,558,278   1,453,354   1,311,562   1,220,278
                                 ----------   ---------   ---------   ---------
Net interest income............   1,267,683   1,169,176   1,094,496   1,028,290
Provision for loan losses......     210,000      62,500      37,500      40,000
Non-interest income............      41,188      52,604      42,119      72,220
Non-interest expense...........     784,005     738,858     703,254     660,562
                                 ----------   ---------   ---------   ---------
Income before income tax.......     314,866     420,422     395,861     399,948
Income tax expense.............      52,711     141,000     124,000     117,751
                                 ----------   ---------   ---------   ---------
Net income.....................  $  262,155     279,422     271,861     282,197
                                 ==========   =========   =========   =========
Basic earnings per share.......        0.10        0.11        0.10        0.11

[KMPG Peat Marwick LLP Logo]
1600 Market Street
Philadelphia, PA 19103-7212


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Premier Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of Premier Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


[KMPG Peat Marwick LLP Logo]


February 26, 1998

                             PREMIER BANCORP, INC.

                          CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                      1997              1996
-------------                                 ------------      ------------
Assets
Cash and due from banks........................  $  4,307,164         2,124,076
Interest-bearing deposits......................        85,823           206,313
Investment securities:
  Held to maturity (fair value
  $15,099,965 in 1997 and
     $13,677,299 in 1996)......................    15,169,638        13,887,606
  Available for sale (amortized cost
  $62,355,084 in 1997
     and $52,889,364 in 1996)..................    62,434,137        52,899,668
Loans held for sale............................       197,944                --
Loans receivable (net of allowance for loan losses
  of $1,360,148 in 1997 and $960,672 in 1996).... 107,172,526        81,949,164
Accrued interest receivable......................   1,451,899         1,115,650
Premises and equipment.........................     1,174,769           467,073
Real estate owned..............................       638,286           389,253
Deferred taxes.................................       404,906           298,281
Other assets...................................       486,348           325,704
Organizational costs...........................            --            24,000
                                                 ------------      ------------
Total assets...................................  $193,523,440       153,686,788
                                                 ============      ============

Commitments and contingencies (Note 15)

Liabilities and Shareholders' Equity
Deposits.......................................  $143,603,202       118,093,242
Borrowings.....................................    34,842,740        23,640,568
Accrued interest payable.......................     1,346,123         1,036,884
Other liabilities..............................     1,797,538         1,973,301
Subordinated debt..............................     1,500,000                --
                                                 ------------      ------------
Total liabilities..............................   183,089,603       144,743,995

Shareholders' equity
Common stock -- $0.33 par value;
  30,000,000  shares  authorized;  2,630,340 and
  2,604,303 shares issued and
  outstanding in 1997 and 1996.................       876,780           868,128

Additional paid-in capital.....................     7,120,001         7,023,942
Retained Earnings..............................     2,384,881         1,043,924
Unrealized net gain on securities
 available for sale............................        52,175             6,799
                                                 ------------      ------------
Total shareholders' equity.....................    10,433,837         8,942,793
                                                 ------------      ------------
Total liabilities and shareholders' equity.....  $193,523,440       153,686,788
                                                 ============      ============

     The accompanying notes are an integral part of the consolidated financial statements.

                             PREMIER BANCORP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,                   1997             1996
---------------------------------              -----------      -----------
Interest income:
  Loans.......................................  $ 8,753,303        6,387,392
  Federal funds sold and interest bearing
    deposits..................................       96,415          103,458
  Investments:
     Taxable..................................    4,322,401        3,349,885
     Tax-exempt...............................      276,573          262,382
                                                -----------      -----------
Total interest income.........................   13,448,692       10,103,117
                                                -----------      -----------
Interest expense:
  Deposits....................................    5,896,500        4,587,766
  Borrowings..................................    1,635,971          955,706
                                                -----------      -----------
Total interest expense........................    7,532,471        5,543,472
                                                -----------      -----------
Net interest income...........................    5,916,221        4,559,645
Provision for loan losses.....................      400,000          350,000
                                                 -----------      -----------
Net interest income after loan loss provision..   5,516,221        4,209,645
Non-interest income:
  Service charges and other fees...............     148,113          126,700
  Gain (loss) net, on sale of investment
   securities held
     for sale..................................      14,818           (5,582)
  Gain on sale of loans held for sale..........      20,500           87,013
  Loss on sale of real estate owned............     (33,504)              --
                                                 -----------      -----------
Total non-interest income......................     149,927          208,131
Non-interest expense:
  Salaries and employee benefits...............   1,784,876        1,346,300
  Occupancy....................................     400,196          282,375
  Data processing..............................     381,840          270,477
  Professional services........................     282,449          221,923
  Marketing....................................     163,975          170,834
  Amortization of organization costs...........      24,000           72,000
  Pennsylvania shares tax......................      70,526           63,706
  Other........................................     627,329          459,064
                                                -----------      -----------
Total non-interest expense.....................   3,735,191        2,886,679
                                                -----------      -----------
Income before income tax.......................   1,930,957        1,531,097
Income tax expense.............................     590,000          435,462
                                                -----------      -----------
Net income..................................... $ 1,340,957        1,095,635
                                                ===========      ===========
Earnings per share:
  Basic........................................ $      0.51             0.42
  Diluted......................................        0.49             0.40
Weighted average number of shares outstanding:
  Basic.......................................    2,606,473        2,604,303
  Diluted.....................................    2,752,462        2,705,831

     The accompanying notes are an integral part of the consolidated financial statements.

                             PREMIER BANCORP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
            -------------------------------------------------------------------
                                                 UNREALIZED
                                               NET GAIN (LOSS)
                      ADDITIONAL   RETAINED     ON SECURITIES        TOTAL
            COMMON     PAID-IN     EARNINGS       AVAILABLE      SHAREHOLDERS'
            STOCK      CAPITAL     (DEFICIT)      FOR SALE          EQUITY
           --------   ----------   ---------   ---------------   -------------
Balance,
 December
 31, 1995  $868,128   7,023,942      (51,711)      (9,349)         7,831,010

Change in
unrealized
 net gain
 on
securities
available
 for sale       --          --           --        16,148             16,148

Net income
for year ended
  December
 31, 1996       --          --     1,095,635           --          1,095,635
           --------   ---------    ---------       ------         ----------
Balance,
December
 31, 1996   868,128   7,023,942    1,043,924        6,799          8,942,793
           ========   =========    =========       ======         ==========
Change in
 unrealized
 net gain
 on securities
 available for
  sale          --          --           --       45,376             45,376

Net income
for year ended
December 31,
 1997           --          --    1,340,957           --          1,340,957

Fractional
 shares
 redeemed      (27)       (454)          --           --               (481)

Stock issued
 for options
  exercised   8,679      96,513           --           --            105,192
            --------   ---------    ---------       ------         ----------
Balance,
December
31, 1997   $876,780   7,120,001    2,384,881       52,175         10,433,837
           ========   =========    =========       ======         ==========

     The accompanying notes are an integral part of the consolidated financial statements.

                             PREMIER BANCORP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,                          1997           1996
---------------------------------                    ------------   ------------
Operating activities:
  Net income........................................  $  1,340,957    1,095,635
  Adjustments to reconcile net income to cash provided by
    operating activities:
    Depreciation expense............................     174,031        119,941
    Provision for loan losses.......................     400,000        350,000
    Writedowns and losses on sale of real estate owned    33,504             --
    Amortization of organization cost.................    24,000         72,000
    Amortization of premiums and discounts on investment
     securities held to maturity......................    10,694         20,594
    Amortization of premiums and discounts on investment
     securities available for sale....................   203,083        229,949
    (Gain) loss on sale of securities available for sale.(14,818)         5,582
    Gain on sale of loans held for sale..................(20,500)       (87,013)
    Increase in accrued interest receivable.............(336,249)      (289,512)
    Increase in deferred tax asset......................(130,000)       (23,650)
    (Increase) decrease in other assets.................(160,644)        79,606
    Increase in deferred loan fees...................... 150,085         21,314
    Increase in accrued interest payable................ 309,239         54,258
    (Increase) decrease in other liabilities............(149,471)       625,235
    Loss on sale of equipment...........................      --          7,563
                                                     ------------   ------------
Net cash provided by operating activities............  1,833,911      2,281,502
                                                     ------------   ------------
Investing activities:
  Proceeds from sale of securities available
    for sale ........................................ 29,024,898     29,732,585
  Repayment on securities available for sale......... 10,965,988      9,225,645
  Purchase of securities available for sale........  (49,644,870)   (54,420,855)
  Repayment on securities held to maturity...........  3,707,274      2,859,984
  Purchase of securities held to maturity............ (5,000,000)    (5,981,250)
  Net increase in loans receivable...................(26,737,265)   (22,588,404)
  Originations of loans held for sale................ (2,329,594)    (6,284,725)
  Proceeds from sale of loans held for sale..........  2,152,150      7,334,638
  Proceeds from sale of premises and equipment.......         --          1,350
  Proceeds from sale of real estate owned............    681,282             --
  Purchases of premises and equipment................   (881,727)      (293,653)
                                                     ------------   ------------
Net cash used in investing activities................(38,061,864)   (40,414,685)
                                                      -----------   ------------
Financing activities:
  Net increase in deposits.........................   25,509,960     25,286,040
  Net increase in borrowings less than 90 days.....    1,202,172      7,614,454
  Increase in borrowings greater than 90 days......   15,000,000      5,000,000
  Repayment of borrowings greater than 90 days.....   (5,000,000)            --
  Proceeds from subordinated debt..................    1,500,000             --
  Proceeds from exercised stock options............       78,900             --
  Redemption of fractional shares of common stock..         (481)            --
                                                    ------------   ------------
Net cash provided by financing activities..........   38,290,551     37,900,494
                                                    ------------   ------------
Increase in cash and cash equivalents..............    2,062,598       (232,689)
Cash and cash equivalents:
  Beginning of period..............................    2,330,389      2,563,078
                                                    ------------   ------------
  End of year.....................................     4,392,987      2,330,389
                                                    ============   ============
Composed of:
  Cash and due from banks.........................     4,307,164      2,124,076
  Interest bearing deposits.......................        85,823        206,313
                                                    ------------   ------------
Total cash and cash equivalents...................  $  4,392,987      2,330,389
                                                    ============   ============
Supplemental disclosures:
  Cash payments for:
    Interest expense..............................  $  7,223,232      5,489,214
    Taxes.........................................       800,000        442,882

  The accompanying notes are an integral part of the consolidated financial statements.


                             PREMIER BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

     Premier Bancorp, Inc. ("PBI") was incorporated under the laws of the Commonwealth of Pennsylvania on July 15, 1997. In accordance with this reorganization, each share of the Bank's common stock previously outstanding was automatically converted into one share of the Company's common stock. The Company was reorganized as a one bank holding company of Premier Bank (the "Bank") on November 17, 1997. Premier Bancorp, Inc. through its subsidiary bank, Premier Bank, provides a full range of banking services to individual and corporate customers through its branch banking system located in Bucks and Northampton Counties in Pennsylvania. Premier Bank is a Pennsylvania chartered commercial bank and member of the Federal Reserve Bank of Philadelphia (the "Fed") and the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is subject to competition from other financial institutions and other financial services companies with respect to these services and customers. PBI is also subject to the regulations of certain federal agencies and undergoes periodic examinations by such regulatory authorities.

  Basis of Financial Statement Presentation

     The consolidated financial statements include the accounts of PBI and its wholly owned subsidiary, Premier Bank. Such statements have been prepared in accordance with generally accepted accounting principles and general practice within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain previously reported amounts have been reclassified to conform to current presentation standards. These reclassifications had no effect on net income.

  Use of Estimates

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. Material estimates that are particularly susceptible to significant change in the near term include the determination of the allowance for loan losses.

  Investment Securities

     Debt and equity securities are classified as either held to maturity securities ("HTM") or as available for sale ("AFS") securities. Investment securities that PBI has the positive intent and ability to hold to maturity can be classified as held to maturity securities and reported at amortized cost. Investment securities not classified as held to maturity nor held for the purpose of trading in the near term are classified as available for sale securities and reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of shareholders' equity. The Bank does not engage in any trading activities. Management determines the appropriate classification of securities at the time of purchase.

     AFS securities include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in market interest rates and related changes in the securities' prepayment risk or to meet liquidity needs. The majority of the Company's investment portfolio is classified as available for sale.

     Premiums and discounts on debt securities are recognized in interest income using a constant yield method. Gains and losses on sales of investment securities are computed on the specific identification basis and included in non-interest income based on trade date.

     Equity securities are limited to stocks owned in the Federal Reserve Bank of Philadelphia, the Federal Home Loan Bank of Pittsburgh (the "FHLB") and Atlantic Central Bankers Bank.

                             PREMIER BANCORP, INC.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Loans

     Loans are stated at the principal amount outstanding, net of deferred loan fees and costs. Interest income is accrued on the principal amount outstanding. Loan origination fees and related direct costs are deferred and amortized to income over the term of the respective loan and loan commitment period as a yield adjustment.

     Non-accrual loans are those on which the accrual of interest has ceased. Commercial loans are generally placed on non-accrual status if, in the opinion of management, collection is doubtful, or when principal or interest is past due 90 days or more. Interest accrued, but not collected at the date a loan is placed on non-accrual status, is reversed and charged against interest income. Subsequent cash receipts are applied either to the outstanding principal or recorded as interest income, depending on management's assessment of ultimate collectibility of principal and interest. Loans are returned to an accrual status when the borrower's ability to make periodic principal and interest payments has returned to normal (i.e. -- brought current with respect to principal or interest or restructured) and the paying capacity of the borrower and the underlying collateral is deemed sufficient to cover principal and interest. Consumer loans are not automatically placed on non-accrual status when principal or interest payments are 90 days past due, but; in most instances, are charged-off when deemed uncollectible or after reaching 120 days past due.

     Residential mortgages held for sale are carried at the lower of aggregate cost or market value. Gains and losses on residential mortgages held for sale are included in non-interest income. The servicing of such loans is released to the purchaser upon sale.

  Allowance for Loan Losses

     The provision for loan losses charged to operating expense reflects the amount deemed appropriate by management to produce an adequate reserve to meet the present and foreseeable risk characteristics of the existing loan portfolio. Management's judgment is based on the evaluation of individual loans, past experience, the assessment of current economic conditions, and other relevant factors. Loan losses are charged directly against the allowance for loan losses and recoveries on previously charged-off loans are added to the allowance.

     Significant estimates are made by management in determining the allowance for loan losses. Consideration is given to a variety of factors in establishing these estimates including current economic conditions, diversification of the loan portfolio, delinquency statistics, borrowers' perceived financial and managerial strengths, the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows, and other relevant factors. Since the allowance for loan losses is dependent, to a great extent, on conditions that may be beyond PBI's control, it is at least reasonably possible that management's estimates of the allowance for loan losses, and actual results could differ in the near term.

     In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for loan losses. They may require additions to the allowance based upon their judgments about information available to them at the time of examination.

     Recognition of impairment in the performance of a loan is required when it is probable that all amounts, including both principal and interest, will not be collected in accordance with the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Impairment criteria are applied to the loan portfolio exclusive of smaller homogeneous loans such as consumer loans which are evaluated collectively for impairment.

                             PREMIER BANCORP, INC.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Premises and Equipment

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets as follows: leasehold improvements -- lesser of useful life or lease term, equipment -- 5 to 10 years, and software -- 5 years. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses upon disposition are reflected in earnings as realized. Land is carried at cost.

  Real Estate Owned

     Other real estate owned is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Other real estate owned is recorded at the lower of the carrying value of the loan or the fair value of the property, net of estimated selling costs. Costs relating to the development or improvement of the properties are capitalized while holding expenses related to the operation and maintenance of properties are expensed as incurred. Gains and losses upon disposition are reflected in earnings as realized.

  Income Taxes

     PBI and its subsidiary file a consolidated Federal income tax return and the amount of income tax expense or benefit is computed and allocated on a separate return basis. To provide for income taxes, PBI uses the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period which includes the enactment date.

  Stock Options

     PBI accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such , compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, PBI adopted Statement No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, Statement No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for stock option grants made in 1995 and future years as if the fair-value based method defined in Statement No. 123 had been applied. PBI has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of Statement No. 123.

  Earnings Per Share

     In February 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 128, "Earnings Per Share". Statement No. 128 was designed to simplify the computation of earnings per share and requires disclosure of "basic earnings per share" and, if applicable, "diluted earnings per share". Restatement of all prior period earnings per share data is required upon adoption. The Statement, which was adopted on December 31, 1997, did not have a material impact on the reported earnings per share of the Company.

                             PREMIER BANCORP, INC.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Basic earnings per share is calculated on the basis of the weighted average number of shares outstanding, after giving retroactive effect to the three-for-one stock split effected on December 31, 1997. Diluted earnings per common share includes dilutive common stock equivalents as computed under the treasury stock method using average common stock prices over the fiscal year.

  Statement of Cash Flows

     Cash and cash equivalents for purposes of this statement consist of cash and due from banks, interest-bearing deposits, and overnight fed funds sold.

  Reporting Comprehensive Income

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income". This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Statement No. 130 requires that the components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement does not require a specific format for that financial statement, but requires that an enterprise display an amount representing comprehensive income for the period in that financial statement. Statement No. 130 is effective for fiscal years beginning after December 15, 1997. The impact of this Statement, if any, on the Company would be to require additional disclosures in the Company's financial statements.

  Operating Segment Disclosure

     In June  1997,  the FASB  issued  Statement  No.  131,  "Disclosures  About
Segments of an Enterprise and Related Information." Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement No. 131 is effective for periods beginning after December 15, 1997. The impact, if any, of the Statement on the Company would be to require additional disclosures in the Company's financial statements.

  Employers' Disclosures about Pension and Other Postretirement Benefits

     In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which amends the disclosure requirements of Statement 87, "Employers' Accounting for Pensions", Statement No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and Statement No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions". Statement No. 132 is applicable to all entities. This Statement standardizes the disclosure requirements of Statement Nos. 87 and 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other postretirement benefits. Statement No. 132 only addresses disclosure and does not change any of the measurement recognition provisions of Statement Nos. 87, 88, and 106. This Statement is effective for fiscal years beginning after December 15, 1997. Restatement of comparative period disclosures is required unless the information is not readily available, in which case the notes to the financial statements shall include all available information and a description of information not available. The impact, if any, of this Statement on the Company would be to require additional disclosures in the Company's financial statements.

                             PREMIER BANCORP, INC.

NOTE 2 -- STOCK SPLIT

     On December 31, 1997, PBI effected a three-for-one stock split to shareholders of record as of December 31, 1997 which changed the par value from $1.00 to $.33 per share. The number of shares and per share amounts have been restated to reflect this event.

NOTE 3 -- CASH AND DUE FROM BANKS

     The Bank is required to maintain certain daily average reserve balances in accordance with Federal Reserve Board and Atlantic Central Bankers Bank requirements. The reserve balances maintained in accordance with such requirements as of December 31, 1997 were $751,000 and $300,000, respectively.

NOTE 4 -- INVESTMENT SECURITIES

     The amortized cost and estimated fair values of investment securities at December 31, 1997 and 1996 were as follows:

                                  GROSS        GROSS     ESTIMATED
                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR       CARRYING
DECEMBER 31, 1997    COST         GAINS       LOSSES       VALUE        VALUE
----------------- -----------   ----------   ----------   ----------   --------
HELD TO MATURITY
Mortgage-backed
 securities....  $ 3,183,768        384       (40,437)    3,143,715    3,183,768
U.S. government
 agency
 obligations...   11,985,870      1,250       (30,870)   11,956,250   11,985,870
                 -----------    -------      --------    ----------   ----------
                  15,169,638      1,634       (71,307)   15,099,965   15,169,638
AVAILABLE FOR SALE
Mortgage-backed
securities....    50,131,927    113,350      (124,047)   50,121,230   50,121,230
State and municipal
  securities....  10,326,107     80,394        (3,644)   10,402,857   10,402,857
Equity securities  1,780,050     13,000            --     1,793,050    1,793,050
Other debt
 securities.....     117,000         --            --       117,000      117,000
                  ----------    -------      --------    ----------   ----------
                  62,355,084    206,744      (127,691)   62,434,137   62,434,137
                 -----------    -------      --------    ----------   ----------
TOTAL
INVESTMENT
 SECURITIES....  $77,524,722    208,378      (198,998)   77,534,102   77,603,775
                 ===========    =======      ========    ==========   ==========

                                 GROSS        GROSS      ESTIMATED
                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR       CARRYING
DECEMBER 31, 1996    COST         GAINS        LOSSES       VALUE        VALUE
-----------------  ----------   ----------   ----------   ----------   --------
HELD TO MATURITY
Mortgage-backed
 securities.....$ 3,910,165         --       (63,179)    3,846,986    3,910,165
U.S. government
 agency
  obligations..   9,977,441         --      (147,128)    9,830,313    9,977,441
                -----------    -------      --------    ----------   ----------
                 13,887,606         --      (210,307)   13,677,299   13,887,606
AVAILABLE FOR
 SALE
Mortgage-backed
 securities...   44,212,778     84,412      (107,141)   44,190,049   44,190,049
State and municipal
  securities..    6,662,286     37,967        (4,934)    6,695,319    6,695,319
Equity securities.1,897,300         --            --     1,897,300    1,897,300
Other debt
 securities.....    117,000         --            --       117,000      117,000
                -----------    -------      --------    ----------   ----------
                 52,889,364    122,379      (112,075)   52,899,668   52,899,668
                -----------    -------      --------    ----------   ----------
TOTAL INVESTMENT
 SECURITIES...  $66,776,970    122,379      (322,382)   66,576,967   66,787,274
                ===========    =======      ========    ==========   ==========

                             PREMIER BANCORP, INC.

NOTE 4 -- INVESTMENT SECURITIES -- (CONTINUED)

     The amortized cost and estimated fair value of debt securities AFS and HTM by contractual maturity at December 31, 1997 are shown in the following table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                              INVESTMENT SECURITIES      INVESTMENT SECURITIES
                                 HELD TO MATURITY         AVAILABLE FOR SALE
                            ------------------------   -----------------------
                             AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED
                              COST       FAIR VALUE      COST      FAIR VALUE
                           -----------   ----------   ----------   ----------
Due in one year or less...  $ 1,184,645    1,169,742    8,140,367    8,138,630
Due after one year through
 five years...............    2,891,860    2,861,810   19,422,949   19,418,808
Due after five years through ten
  years...................    3,092,861    3,075,644   12,070,609   12,068,055
Due after 10 years........    8,000,272    7,992,769   22,721,159   22,808,644
                            -----------   ----------   ----------   ----------
Total.... ................  $15,169,638   15,099,965   62,355,084   62,434,137
                            ===========   ==========   ==========   ==========

     Proceeds from sales of investment securities AFS are as follows:

                                                    1997          1996
                                                 -----------   -----------
Proceeds.......................................  $29,024,898    29,732,585
Gross gains....................................       69,028        54,632
Gross losses...................................       54,210        60,214

NOTE 5 -- LOANS

                                                     1997          1996
                                                 ------------   ----------
Real estate-farmland...........................  $    500,000           --
Real estate-construction.......................     1,188,288    1,952,730
Real estate-residential........................    22,965,889   19,665,913
Real estate-multifamily........................     1,948,943    1,137,649
Real estate-commercial.........................    72,372,260   52,731,559
Consumer.......................................       797,671      735,124
Commercial.....................................     9,084,458    6,861,611
                                                 ------------   ----------
Total loans....................................   108,857,509   83,084,586
Unearned income................................       324,835      174,750
Allowance for loan losses......................     1,360,148      960,672
                                                 ------------   ----------
Total loans, net...............................  $107,172,526   81,949,164
                                                 ============   ==========

     Loans secured by real estate totaled $98,975,380 and $75,487,851 at December 31, 1997 and 1996, respectively, and represented 91% of total loans in both years. Real estate commercial loans include all loans collateralized at least in part by commercial real estate. These loans are generally for commercial real estate investment transactions.

     At December 31, 1997, the recorded investment in loans for which impairment has been recognized totaled $497,734 and $870,961, respectively, of which $497,734 and $507,140 related to loans with a corresponding valuation allowance of approximately $50,823 and $126,785. Most of the loans identified as impaired are collateral-dependent. For the years ended December 31, 1997 and 1996, the average recorded investment in impaired loans was approximately $502,792 and $651,165.

                             PREMIER BANCORP, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- LOANS -- (CONTINUED)
No interest income was recognized on these loans in 1997. In 1996, $10,101 of interest income was recorded on impaired loans. Included within the loan portfolio are loans on non-accrual status of $497,734 and $870,961 at December 31, 1997 and 1996, respectively. If interest had been accrued throughout the period, interest income for the years ended December 31, 1997, and 1996, would have increased approximately $51,900 and $80,434, respectively. There was no interest income on these loans included in net income in 1997. In 1996, $10,101 in interest income was recorded on non-accrual loans.

     PBI generally lends in the Greater Philadelphia region with a majority of its borrowers living in communities surrounding its three branches. To a large extent PBI makes loans collateralized at least in part by real estate. Accordingly, its lending activities could be affected by changes in the general economy, the regional economy, or real estate values.

NOTE 6 -- ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses is shown below:

DECEMBER 31,                                        1997        1996
- ------------                                     ----------   --------
Balance at beginning of year...................  $  960,672    738,313
Charge-offs....................................        (524)  (127,641)
Provision for loan losses......................     400,000    350,000
                                                 ----------   --------
Balance at end of year.........................  $1,360,148    960,672
                                                 ==========   ========

NOTE 7 -- PREMISES AND EQUIPMENT

     Premises and equipment, stated at cost less accumulated depreciation and amortization, are summarized below:

DECEMBER 31,                                         1997       1996
- ------------                                      ----------   -------
Land............................................  $  254,761        --
Leasehold improvements..........................     372,883   104,865
Furniture, fixtures and equipment...............     980,128   621,180
                                                  ----------   -------
Book value......................................   1,607,772   726,045
Accumulated depreciation and amortization.......     433,003   258,972
                                                  ----------   -------
Net book value..................................  $1,174,769   467,073
                                                  ==========   =======

     Depreciation and amortization expense on premises and equipment amounted to $174,031 and $119,941, for the years ended December 31, 1997, and 1996, respectively.

     The Company leases all facilities from which it currently operates. Rental expense on operating leases amounted to approximately $180,797 and $143,175 for the years ended December 31, 1997 and 1996, respectively. Most leases have options for renewal. Required minimum annual rentals due on non-cancelable leases expiring after one year approximate $238,680 in the aggregate at December 31, 1997. Future minimum annual rental payments due on non-cancelable leases for each of the years 1998 through 2002 are approximately $183,101, $59,670, $59,670, $59,670 and $59,670, respectively.

                             PREMIER BANCORP, INC.

NOTE 8 -- DEPOSITS

DECEMBER 31,                       1997                        1996
-------------        ----------------------------   ---------------------------
             WEIGHTED                           WEIGHTED
             AVERAGE                            AVERAGE
             INTEREST                   % OF    INTEREST                   % OF
               RATE        AMOUNT      TOTAL      RATE        AMOUNT      TOTAL
              ----     ------------   ------     ----     ------------   ------
Interest
 checking..   2.62%    $ 10,847,705     7.56%    2.52%    $  7,341,202     6.22%
Money market  2.57%       1,667,282     1.16%    2.56%       1,441,254     1.22%
Savings.....  3.90%      45,551,504    31.72%    4.16%      41,055,794    34.77%
Time........  5.66%      73,959,391    51.50%    5.58%      59,486,279    50.37%
              ----     ------------   ------     ----     ------------   ------
Total
interest
bearing
deposits...   4.76%     132,025,882    91.94%    4.80%     109,324,529    92.58%
              ====                               ====
Non-interest
 bearing
 deposits..              11,577,320     8.06%                8,768,713     7.42%
                        ------------   ------              ------------   ------
Total
 deposits.             $143,603,202   100.00%             $118,093,242   100.00%
                       ============   ======              ============   ======

     Time deposits of less than $100,000 by date of maturity are as follows:

1998...........................................  $39,982,784
1999...........................................   15,211,325
2000...........................................    3,702,313
2001...........................................      514,937
2002...........................................      471,381
2003 and thereafter............................        2,051
                                                 -----------
                                                 $59,884,791
                                                 ===========

     Time deposits of $100,000 or more by date of maturity are as follows:

1998...........................................  $10,464,984
1999...........................................    2,888,738
2000...........................................      519,365
2001...........................................           --
2002...........................................      201,513
2003 and thereafter............................           --
                                                 -----------
                                                 $14,074,600
                                                 ===========

     Accrued interest payable on deposits amounted to $1,231,662 and $946,105 at December 31, 1997 and 1996, respectively.

     Interest expense on deposits is as follows:

DECEMBER 31,                                       1997        1996
- ------------                                    ----------   ---------
Interest checking.............................  $  224,223     150,797
Money Market..................................      54,087      47,835
Savings.......................................   1,648,694   1,508,191
Time..........................................   3,969,496   2,880,943
                                                ----------   ---------
Total interest expense on deposits............  $5,896,500   4,587,766
                                                ==========   =========

                             PREMIER BANCORP, INC.

NOTE 9 -- BORROWINGS

DECEMBER 31,                               1997                     1996
-------------                   ----------------------   ----------------------
                                              WEIGHTED                 WEIGHTED
                                               AVERAGE                  AVERAGE
                                   AMOUNT        RATE       AMOUNT        RATE
                                 -----------     ----     -----------     ----
Short-term:
Securities sold under agreement to
  repurchase (1)..............  $18,345,740     5.54%    $2l,973,568     5.70%
Other (2).....................    1,497,000     6.31%      1,667,000     6.44%
                                -----------     ----     -----------     ----
                                 19,842,740     5.59%     23,640,568     5.75%
Long-term:
Federal Home Loan Bank
 advances (3).................   15,000,000     5.42%             --       --
                                -----------     ----     -----------     ----
Total borrowings..............  $34,842,740     5.52%    $23,640,568     5.75%
                                ===========     ====     ===========     ====

------------------

(1) At December 31, 1997 securities sold under agreement to repurchase consisted of $12,500,000 in borrowings from the Federal Home Loan Bank (the "FHLB") which mature within 90 days and $5,845,740 in borrowings from customers which mature overnight. At December 31, 1996 borrowings from the FHLB and customers were $21,100,000 and $873,568, respectively. All borrowings from the FHLB are secured by a blanket lien against all of the Bank's assets.

(2) Other consists of overnight borrowings from Atlantic Central Bankers Bank.

(3) Long-term FHLB advances are detailed as follows:

                                     1997                        INTEREST
DECEMBER 31,                        AMOUNT           DUE           RATE
-------------                     -----------      --------      --------
Issued 9/25/97...............      $ 5,000,000       9/25/02        5.45%
Issued 10/17/97..............        5,000,000      10/17/02        5.47%
Issued 11/19/97..............        5,000,000      11/19/02        5.34%
                                   -----------
                                   $15,000,000
                                   ===========

     The above long-term advances are subject to repricing every six months at which time the issuer may convert the borrowing to a variable rate if current rates are higher. Should the issuer convert the borrowing, the Company may prepay the debt without penalty.

     Accrued interest on borrowings amounted to $114,461 and $90,779 at December 31, 1997 and 1996, respectively.

DECEMBER 31,                                        1997             1996
- ------------                                     -----------      ----------
Short-term:
Average balance outstanding....................  $24,007,462      17,003,164
Maximum amount outstanding at any month-end
  during the period............................   31,329,745      17,940,711
Weighted average interest rate during the
  period.......................................         5.65%           5.62%

     At December 31, 1997, the Bank has a $2,000,000 unsecured fed funds line of credit with Atlantic Central Bankers Bank and a $58,704,000 borrowing limit at the FHLB. At December 31, 1997, the Bank had unused borrowing capacity of $503,000 and $31,204,000 from Atlantic Central Bankers Bank and the FHLB, respectively.

                             PREMIER BANCORP, INC.

NOTE 10 -- SUBORDINATED DEBT

     On January 9, 1997, the Bank borrowed $1,500,000 from Pennsylvania National Bank and Trust Company for the purpose of funding its continued growth and to assist in the maintenance of certain regulatory capital ratios. The loan is unsecured and matures on January 12, 2012. The term note carries an annually adjustable rate based upon the one-year Treasury index plus 240 basis points. At December 31, 1997 the interest rate on the subordinated debt was 8.01%. The note requires monthly interest payments for the first ten years with principal payments beginning in the eleventh year with full amortization by the maturity date.

NOTE 11 -- EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations.

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                       -------------------------------------
                                                                   PER SHARE
                                        NET INCOME      SHARES       AMOUNT
                                        -----------   ----------   ----------
Basic earnings per share................  $1,340,957    2,606,473      $0.51
Effect of dilutive stock options........          --      145,989         --
                                          ----------    ---------      -----
Diluted earnings per share..............  $1,340,957    2,752,462      $0.49
                                          ==========    =========      =====

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                        -------------------------------------
                                                                    PER SHARE
                                         NET INCOME      SHARES       AMOUNT
                                         -----------   ----------   ----------
Basic earnings per share...............  $1,095,635    2,604,303      $0.42
Effect of dilutive securities:
  Stock options........................          --      101,528         --
                                         ----------    ---------      -----
Diluted earnings per share.............  $1,095,635    2,705,831      $0.40
                                         ==========    =========      =====

     Earnings per share was calculated on the basis of weighted average number of shares after giving retroactive effect to the three-to-one stock split distributed on December 31, 1997. Options to purchase 662,172 and 476,739 shares of common stock were outstanding at December 31, 1997 and 1996, respectively. The dilutive effect of such options using the treasury method was included in the computation of diluted earnings per share.

NOTE 12 -- INCOME TAXES

     The components of the provision for income taxes are as follows:

YEAR ENDED DECEMBER 31,                               1997          1996
- -----------------------                             --------      --------
Current tax expense...............................  $720,000       459,112
Deferred income tax benefit.......................  (130,000)      (23,650)
                                                    --------      --------
Income tax expense................................  $590,000       435,462
                                                    ========      ========

                             PREMIER BANCORP, INC.

NOTE 12 -- INCOME TAXES -- (CONTINUED)

     At December 31, 1997 and 1996, the tax effects of temporary differences that represent the significant portion of deferred tax assets and liabilities are as follows:

YEAR ENDED DECEMBER 31,                               1997          1996
- -----------------------                             --------      --------
Deferred tax assets:
  Allowance for possible loan loss................  $439,812       303,812
  Start-up and organization costs.................     8,217        13,600
  Other...........................................     7,509         5,004
                                                    --------      --------
Deferred tax assets...............................   455,538       322,416
Deferred tax liabilities:
  Unrealized net gain on securities available for
     sale.........................................   (26,878)       (3,503)
  Depreciation....................................   (23,754)      (20,632)
                                                    --------      --------
Net deferred tax asset............................  $404,906       298,281
                                                    ========      ========

     The realizability of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities and tax planning strategies. Based upon these and other factors, management believes it is more likely than not that PBI will realize the benefits of these deferred tax assets.

     A reconciliation of income tax expense in the accompanying statements of operations with the amount computed by applying the statutory federal income tax rate to earnings before income taxes is as follows:

YEAR ENDED DECEMBER 31,                               1997          1996
- -----------------------                             --------      --------
Tax expense at 34% rate...........................  $656,525       520,573
Interest from tax exempt loans and investments....  (109,117)      (89,784)
Other, net........................................    42,592         4,673
                                                    --------      --------
Income tax expense................................  $590,000       435,462
                                                    ========      ========

NOTE 13 -- EMPLOYEE BENEFIT PLANS

     PBI maintains a defined contribution savings plan covering substantially all employees. The plan allows eligible employees to make contributions by salary reduction pursuant to the provisions of 401(k) of the Internal Revenue Code. Discretionary matching contributions by the Bank expensed in the financial statements for 1997 and 1996 were $33,702 and $26,818, respectively.

NOTE 14 -- STOCK OPTIONS

     In connection with its initial stock offering, the Bank issued options to purchase common stock to certain incorporators, directors, officers, and institutional investors. The options are exercisable at a price of $3.03 per share and expire April 23, 2002. The options are transferable and contain certain customary anti-dilution clauses in the case of certain events. At December 31, 1997 and 1996, 437,307 and 463,344 options were issued and outstanding, respectively.

     In addition, the Bank adopted, in 1995, a stock option program whereby up to 300,000 options may be granted to employees or directors based on a discretionary incentive program. The exercise price of options granted under this program are to be at the fair value of common stock as of the grant date. Options expire ten years from the date of grant with vesting periods, if any, determined by the Board of Directors. In January 1996, 13,395 options were granted under this program at an exercise price of $3.67 per share and were immediately vested. In January 1997, 211,470 options were granted

                             PREMIER BANCORP, INC.

NOTE 14 -- STOCK OPTIONS -- (CONTINUED)
under this plan at an exercise price of $5.00 per share of which 130,470 were immediately vested and 81,000 subject to a four year vesting period.

     Stock option activity during the periods indicated is as follows:

                                    WEIGHTED
                                     AVERAGE
                           NUMBER OF EXERCISE RANGE OF
                          OPTIONS PRICE EXERCISE PRICE
                                         ---------   ---------   --------------
December 31, 1995.......................   463,344      $3.03            3.03
  Granted...............................    13,395       3.67              --
                                           -------      -----       ---------
December 31, 1996.......................   476,739       3.05       3.03-3.67
  Granted...............................   211,470       5.00
  Exercised.............................   (26,037)      3.03
                                           -------      -----       ---------
December 31, 1997.......................   662,172      $3.67       3.03-5.00
                                           =======      =====       =========

     At December 31, 1997, the number of options exercisable was 581,172. The weighted average exercise price of those options was $3.49 per share and the weighted average remaining contractual life of outstanding options was 5.5 years.

     In January 1998, 15,030 incentive options were granted under the 1995 plan at an exercise price of $6.00 per share expiring January 2008.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", provides an alternative method of accounting for stock-based compensation arrangements. This method is based on the fair value of the stock-based compensation determined by an option pricing model utilizing various assumptions regarding the underlying attributes of the options and PBI's stock, rather than the existing method of accounting for stock-based compensation which is provided in Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees." The Financial Accounting Standards Board encourages entities to adopt the fair value based method, but does not require the adoption of this method.

     PBI applies APB No. 25 and related Interpretations in accounting for the Plan. The fair value of each option grant using the Black-Scholes option pricing model was $3.45 and $1.91 in 1997 and 1996, respectively. The following assumptions were used for grants in 1997 and 1996: no dividends for both years; risk-free interest rates of 6.40% and 6.72% for 1997 and 1996 options, respectively; and expected lives of ten years for both years. Had compensation cost for the Plan been determined consistent with Statement No. 123, PBI's net income and earnings per share would have been reduced to the pro forma amounts indicated as follows:

DECEMBER 31,                                         1997            1996
- ------------                                      ----------      ----------
Net income
  As reported...................................  $1,340,957       1,095,635
  Pro forma.....................................     890,835       1,070,007
Basic earnings per share
  As reported...................................        0.51            0.42
  Pro forma.....................................        0.34            0.41
Diluted earnings per share
  As reported...................................        0.49            0.40
  Pro forma.....................................        0.32            0.40

                             PREMIER BANCORP, INC.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-by letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and stand-by letters of credit is represented by the contractual or notional amount of those instruments.

     Financial instruments whose contract amounts represent credit risk at December 31, 1997 and 1996 are as follows:

                                                   CONTRACT OR NOTIONAL AMOUNT
                                                  ----------------------------
                                                      1997             1996
                                                  ------------      ----------
Commitments to extend credit....................  $10,994,649       7,592,000
Stand-by letters of credit......................    1,160,062       1,073,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include inventory, property, plant and equipment, and income producing commercial properties. The commitments at December 31, 1997 were principally to originate commercial loans and other loans secured by real estate.

     Stand-by letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Most guarantees extend for one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The amount of collateral received on loan commitments and on stand-by letters of credit is dependent upon the individual transaction and the creditworthiness of the customer.

CONCENTRATIONS OF CREDIT RISK

     The Bank's loan portfolio represents loans principally made in the Bucks and Northampton County areas in Pennsylvania which are secured by both residential and commercial real estate. Accordingly, the Bank's primary concentration of credit risk is related to the real estate market in the Bucks and Northampton County areas. The ultimate collectibility of this portion of the Bank's portfolio is susceptible to changes in local market conditions, and therefore, dependent upon the local economic environment. In addition, loan concentrations are also considered to exist when there are amounts loaned or committed to be loaned to a multiple number of borrowers engaged in similar activities which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. Though the Bank views many of its loans as made to individuals or, secured by residential real estate, the Bank's loan portfolio contains many borrowers who are employed in various professions such as, the medical, dental, legal and real estate professions.

                             PREMIER BANCORP, INC.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

LEGAL PROCEEDINGS

     As of December 31, 1997, there were no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or its subsidiary are a party or by which any of their property is in the subject.

NOTE 16 -- RELATED PARTY TRANSACTIONS

     As a matter of policy, the Bank does not extend credit to employees, officers or directors. The following table presents the amount due from one of the Bank's directors. This loan was made prior to this individual's election to the Board of Directors. This loan was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Also, this loan did not involve a more than normal risk of collectibility or present any other unfavorable features.

Balance, December 31, 1996...............................  $ 316,158
Repayments...............................................   ( 18,744)
                                                           ---------
Balance, December 31, 1997...............................  $ 297,414
                                                           =========

     The outstanding loan balance was repaid in January 1998.

     The Bank's offices in Doylestown and Easton are owned by Norbuck Associates (Norbuck), a Pennsylvania limited partnership consisting of several directors of the Bank. The leases with Norbuck have an initial term expiring December 31, 1998. Rent paid to Norbuck in 1997 and 1996 was $117,368 and $113,954, respectively.

NOTE 17 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     PBI is required to disclose estimated fair values for its financial instruments, whether or not recognized in the balance sheet. For PBI, as for most financial institutions, substantially all of its assets and liabilities are considered financial instruments.

     Estimates of fair value are made at a specific point in time, based upon, where available, relevant market prices and information about the financial instrument. Such estimates do not include any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. For a substantial portion of the Company's financial instruments, no quoted market exists. Therefore, estimates of fair value are necessarily based on a number of significant assumptions regarding the amount and timing of estimated future cash flows which are discounted to reflect varying degrees of risk. Given the uncertainties surrounding these assumptions, the reported fair values may not represent actual values of financial instruments that could have been realized as of year-end or that will be realized in the future. Use of different assumptions or methodologies is likely to result in significantly different fair value estimates.

     The fair value of non-interest bearing demand deposits, interest checking accounts, money market accounts and savings accounts is equal to the carrying amount because these deposits have no stated maturity. This approach to estimating fair value excludes the significant benefit that results from the low-cost funding provided by such deposit liabilities, as compared to alternative sources of funding. As a consequence the values below may distort the actual fair value of a banking organization that is a going concern.

                             PREMIER BANCORP, INC.

NOTE 17 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS --  (CONTINUED)

     The estimated fair values and carrying amounts are summarized as follows:

                                DECEMBER 31, 1997            DECEMBER 31, 1996
                           --------------------------   -----------------------
                             ESTIMATED      CARRYING      ESTIMATED   CARRYING
                             FAIR VALUE      AMOUNT      FAIR VALUE    AMOUNT
                           ------------   -----------   -----------   ---------
FINANCIAL ASSETS:
Cash and due from banks...$  4,307,164     4,307,164     2,124,076     2,124,076
Interest-bearing deposits.      85,823        85,823       206,313       206,313
Investment securities:
  Available for sale......  62,434,137    62,434,137    52,899,668    52,899,668
  Held to maturity........  15,099,965    15,169,638    13,677,299    13,887,606
Loans held for sale.......     199,344       197,944            --            --
Net loans................. 108,225,722   107,172,526    83,824,718    81,949,164
Accrued interest receivable. 1,451,899     1,451,899     1,115,650     1,115,650
                          ------------   -----------   -----------   -----------
Total financial assets... $191,804,054   190,819,131   153,847,724   152,182,477
                          ============   ===========   ===========   ===========

FINANCIAL LIABILITIES:
Deposits with no stated
  maturities............  $ 69,643,811    69,643,811    58,606,963    58,606,963
Deposits with stated
 maturities.............    76,482,989    73,959,391    59,592,618    59,486,279
Borrowings..............    33,629,286    34,842,740    24,646,883    23,640,568
Subordinated debt.......     1,500,000     1,500,000            --            --
Accrued interest payable..   1,346,123     1,346,123     1,036,884     1,036,884
                          ------------   -----------   -----------   -----------
Total financial
 liabilities............  $182,602,209   181,292,065   143,883,348   142,770,694
                          ============   ===========   ===========   ===========

     The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at December 31, 1997 and 1996.

     Cash and due from banks and Federal funds sold: Current carrying amounts approximate estimated fair value.

     Investment securities: Current quoted market prices were used to determine fair value.

     Loans: Fair values were estimated using the present value of the estimated cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     Deposit liabilities: The fair value of deposits with no stated maturity (i.e. demand deposits, interest checking accounts, money market accounts and savings accounts) are by definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). Deposits with a stated maturity (time deposits) have been valued using the present value of cash flows discounted at rates approximating the current market for similar deposits.

     Borrowings:  Borrowings  have been valued  using the present  value of cash
flows  discounted  at  rates   approximating  the  current  market  for  similar
liabilities.

     Off-balance-sheet instruments: Off-balance-sheet instruments are primarily comprised of loan commitments which are generally priced at market at the time of funding. Fees on commitments to extend credit and standby letters of credit are deemed to be immaterial and these instruments are expected to be settled at face value or expire unused. It is impractical to assign any fair value to these instruments. At December 31, 1997 and 1996 loan commitments were $10,994,649 and $7,592,000, respectively. Stand-by letters of credit were $1,160,062 and $1,073,000 at December 31, 1997 and 1996, respectively.

                             PREMIER BANCORP, INC.

NOTE 18 -- PARENT COMPANY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31,                                           1997             1996
-------------                                       -----------      ----------
Assets
Cash on deposit with subsidiary..................  $    78,900              --
Investment in subsidiary.........................   10,328,645       8,942,793
Other............................................       26,292              --
                                                   -----------      ----------
  Total assets...................................  $10,433,837       8,942,793
                                                   ===========      ==========
Liabilities and shareholders' equity:
Shareholders' equity:
Common stock.....................................  $ 7,996,781       7,892,070
Retained Earnings................................    2,384,881       1,043,924
Unrealized gains on securities available for sale...    52,175           6,799
                                                   -----------      ----------
  Total shareholders' equity.....................   10,433,837       8,942,793
                                                   -----------      ----------
Total liabilities and shareholders' equity.......  $10,433,837       8,942,793
                                                   ===========      ==========

CONDENSED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,                       1997             1996
- --------------------------------                 -----------      ----------
Equity in undistributed income of subsidiary.....  $ 1,340,957       1,095,635
                                                   -----------      ----------
Other............................................          693              --
                                                   -----------      ----------
Total income.....................................    1,341,650       1,095,635
                                                   -----------      ----------
Interest Expense.................................          513              --
Other expenses...................................          180              --
                                                   -----------      ----------
Total expense....................................          693              --
                                                   -----------      ----------
Income before taxes..............................    1,340,957       1,095,635
Income tax expense...............................           --              --
                                                   -----------      ----------
Net income........................................ $ 1,340,957       1,095,635
                                                    ===========      ==========

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,                       1997             1996
- --------------------------------                 -----------      ----------
Cash flows from operating activities:
Net income.........................................$ 1,340,957       1,095,635
Deduct items not affecting cash flows:

  Equity in undistributed income of subsidiary...   (1,340,957)     (1,095,635)
                                                   -----------      ----------
Net cash provided from operating activities......           --              --
Cash flows from financing activities:
Proceeds from exercised stock options............       78,900              --
                                                   -----------      ----------
Net cash provided from financing activities......       78,900              --
                                                   -----------      ----------
Net increase in cash and cash equivalents........       78,900              --
Cash and cash equivalents at beginning of year...           --              --
                                                   -----------      ----------
Cash and cash equivalensts at end of year........  $    78,900              --
                                                   ===========      ==========

                             PREMIER BANCORP, INC.

NOTE 19 -- REGULATORY RESTRICTIONS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain certain minimum amounts and ratios to be considered adequately capitalized (set forth in the table below). Management believes that the Bank meets, as of December 31, 1997 and 1996, all capital adequacy requirements to which it is subject. As of September 30, 1996, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action provisions of Section 3b of the Federal Deposit Insurance Act. There are no calculations or events since that notification that management believes have changed the Bank's category. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table below.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                               TO BE WELL
                                                              CAPITALIZED
                                        FOR CAPITAL       UNDER THE CORRECTIVE
                     ACTUAL           ADEQUACY PURPOSES      ACTION PROVISION
              -------------------   -------------------   ---------------------
               AMOUNT      RATIO     AMOUNT      RATIO      AMOUNT      RATIO
             -----------   -----   -----------   -----   ------------   ------
As of December 31, 1997:

Total capital
to risk-weighted
assets       $13,136,619   10.88%  $ 9,658,880    8.00%  $12,073,600    10.00%

Tier 1
 capital
 to
 risk-weighted
 assets       10,276,471    8.51%    4,829,440    4.00%    7,244,160     6.00%

Tier 1
capital
to average
assets        10,276,471    5.45%    7,536,161    4.00%    9,420,201     5.00%

As of December 31, 1996:

Total
capital
to
risk-weighted
assets       $ 9,872,666   10.90%  $ 7,248,000    8.00%  $ 9,060,000    10.00%

Tier I
capital
to
risk-weighted
assets         8,911,994    9.84%    3,624,000    4.00%    5,436,000     6.00%

Tier I
capital to
average assets 8,911,994    5.80%    6,146,512    4.00%    7,683,139     5.00%

NOTE 20 -- DIVIDEND POLICY

     The future dividend policy of the Company is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, financial conditions, cash needs, and general business conditions. Holders of common stock will be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for that purpose. The Company is restricted as to the amount of dividends that it can pay holders of its common stock by virtue of the restrictions on the Bank's ability to pay dividends to the Company. Payment of dividends by the Bank is subject to the regulatory restrictions set forth in the Pennsylvania Banking Code of 1965, the Federal Reserve Act and the Federal Deposit Insurance Corporation Act.

     The Pennsylvania Banking Code of 1965 provides that cash dividends may be declared and paid only out of accumulated net earnings which are $2,384,881 at December 31, 1997. Cash dividends must be approved by the Federal Reserve Board if the total of all cash dividends declared by the Bank in any calendar year, including the proposed cash dividend, exceeds the total of the Bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or a fund for the retirement of preferred stock, if any. The Federal Deposit Insurance Corporation Act generally prohibits all payments of dividends by any bank which is in default of any assessment of the FDIC. As of December 31, 1997 and 1996, the Bank was not in default of any FDIC assessments.

ITEM 8 -- CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 9 -- DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The  information  required by this Item,  relating to directors,  executive
officers,   and  control  persons  is  set  forth  in  the  sections   captioned
"Information as to Nominees and Directors" of the Registrant's definitive Proxy

Statement to be used in connection with the 1998 Annual Meeting of Shareholders, which pages are incorporated herein by reference.

ITEM 10 -- EXECUTIVE COMPENSATION

     The information required by Item 10 is incorporated by reference to the information appearing under the caption "Executive Compensation" in the Proxy Statement to be used in connection with the 1998 Annual Meeting of Shareholders.

ITEM 11 -- SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by Item 11 is incorporated by reference to the information appearing under the caption "Beneficial Ownership by Officers, Directors and Nominees" in the Proxy Statement to be used in connection with the 1998 Annual Meeting of Shareholders.

ITEM 12 -- CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by Item 12 is incorporated by reference to the information appearing under the caption "Certain Transactions" in the Proxy Statement to be used in connection with the 1998 Annual Meeting of Shareholders.

                                    PART IV

ITEM 13 -- EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)  1. The consolidated  financial  statements listed on the index set forth in
     Item 8 of this Annual Report on Form 10-KSB are filed as part of this Annual Report.

     2. Financial Statement Schedules All schedules are omitted because they are either not applicable, the data are not significant or the required information is shown in the financial statements or the notes thereto or elsewhere herein.

    3. Exhibits
       The following exhibits are incorporated by reference herein or annexed to this Form 10-KSB:

     3.1 Articles of Incorporation (Incorporated by reference to Exhibit 3i to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997)

     3.2 By-Laws (Incorporated by reference to Exhibit 3ii to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997)

     10.1 Premier Bank's 1995 Incentive Stock Option Plan (Incorporated by reference to Exhibit 99.6 to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997)

     21.1 Subsidiaries of the Registrant

     23.1 Consent of Auditors

     27.1 Financial Data Schedule

(b) Reports on Form 8-K

    None

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PREMIER BANCORP, INC.


SIGNATURE                           TITLE                               DATE
---------                           -----                              ----

By: /s/ JOHN C. SOFFRONOFF   President, Chief Executive Officer,  March 27, 1998
---------------------------  (Principal Executive Officer), Director
    John C. Soffronoff


By: /s/ BRUCE E. SICKEL      Chief Financial Officer, (Principal  March 27, 1998
- -------------------------  Financial Officer), Director
    Bruce E. Sickel


By: /s/ JOANNE M. CALIBEO    Controller (Principal Accounting     March 27, 1998
---------------------------- Officer)
    Joanne M. Calibeo


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report is signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                              DATE
     ---------                    -----                              ----
By: /s/ JOHN C. SOFFRONOFF  President, Chief Executive Officer,   March 27, 1998
--------------------------  (Principal Executive Officer), Director
      John C. Soffronoff


By: /s/ CLARK S. FRAME      Chairman of the Board, Director       March 27, 1998
----------------------------
        Clark S. Frame

By: /s/ BRUCE E. SICKEL     Chief Financial Officer, (Principal   March 27, 1998
--------------------------  Financial Officer), Director
        Bruce E. Sickel


By: /s/ BARRY J. MILES       Director                             March 27, 1998
---------------------------
        Barry J. Miles

By: /s/ DANIEL E. COHEN      Director                             March 27, 1998
--------------------------
       Daniel E. Cohen

By: /s/ PETER A. COOPER      Director                             March 27, 1998
- ------------------------
        Peter A. Cooper

By: /s/ HELEN BETH GAROFALO VILCEK   Director                     March 27, 1998
- ----------------------------------
        Helen Beth Garofalo Vilcek

By: /s/ DR. THOMAS E. MACKEL         Director                     March 27, 1998
- ----------------------------------
        Dr. Thomas E. Mackel

  SIGNATURE                                   TITLE                     DATE
  ---------                                   -----                     ----
By: /s/ DR. DANIEL A. NESI                Director                March 27, 1998
- ----------------------------------
        Dr. Daniel A. Nesi

By: /s/ NEIL NORTON                       Director                March 27, 1998
- ----------------------------------
        Neil Norton

By: /s/ THOMAS M. O'MARA                  Director                March 27, 1998
- ----------------------------------
        Thomas M. O'Mara

By: /s/ MICHAEL PERRUCCI                  Director                March 27, 1998
- ----------------------------------
        Michael Perrucci

By: /s/ BRIAN R. RICH                     Director                March 27, 1998
- ----------------------------------
        Brian R. Rich

By: /s/ RICHARD F. RYON                   Director                March 27, 1998
- ----------------------------------
        Richard F. Ryon

By: /s/ GERALD SCHATZ                     Director                March 27, 1998
- ----------------------------------
        Gerald Schatz

By: /s/ IRVING N. STEIN                   Director                March 27, 1998
- ----------------------------------
        Irving N. Stein

By: /s/ THOMAS P. STITT                   Director                March 27, 1998
----------------------------------
        Thomas P. Stitt

By: /s/ GEORGE H. WETHERILL               Director                March 27, 1998
- ----------------------------------
        George H. Wetherill

By: /s/ JOHN A. ZEBROWSKI                 Director                March 27, 1998
- ----------------------------------
        John A. Zebrowski

By: /s/ EZIO ROSSI                        Director                March 27, 1998
- ----------------------------------
        Ezio Rossi

                             CORPORATE INFORMATION

     Annual Meeting

     The Annual Meeting of Shareholders of Premier Bancorp, Inc. will be held at The Barley Sheaf Bed and Breakfast Inn, Route 202, Holicong, PA on May 14, 1998, at 9:00 a.m.

     Transfer Agent
     Registrar and Transfer Company
     10 Commerce Drive
     Cranford, NJ 07016-3572
     (800) 368-5948

     Form 10-KSB

     A copy of Premier Bancorp Inc.'s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, is available, without charge to shareholders, by writing John C. Soffronoff, Premier Bancorp, Inc., 379 North Main Street, Doylestown, PA 18901-0818. The Annual Report and other Company reports are also filed electronically through the Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which performs automated collection, validation, indexing, acceptance, and forwarding of submissions to the Securities and Exchange Commission (SEC) and is accessible by the public using the Internet at http://www.sec.gov./edgarhp.htm.

     Directors of Premier Bancorp, Inc.

Mario Andretti*                        Brian R. Rich
Daniel E. Cohen                        Ezio U. Rossi
Peter A. Cooper                        Richard F. Ryon
Clark S. Frame                         Gerald Schatz
David C. Frame*                        Bruce E. Sickel
Thomas E. Mackell                      John C. Soffronoff
Barry J. Miles, Sr.                    Irving N. Stein
Daniel A. Nesi                         Thomas P. Stitt
Neil W. Norton                         HelenBeth Garofalo Vilcek
Thomas M. O'Mara                       George H. Wetherill
Michael J. Perucci                     John A. Zebrowski

- ------------------
*Director Emeritus

     Officers of Premier Bancorp, Inc.

     Clark S. Frame, Chairman of the Board
     Barry J. Miles, Sr., Vice Chairman
     John C. Soffronoff, President and Chief Executive Officer
     Bruce E. Sickel, Treasurer, Senior Vice President and Chief Financial
     Officer
     John J. Ginley, Secretary, Senior Vice President and Senior Lending Officer

     Executive Management of Premier Bank

     John C. Soffronoff, President and Chief Executive Officer
     Bruce E. Sickel, Senior Vice President and Chief Financial Officer John J. Ginley, Senior Vice President and Senior Lending Officer

     Officers of Premier Bank

     Anthony Betz, Vice President and Loan Officer -- Easton
     Joanne M. Calibeo, Controller
     Edward A. Grosik, Vice President and Loan Officer -- Yardley
     James P. DeBow, Vice President and Loan Officer -- Southampton
     Rose M. DeLaurentis, Vice President and Loan Officer -- Southampton Suzanne Hartshorne, Vice President and Loan Officer -- Doylestown
     Mark Mann, Vice President and Loan Officer -- Doylestown
     James A. Miller, Vice President and Loan Officer -- Yardley
     Karen D. Moffat, Vice President and Branch Manager -- Doylestown
     Stephen A. Patterson, Vice President and Loan Officer -- Easton
     Michelle A. Pedersen, Vice President and Loan Officer -- Doylestown
     David Grow, Assistant Vice President and Branch Manager -- Easton
     Dale O. Smith, Assistant Vice President and Branch Manager -- Southampton

     Office Locations

     Main Office
     379 North Main Street
     Doylestown, PA 18901
     (215) 345-5100
     Karen D. Moffat, Branch Manager
     Christopher A. Nardo, Assistant Branch Manager

     Easton Office
     2201 Northampton Street
     Easton, PA 18042
     (610) 258-5100
     David Grow, Branch Manager

     Southampton Office
     Southampton Shopping Center
     516 Second Street Pike
     Southampton, PA 18966
     (215) 322-5400
     Dale O. Smith, Branch Manager
     Elaine Lydon, Assistant Branch Manager

     Commercial Loan Office
     90 West Afton Avenue, Suite 203
     Yardleyville Square
     Yardley, PA 19067
     (215) 493-9474

                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

     Incorporated by reference to Exhibit 3i to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997.

                                  EXHIBIT 3.2

                                     BYLAWS

     Incorporated by reference to Exhibit 3ii to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997.

                                  EXHIBIT 10.1

                PREMIER BANK'S 1995 INCENTIVE STOCK OPTION PLAN

     Incorporated by reference to Exhibit 99.6 to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997.

                                  EXHIBIT 21.1

                                  SUBSIDIARIES

NAME                       STATE OF INCORPORATION
- ----                       ----------------------
Premier Bank               Pennsylvania

                                  EXHIBIT 23.1

                              CONSENT OF AUDITORS

The Board of Directors
Premier Bancorp, Inc.

We consent to incorporation by reference in the registration statement (No. 333-34243) on Form S-4 of Premier Bancorp, Inc., of our report dated February 26, 1998, relating to the consolidated balance sheets of Premier Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997, annual report on Form 10-KSB of Premier Bancorp, Inc.

/s/ KPMG Peat Marwick LLP
March 25, 1998

                                   Article 9

      FINANCIAL DATA SCHEDULE FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

PERIOD-TYPE                                12-MOS         12-MOS

FISCAL-YEAR-END                             DEC-31-1997    DEC-31-1996

PERIOD-END                                  DEC-31-1997    DEC-31-1996

CASH                                          4,307,164      2,124,076
INT-BEARING-DEPOSITS                             85,823        206,313
FED-FUNDS-SOLD                                        0              0
TRADING-ASSETS                                        0              0
INVESTMENTS-HELD-FOR-SALE                    62,434,137     52,899,668
INVESTMENTS-CARRYING                         15,169,638     13,887,606
INVESTMENTS-MARKET                           15,099,965     13,677,299
LOANS                                       108,532,674     82,909,836
ALLOWANCE                                     1,360,148        960,672
TOTAL-ASSETS                                193,523,440    153,686,788
DEPOSITS                                    143,603,202    118,093,242
SHORT-TERM                                   19,842,740     23,640,568
LIABILITIES-OTHER                             3,143,661      3,010,185
LONG-TERM                                    16,500,000              0
PREFERRED-MANDATORY                                   0              0
PREFERRED                                             0              0
COMMON                                        7,996,781      7,892,070
OTHER-SE                                      2,437,056      1,050,723
TOTAL-LIABILITIES-AND-EQUITY                193,523,440    153,686,788
INTEREST-LOAN                                 8,753,303      6,387,392
INTEREST-INVEST                               4,598,974      3,612,267
INTEREST-OTHER                                   96,415        103,458
INTEREST-TOTAL                               13,448,692     10,103,117
INTEREST-DEPOSIT                              5,896,500      4,587,766
INTEREST-EXPENSE                              7,532,471      5,543,472
INTEREST-INCOME-NET                           5,916,221      4,559,645
LOAN-LOSSES                                     400,000        350,000
SECURITIES-GAINS                                 14,818         (5,582)
EXPENSE-OTHER                                 3,735,191      2,886,679
INCOME-PRETAX                                 1,930,957      1,531,097
INCOME-PRE-EXTRAORDINARY                      1,930,957      1,531,097
EXTRAORDINARY                                         0              0
CHANGES                                               0              0
NET-INCOME                                    1,340,957      1,095,635
EPS-PRIMARY                                         .51            .42
EPS-DILUTED                                         .49            .40
YIELD-ACTUAL                                       3.09           3.10
LOANS-NON                                       497,734        870,961
LOANS-PAST                                      151,068        211,443
LOANS-TROUBLED                                        0              0
LOANS-PROBLEM                                   497,734        870,961
ALLOWANCE-OPEN                                  960,672        738,313
CHARGE-OFFS                                         524        127,641
RECOVERIES                                            0              0
ALLOWANCE-CLOSE                               1,360,148        960,672
ALLOWANCE-DOMESTIC                            1,360,148        960,672
ALLOWANCE-FOREIGN                                     0              0
ALLOWANCE-UNALLOCATED                                 0              0

                                    ANNEX B

         QUARTERLY REPORT AS OF JUNE 30, 1998 OF PREMIER BANCORP, INC.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-QSB

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934, for the Quarterly Period Ended: June 30, 1998
                                             -------------

                       Commission file number: 333-34243
                                               ---------

                             PREMIER BANCORP, INC.
        ----------------------------------------------------------------
        (Exact Name of Small Business Issue as Specified In Its Charter)

          Pennsylvania                                23-2921058
- -------------------------------            ----------------------------------
(State or other jurisdiction of            (IRS Employer Identification Number)
 incorporation or organization)


          379 North Main Street, Doylestown, PA                        18901
         ----------------------------------------                   ----------
         (Address of principal executive offices)                   (Zip Code)

         Registrant's telephone number, including area code:      (215) 345-5100
                                                                  --------------
                                      N/A
               ----------------------------------------------------
               (Former name, former address and former fiscal year,
                            if changed since last report)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
YES  X     NO
    ---       ---

APPLICABLE ONLY TO CORPORATE ISSUERS:

    Indicate the number of shares outstanding of each of the Issuer's classes of common stock, as of the latest practicable date:

2,630,340 shares of Issuer's Common Stock, par value $.33 per share, issued and outstanding as of July 31, 1998.

     Transitional Small business Disclosure format:  YES      NO   X
                                                         ---      ---

                                     PART I

Item 1 -- Financial Statements

                              PREMIER BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                         June 30, 1998    December 31, 1997
                                         -------------    -----------------
                                                             (Unaudited)

Assets
Cash and due from banks                    $  3,907,790      $  4,307,164
Federal funds sold                            5,107,000                --
Interest-bearing deposit                         69,479            85,823
Investment securities:
 Held to maturity
  (fair value $11,677,261 in 1998
   and $15,099,965 in 1997)                  11,672,126        15,169,638
  Available for sale
  (amortized cost of $62,613,700 in
  1998 and $62,355,084 in 1997)              62,729,666        62,434,137
Loans held for sale                             602,098           197,944
Loans receivable (net of allowance for
 loan losses of $1,540,719
  in 1998 and $1,360,148 in 1997)           119,404,491       107,172,526
Accrued interest receivable                   1,486,267         1,451,899
Premises and equipment                        1,150,666         1,174,769
Real estate owned                               807,460           638,286
Deferred taxes                                  392,356           404,906
Other assets                                    381,194           486,348
                                           ------------      ------------
Total assets                               $207,710,593      $193,523,440
                                           ============      ============

Liabilities and shareholders' equity
Deposits                                   $172,051,448      $143,603,202
Borrowings                                   19,744,318        34,842,740
Accrued interest payable                      1,886,971         1,346,123
Other liabilities                             1,308,576         1,797,538
Subordinated debt                             1,500,000         1,500,000
                                           ------------      ------------
Total liabilities                           196,491,313       183,089,603

Shareholders' equity
Common stock- $0.33 par value;
 30,000,000 shares authorized;
 2,630,340 shares issued and
 outstanding in 1998 and 1997                  876,780           876,780
Additional paid-in capital                   7,120,001         7,120,001
Retained earnings                            3,145,961         2,384,881
Accumulated other comprehensive income          76,538            52,175
                                           -----------      ------------
Total shareholders' equity                  11,219,280        10,433,837
                                          ------------      ------------
Total liabilities and shareholders'
 equity                                   $207,710,593      $193,523,440
                                          ============       ===========

The accompanying notes are an integral part of the consolidated financial statements.

                              PREMIER BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                        For the three months             For the six months
                          ended June 30,                   ended June 30,
                      1998              1997            1998             1997
                  -----------        ---------       ---------        ---------

Interest income:
  Loans            $2,671,677       $2,103,777      $5,171,149       $4,011,572
  Federal funds
 sold and interest
 bearing deposits      70,138           28,350         109,883           37,227

  Investments:
    Taxable         1,031,452        1,032,378       2,105,590        2,125,771
    Tax-exempt        133,565           69,390         252,367           69,390
                   ----------       ----------      ----------       ----------
Total interest
 income             3,906,832        3,233,895       7,638,989        6,243,960
                   ----------       ----------      ----------       ----------

Interest expense:
  Deposits          1,875,693        1,395,509       3,539,896        2,709,965
  Borrowings          301,081          403,247         726,238          762,367
                   ----------       ----------      ----------       ----------
Total interest
 expense            2,176,774        1,798,756       4,266,134        3,472,332
                   ----------       ----------      ----------       ----------
Net interest
 income             1,730,058        1,435,139       3,372,855        2,771,628

Provision
 for loan losses      121,000          100,000         235,000          175,000
                   ----------       ----------      ----------       ----------
Net interest
 income after
 loan loss
 provision          1,609,058        1,335,139       3,137,855        2,596,628


Non-interest income:
  Service charges
  and other fees       47,530           33,228          90,944           69,529
  (Loss) gain,
  net, on sale
  of investment
  securities
  available for
  sale              (32,910)           4,186          (5,704)           7,744
  Gain on sale
  of loans held
  for sale           15,987               --          21,324               --
                  ----------       ----------      ----------       ----------
Total non-interest
 income              30,607           37,414         106,564           77,273

Non-interest expense:
  Salaries and
  employee benefits 501,872          414,346       1,050,886          818,079
  Occupancy         100,734           99,171         199,378          201,897
  Data processing   120,659           92,448         212,452          187,824
  Professional
   services          70,673           65,180         139,770          128,462
  Marketing          39,000           60,000          99,082          111,340
  Other             226,352          202,871         406,271          359,358
                 ----------       ----------      ----------       ----------
Total
non-interest
expense          1,059,290          934,016       2,107,839        1,806,960
                ----------       ----------      ----------       ----------

Income
before
income tax        580,375          438,537       1,136,580          866,941

Income tax
 expense          194,000          145,000         375,500          280,000
               ----------       ----------      ----------       ----------
Net income     $  386,375       $  293,537      $  761,080       $  586,941
               ==========       ==========      ==========       ==========
Earnings per share:
  Basic        $     0.15       $     0.11      $     0.29       $     0.23
  Diluted            0.13             0.11            0.26             0.21

Weighted average number of shares outstanding:
  Basic         2,630,340        2,604,303       2,630,340        2,604,303
  Diluted       2,913,403        2,749,351       2,908,341        2,733,633


The accompanying notes are an integral part of the consolidated financial statements.

                              PREMIER BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

For the six months ended June 30.                   1998              1997
----------------------------------                  ----              ----
Operating activities:
  Net income                                     $    761,080     $     586,941
  Adjustments to reconcile net income to
  cash provided by operating activities:
    Depreciation expense                              110,399            77,065
    Provision for loan losses                         235,000           175,000
    Amortization of organization cost                    --              24,000
    Amortization of premiums and discounts
     on investment
     securities held to maturity                        7,985             8,424
    Amortization of premiums and
     discounts on investment
     securities available for sale                     95,551           101,235
    Loss (gain) on sale of securities
     available for sale                                 5,704            (7,745)
    Gain on sale of loans held for sale               (21,324)             --
    Originations of loans held for sale            (3,299,600)             --
    Proceeds from sale of loans held for sale       2,916,770              --
    Increase in accrued interest receivable           (34,368)         (150,110)
    (Decrease) increase in other assets               105,154          (109,374)
    Increase in deferred loan fees                     41,314            53,354
    Increase in accrued interest payable              540,848           346,631
    (Decrease) increase in other liabilities         (488,961)        2,169,627
                                                  ------------     -------------
Net cash provided by operating activities             975,552         3,275,048
                                                  ------------     -------------


Investing activities:
  Proceeds from sale of securities
   available for sale                              59,131,300        12,294,226
  Repayment on securities available for sale        6,340,398         4,177,826
  Purchase of securities available for sale       (65,831,569)     (22,264,4675)
  Repayment on securities held to maturity          4,488,589           340,058
  Purchase of securities held to maturity            (999,062)             --
  Net increase in loans receivable                (12,758,280)      (15,466,025)
  Proceeds from sale of real estate owned              80,826              --
  Purchases of premises and equipment                 (86,296)         (517,390)
                                                  ------------     -------------
Net cash used in investing activities              (9,634,094)      (21,435,772)
                                                  ------------     -------------
Financing activities:
  Net increase in deposits                         28,448,246        17,063,688
  Net (decrease) increase in
   borrowings less than 90 days                   (20,098,422)        5,443,209
  Proceeds from borrowings greater than 90 days     5,000,000        19,000,000
  Repayment of borrowings greater than 90 days           --         (21,750,000)
  Proceeds from subordinated debt                        --           1,500,000
                                                  ------------     -------------
Net cash provided by financing activities          13,349,824        21,256,897
                                                  ------------     -------------
Increase in cash and cash equivalents               4,691,282         3,096,173
Cash and cash equivalents:
  Beginning of period                               4,392,987         2,330,389
                                                 ------------     -------------
  End of period                                  $  9,084,269     $   5,426,562
                                                 ============     =============
Composed of:
  Cash and due from banks                           3,907,790         5,135,485
  Federal funds sold                                5,107,000            56,000
  Interest bearing deposit                             69,479           235,077
                                                 ------------     -------------
Total cash and cash equivalents                  $  9,084,269     $   5,426,562
                                                 ============     =============
Cash payments for:
  Interest expense                               $  3,725,287     $   3,125,701
  Taxes                                               500,000           500,000

Supplemental disclosure of noncash activities:
  Change in unrealized net gain on securities
   available for sale                                  24,363           (29,210)
  Change in deferred tax asset related to
   securities available for sale                      (12,550)           15,048
  Transfer of loans to real estate owned              297,064           963,819



The accompanying notes are an integral part of the consolidated financial statements.

                              PREMIER BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

         Premier Bancorp, Inc. (the "Company") was incorporated under the laws of the Commonwealth of Pennsylvania on July 15, 1997. It was reorganized as a registered one-bank holding company of Premier Bank (the "Bank") on November 17, 1997. The principal business of the Company through the Bank, is commercial banking and consists of, among other things, attracting deposits from the general public and using these funds in making loans secured by real estate, commercial loans, and consumer loans, and purchasing investment securities. The Bank was organized in 1990 as a Pennsylvania state-chartered banking institution and commenced operations on April 24, 1992. The Bank is a member of the Federal Reserve System. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

2. Basis of Financial Statement Presentation

         The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for quarterly reports on Form 10-QSB and, therefore, do not include information or footnotes necessary for a complete presentation of financial condition, results of operations, shareholders' equity and cash flows in conformity with generally accepted accounting principles. However, the financial statements reflect all adjustments, which in the opinion of management are necessary for fair statement of financial results and that all adjustments are of a normal recurring nature. The results of operations for the three and six months ended June 30, 1998 and 1997 are not necessarily indicative of the results, which may be expected for the entire fiscal year.

3. Principles of Consolidation

         The consolidated financial statements include the accounts of Premier Bancorp, Inc. and its wholly owned subsidiary, Premier Bank. All material intercompany balances and transactions have been eliminated.

4. Use of Estimates

         In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. Material estimates that are particularly susceptible to significant change in the near term include the determination of the allowance for loan losses.

5. Earnings Per Share

         Earnings per share was calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". Basic earnings per share was calculated on the basis of weighted average number of shares after giving retroactive effect to the three-to-one stock split distributed on December 31, 1997. Options to purchase 677,349 and 662,169 shares of common stock were outstanding at June 30, 1998 and 1997, respectively. The dilutive effect of such options using the treasury stock method was included in the computation of diluted earnings per share.

                              PREMIER BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

5. Earnings Per Share (continued)

         The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations.

                                     For the three months ended June 30, 1998
                                     ----------------------------------------
                                                                    Per share
                                   Net income     Shares             Amount
                                   ----------     ---------          ---------
Basic earnings per share            $  386,375     2,630,340             0.15
Effect of dilutive stock options            --       283,063            (0.02)
                                    ----------     ---------          ---------
Diluted earnings per share          $  386,375     2,913,403             0.13
                                    ==========     =========         =========

                                     For the three months ended June 30, 1997
                                     ----------------------------------------
                                                                    Per share
                                    Net income      Shares            Amount
                                    ----------     ---------        ---------
Basic earnings per share            $ 293,537      2,604,303             0.11
Effect of dilutive stock options           --        145,048               --
                                   ----------      ---------        ---------
Diluted earnings per share            293,537      2,749,351             0.11
                                   ==========      =========        =========


                                       For the six months ended June 30, 1998
                                      --------------------------------------
                                                                      Per share
                                    Net income      Shares              Amount
                                    ----------    ---------          ---------
Basic earnings per share            $ 761,080     2,630,340               0.29
Effect of dilutive stock options          --        278,001              (0.03)
                                   ----------     ---------           ---------
Diluted earnings per share            761,080     2,908,341               0.26
                                   ==========     =========           =========

                                        For the six months ended June 30, 1997
                                       --------------------------------------
                                                                      Per share
                                   Net income      Shares               Amount
                                   ----------    ---------             ---------
Basic earnings per share           $  586,941    2,604,303                0.23
Effect of dilutive stock options          --       129,330               (0.02)
                                   ----------    ---------             ---------
Diluted earnings per share         $  586,941    2,733,633                0.21
                                   ==========    =========             =========

                              PREMIER BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

6. Comprehensive Income

         On  January 1, 1998,  the  Company  adopted  SFAS No.  130,  "Reporting
Comprehensive Income". The following table displays net income and the components of other comprehensive income to arrive at total comprehensive income. For the Company, the only component of other comprehensive income is the change in the fair value of investment securities available for sale.


                       For the three months                 For the six months
                          ended June 30,                       ended June 30,
                    1998              1997               1998              1997
                 --------          --------           --------          --------

Net income       $386,375          $293,537           $761,080          $586,941
                 --------          --------           --------          --------
Other comprehensive
 income, net of tax:
 Unrealized gains
 on securities:

Unrealized holding
gains (losses)
during the
period            51,872           181,940             20,598           (24,098)

Less:
Reclassification
adjustment for gains
(losses)included
in net income     21,721            (2,763)             3,765            (5,112)
                 --------          --------           --------          --------
Other
comprehensive
income            73,593           179,177             24,363           (29,210)
                 --------          --------           --------          --------
Comprehensive
 income         $459,968          $472,714           $785,443          $557,731
                ========          ========           ========          ========

7. Capital Securities

     On August 11, 1998, the Company issued $10.0 million of 8.57% Capital Securities due August 15, 2028. The Capital Securities were issued by the Company's recently formed subsidiary, PBI Capital Trust (the "Trust"), a statutory business trust created under the laws of Delaware. The Company is the sole owner of the Trust. The Trust will use the proceeds from the Capital Securities to acquire $10.0 million in 8.57% Junior Subordinated Deferrable Interest Debentures to be issued by the Company. The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Company plans to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including, but not limited to, investments in and advances to its subsidiary, Premier Bank, repurchases of common stock of the Company, branch expansion, the purchase of certain branch facilities being leased and funding loans. Proceeds from the Capital Securities will provide the Company with additional Tier I and Tier II capital.

ITEM 2 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     Premier Bancorp, Inc. (the "Company") is a Pennsylvania business corporation and registered bank holding company headquartered in Doylestown, Bucks County, Pennsylvania. The Company was incorporated on July 15, 1997 and reorganized on November 17, 1997 at the direction of the Board of Directors of Premier Bank as a one-bank holding company of Premier Bank (the "Bank"). Currently the primary business of the Company is the operation of its wholly owned subsidiary, Premier Bank.

     Premier Bank is a Pennsylvania chartered commercial bank and member of the Federal Reserve Bank of Philadelphia. The Bank's deposits are insured by the Federal Deposit Insurance Corporation. The Bank was organized in 1990 and started operations on April 24, 1992. The Bank's principal business has been, and continues to be, gathering deposits from customers within its market area, and investing those deposits, primarily in loans, mortgage-backed securities, corporate bonds, and obligations of U.S. government agencies and government sponsored entities. The Bank's revenues are derived principally from interest on its loan and securities portfolios. The Bank's primary sources of funds are: deposits, repayments, prepayments and maturities of loans, repayments, prepayments and maturities of mortgage-backed and investment securities and borrowed funds. The Bank currently has three full service Pennsylvania banking offices: Doylestown, Easton, and Southampton. The Bank also has a loan production office in Yardley, Pennsylvania. The Bank faces significant competition from other financial services companies, many of which are larger organizations with more resources and locations than the Bank.

     The following is management's discussion and analysis of the significant changes in the results of operations, capital resources and liquidity presented in the accompanying consolidated financial statements for Premier Bancorp, Inc. and its wholly owned subsidiary, Premier Bank. The Company's consolidated financial condition and results of operations consist almost entirely of the Bank's financial condition and results of operations. Such financial condition and results of operations are not intended to be indicative of future performance. This discussion should be read in conjunction with the 1997 Annual Report.

         In addition to historical information, this report for the three and six months ended June 30, 1998 contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, Quarterly Reports on

Form 10-QSB filed by the Company in 1998, and any Current Reports on Form 8-K filed by the Company.

Management Strategy

         The Bank's primary strategy for 1998 and beyond is to increase its loan and deposit market shares in the communities it serves and to expand its branch network to new markets as deemed appropriate. The Bank plans to open its fourth branch location in Lower Makefield Township, Bucks County, Pennsylvania (the "Yardley branch") by year end 1998.
                                        8

The following table sets forth, for the periods indicated, certain key balance sheet amounts and their corresponding earnings/expenses and rates.

         Average Balances, Rates and Interest Income and Expense Summary

For the three months ended June 30,                      1998
                                         ----------------------------------
                                         Average                   Average
                                         Balance       Interest     Rate
                                        ---------      ---------   --------
Assets
  Interest bearing deposits             $    383,441        4,937     5.16%
  Federal funds sold                       4,918,473       65,201     5.32%
  Investment securities available
    for sale
    Taxable                               50,602,401      831,025     6.59%
    Tax-exempt (1)                        10,254,543      133,566     5.22%
  Investment securities held to maturity  12,084,748      200,426     6.65%
                                         ------------    ----------    ----
    Total investment securities           72,941,692    1,165,017     6.41%
  Loans, net of unearned income (2)      117,810,689    2,671,677     9.10%
                                         -----------    ----------    ----




  Total earning assets                   196,054,295    3,906,832     7.99%
  Cash and due from banks                  3,252,296
    Allowance for loan losses             (1,480,866)
    Other assets                           5,082,746
                                        ------------
Total assets                            $202,908,471
                                        ============

  Liabilities and shareholders equity

    Interest checking                     12,738,288       81,996     2.58%
    Money market deposit accounts          1,696,960       10,794     2.55%
    Savings accounts                      49,421,696      475,280     3.86%
    Time deposits                         90,657,426    1,307,623     5.79%
                                        ------------    ---------     ----
     Total interest bearing deposits     154,514,370    1,875,693     4.87%
    Short-term borrowings                  5,210,926       69,003     5.31%
    Long-term borrowings                  15,000,000      202,693     5.42%
    Subordinated debt                      1,500,000       29,385     7.86%
                                        ------------    ---------     ----
    Total interest bearing liabilities   176,225,296    2,176,774     4.95%
    Non interest bearing deposits         12,682,422
    Other liabilities                      3,135,636
    Shareholders' equity                  10,865,117
                                         ------------
  Total liabilities and shareholders'
    equity                              $202,908,471
                                        ============
  Net interest income/rate spread                       1,730,058     3.04%
                                                        =========     ====
  Net interest margin                                                 3.42%


  Average interest earning assets
  as a percentage of average interest
  bearing liabilities                       111.25%


For the three months ended June 30,                         1997
                                            -----------------------------------
                                             Average                   Average
                                             Balance       Interest     Rate
                                            ---------      ---------   --------
Assets
  Interest bearing deposits                $    305,171        3,978      5.23%
  Federal funds sold                          1,768,593       24,372      5.53%
  Investment securities available
    for sale
    Taxable                                  46,812,838      809,229      6.93%
    Tax-exempt (1)                            4,147,892       57,909      5.60%
  Investment securities held to maturity     13,902,302      234,630      6.77%
                                            ------------    ---------      ----
    Total investment securities              64,863,032    1,101,768      6.81%
  Loans, net of unearned income (2)          92,155,692    2,103,777      9.16%
                                           ------------    ---------      ----
  Total earning assets                      159,092,488    3,233,895      8.15%
    Cash and due from banks                   2,951,003
    Allowance for loan losses                (1,083,639)
    Other assets                              4,150,055
                                           ------------
Total assets                               $165,109,907
                                           ============

  Liabilities and shareholders equity

    Interest checking                      $  8,527,521       53,844      2.53%
    Money market deposit accounts             1,289,081        7,940      2.47%
    Savings accounts                         41,247,134      397,581      3.87%
    Time deposits                            65,937,547      936,144      5.69%
                                            ------------    ---------      ----
     Total interest bearing deposits        117,001,283    1,395,509      4.78%
    Short-term borrowings                    26,103,234      372,876      5.73%
    Long-term borrowings                             --           --        --
    Subordinated debt                         1,500,000       30,371      8 12%
                                            ------------    ---------      ----
    Total interest bearing liabilities      144,604,517    1,798,756      4.99%
    Non interest bearing deposits             9,178,843
    Other liabilities                           240,278
    Shareholders' equity                      9,086,269
                                           ------------
  Total liabilities and shareholders'
    equity                                 $165,109,907
                                           ============
  Net interest income/rate spread                          1,435,139      3.16%
                                                           =========      ====
  Net interest margin                                                     3.49%

  Average interest earning assets as a percentage                        110.02%
    of average interest bearing liabilities


-----------------------------

(1) Interest income on tax-exempt investment securities has not been presented on a tax equivalent basis.

(2) Includes non-accrual loans of $180,701 and $506,107 on average for the three months ended June 30, 1998 and 1997.

The following table sets forth, for the periods indicated, certain key average balance sheet amounts and their corresponding earnings/expenses and rates.

         Average Balances, Rates and Interest Income and Expense Summary

For the six months ended June 30,                            1998
                                             -----------------------------------
                                              Average                    Average
                                              Balance        Interest     Rate
                                             ---------       ---------   -------
Assets
  Interest bearing deposits                 $    335,041         6,202     3.73%
  Federal funds sold                           3,855,829       103,681     5.42%
  Investment securities available for sale
    Taxable                                   50,347,675     1,654,240     6.63%
    Tax-exempt (1)                             9,664,345       252,369     5.27%
  Investment securities held to maturity      13,483,820       451,348     6.75%
                                            ------------     ---------     ----
    Total investment securities               73,495,840     2,357,957     6.47%
  Loans, net of unearned income (2)          113,942,432     5,171,149     9.15%
                                            ------------     ---------     ----
  Total earning assets                       191,629,142     7,638,989     8.04%
  Cash and due from banks                      3,412,765
  Allowance  for loan losses                  (1,445,291)
  Other assets                                 4,965,388
                                            ------------
Total assets                                $198,562,004
                                            ============
Liabilities and shareholders' equity
  Interest checking                         $ 11,981,808       153,690     2.59%
  Money market deposit accounts                1,731,432        21,877     2.55%
  Savings accounts                            47,740,588       916,695     3.87%
  Time deposits                               85,228,578     2,447,644     5.79%
                                            ------------     ---------     ----
    Total interest bearing deposits          146,682,406     3,539,896     4.87%
  Short-term borrowings                        9,869,937       264,544     5.41%
  Long-term borrowings                        15,000,000        40,159     5.42%
  Subordinated debt                            1,500,000        58,535     7.87%
                                            ------------     ---------     ----
  Total interest bearing liabilities         173,052,343     4,266,134     4.97%




  Non interest bearing deposits               11,928,856
  Other liabilities                            2,902,645
  Shareholders' equity                        10,678,160
                                            ------------
Total liabilities and shareholders' equity  $198,562,004
                                            ============
Net interest income/rate spread                              3,372,855     3.07%
                                                             =========     =====
Net interest margin                                                        3.43%

Average interest earning assets as a
percentage of average interest bearing
liabilities                                       110.73%

For the six months ended June 30,                            1997
                                             -----------------------------------
                                              Average                    Average
                                              Balance        Interest     Rate
                                             ---------       ---------   -------
Assets
  Interest bearing deposits                 $    271,227        6,411       4.77
  Federal funds sold                           1,138,315       30,816       5.46
  Investment securities available for sale
    Taxable                                   46,536,955    1,595,783       6.91
    Tax-exempt (1)                             4,558,081      127,299       5.63
  Investment securities held to maturity      14,046,837      472,079       6.78
                                             -----------    ---------      -----
    Total investment securities               65,141,873    2,195,161       6.80
  Loans, net of unearned income (2)           88,113,044    4,011,572       9.18
                                            ------------    ---------      -----
  Total earning assets                       154,664,459    6,243,960       8.14
  Cash and due from banks                      2,526,167
  Allowance  for loan losses                  (1,041,694)
  Other assets                                 3,934,309
                                             ------------
Total assets                                $160,083,241
                                            ============
Liabilities and shareholders' equity
 Interest checking                          $  7,926,052       98,703       2.51
  Money market deposit accounts                1,283,456       15,914       2.50
  Savings accounts                            41,372,136      810,990       3.95
  Time deposits                               63,363,690    1,784,358       5.68
                                            ------------    ---------      -----
    Total interest bearing deposits          113,945,334    2,709,965       4.80
  Short-term borrowings                       24,925,369      704,628       5.70
  Long-term borrowings                                --           --         --
  Subordinated debt                            1,433,702       57,739       8.12
                                            ------------    ---------      -----
  Total interest bearing liabilities         140,304,405    3,472,332       4.99

  Non interest bearing deposits                8,506,962
  Other liabilities                            2,262,591
  Shareholders' equity                         9,009,283
                                            ------------
Total liabilities and shareholders' equity  $160,083,241
                                            ============
Net Interest income/rate spread                            2,771,628       3.15
                                                           =========      =====
Net interest margin                                                        3.49

Average interest earning assets as a
percentage of average interest bearing
liabilities                                      110.23%
------------------------

(1) Interest income on tax-exempt investment securities has not been presented on a tax equivalent basis.

(2) Includes non-accrual loans of $231,640 and $524,712 on average for the six months ended June 30, 1998 and 1997.

                                       10

Results of Operations

     For the three months ended June 30, 1998, the Company reported net income of $386,375 or $.13 diluted earnings per share. This represents an increase of $92,838 or 31.6% from the $293,537 or $.11 diluted earnings per share reported for the same period in 1997. Net interest income and non-interest expenses were higher in 1998 and reflect the overall growth of the institution. The provision for loan losses was $121,000 in 1998 in comparison with $100,000 for 1997. Non-interest income totaled $30,607, a decrease of $6,807 from the $37,414 earned in 1997. The decrease in non-interest income is primarily due to $32,910 in losses on the sale of investment securities available for sale in 1998 as compared to gains of $4,186 in 1997. The losses on the sale of investment securities available for sale in 1998 were partially offset by $15,987 in gains of the sale of loans held for sale and a $14,302 increase in service charges and other fees. Non-interest expense amounted to $1,059,290 for 1998, a $125,274 increase over the $934,016 reported in 1997. Salaries and benefits increased $87,526 in 1998 in conjunction with the overall growth of the institution.

     For the six months ended June 30, 1998, the Company reported net income of $761,080 or $.26 diluted earnings per share. This represents an increase of $174,139 or 29.7% from the $586,941 or $.21 diluted earnings per share reported for the same period in 1997. Net interest income, non-interest income and non-interest expenses were higher in 1998 and reflect the overall growth of the institution. The provision for loan losses was $235,000 in 1998 in comparison with $175,000 for 1997. Non-interest income totaled $106,564; an increase of $29,291 from the $77,273 earned in 1997. The increase in non-interest income is primarily due to gains on the sale of loans held for sale and higher service charges in 1998. Non-interest expense amounted to $2,107,839 for 1998, a $300,879 increase over the $1,806,960 reported in 1997. Salaries and benefits increased $232,807 in 1998 due to the addition of new lending and operations personnel.

Net interest income

     Historically, the Company's earnings have depended primarily upon the Bank's net interest income, which is the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities. Interest rates received and paid on loans and deposit products are heavily influenced by the overall interest rate environment and by competition.

     The net interest rate spread is the difference between average rates received on interest-earning assets and average rates paid on interest-bearing liabilities. Net interest margin is net interest income divided by average assets.

     For the three months ended June 30, 1998, net interest income was $294,919 higher than the same period in 1997. This increase was primarily a function of asset growth. Average earning assets grew $36,961,807 with a 16 basis point decrease in rate. Average investments and average loans increased $8,078,660 and $25,654,997, respectively. The average yield on investments and average yield on loans dropped 40 basis points and 6 basis points, respectively. The overall rate paid on interest bearing liabilities improved 4 basis points. While deposit costs were higher in 1998, the rate on borrowings improved. Average interest bearing deposits increased $37,513,087 combined with a 9 basis point increase in rate. Approximately two thirds of this deposit growth was concentrated in higher costing time deposits. Non-interest bearing deposits increased $3,503,579 or 38.2%. Average borrowings decreased $5,892,308 with a rate decrease of 30 basis points.

     For the six months ended June 30, 1998, net interest income was $601,227 or 21.7% higher than the same period in 1997. This increase was primarily a function of asset growth as average earning assets grew $36,964,683 with a 10 basis point decrease in rate. Average investments and average loans increased $8,353,967 and $25,829,388, respectively. The average yield on investments and average yield on loans dropped 33 basis points and 3 basis points, respectively. The overall rate paid on interest bearing liabilities improved 2 basis points. While deposit costs were higher in 1998 the rate on borrowings improved. Average interest bearing deposits increased $32,737,072 combined with a 7 basis point increase in rate, as most of the growth was concentrated in higher costing time deposits. Non-interest bearing deposits increased $3,421,894 or 40.2%. Average borrowings were relatively flat while the rate decreased 28 basis points.

Capital Adequacy

     At June 30, 1998, management believes that the Company was in compliance with all applicable regulatory requirements to be classified as "well capitalized" pursuant to FDIC regulations. The Company plans to remain well capitalized and manages the Bank accordingly. On August 11, 1998, $10.0 million in Capital Securities were issued by the Company's recently formed subsidiary, PBI Capital Trust. Proceeds from the Capital Securities will provide the Company with additional Tier I and Tier II capital.

     The Company's total risked-based capital decreased from 10.97% as of December 31, 1997 to 10.39% as of June 30, 1998. The decrease in the total risk based capital-to-risk weighted assets ratio was attributable to a larger concentration of assets in the 100% risk-weighted category. The majority of loans originated continue to be secured by commercial property, which require a 100% risk-weighting. In addition, $10.0 million in corporate bonds were added to the investment portfolio in 1998. Corporate bonds require a 100% risk-weighting. The Company's Tier I-to-risk-weighted assets ratio decreased from 8.60% at December 31, 1997 to 8.16% at June 30, 1998 for the same reasons as mentioned above.

     The Company's Tier I-to-average assets ratio of 5.49% at June 30, 1998 was relatively unchanged from 5.51% at December 31, 1997.

     The Bank is subject to similar capital requirements. At June 30, 1998 the Bank's capital exceeded all regulatory requirements and the Bank remains classified as "well capitalized".

                                  Capital Components

                                      June 30, 1998          December 31, 1997
                                      -------------          -----------------

Tier I
Shareholders' equity                  $ 11,153,298                 10,328,646
Net unrealized security gains              (76,538)                   (52,175)
                                       ------------                -----------
Total Tier I Capital                  $ 11,076,760                 10,276,471
                                       ============                ===========

Tier II
Allowable portion of the allowance
 for loan losses                      $  1,540,719                  1,360,148
Allowable portion of subordinated debt   1,500,000                  1,500,000
                                       ------------                -----------
Total Tier II Capital                 $  3,040,719                  2,860,148
                                      ============                ===========
Total Capital                         $ 14,117,479                 13,136,619
Risk-weighted assets                   136,489,000                120,736,000

     The table below depicts the Bank's capital components and ratios along with the "adequately" and "well" capitalized criteria as defined by the regulators.

                                 Capital Ratios

                    Actual            Actual         "Adequately"      "Well"
                June 30, 1998    December 31, 1997   Capitalized     Capitalized
                 -------------  -----------------    ------------    -----------
Total risk-based
capital/
risk-weighted
asset           10.33%              10.88%              8.00%            10.00%

Tier I
capital/
risk-weighted
asset            8.10%               8.51%              4.00%             6.00%

Tier I
capital/average
asset (leverage
ratio)           5.46%               5.45%              4.00%             5.00%

Liquidity

     Liquidity represents an institution's ability to generate cash or otherwise obtain funds at reasonable rates to satisfy commitments to borrowers and demands of depositors. The Company's primary sources of funds are deposits, proceeds from principal and interest payments on loans, mortgage-backed securities and investments, and borrowings. While maturities and scheduled amortization of loans and investments are a predictable source of funds, deposit flows, loan prepayments and mortgage-backed securities prepayments are influenced by interest rates, economic conditions and competition.

     The Bank's primary asset deployment activities are the origination of loans secured by real estate, and the purchase of mortgage-backed and other securities. During the six months ended June 30, 1998, the Bank's loan portfolio grew $12,758,843 as compared to an increase of $15,466,025 for the same period in 1997. Purchases of mortgage-backed and other securities totaled $66,830,631 for the six months ended June 30, 1998 as compared to $22,264,467 for the six months ended June 30, 1997. These activities were funded primarily by deposit growth and borrowings, principal repayments on loans and mortgage-backed securities and by sales and calls of investments. Proceeds from the sale of investment securities totaled $59,131,300 and $12,294,226 for the six months ended June 30, 1998 and June 30, 1997, respectively. The Bank sold $41,967,104 in mortgage-backed securities in 1998 in reaction to higher than expected prepayments caused by generally lower and falling interest rates. Principal repayments on mortgage-backed securities totaled $6,828,987 for the six months ended June 30, 1998 and $4,517,884 for the six months ended June 30, 1997. Investment securities which were called and repaid by the issuer totaled $4,000,000 in 1998. There were no securities called in 1997.

     Deposits increased $28,448,246 during the six months ended June 30, 1998 as compared to $17,063,688 during the same period in 1997. Deposit flows are affected by the level of interest rates, the interest rates and products offered by local competitors, and other factors. The Bank offered a premium rate for nine-month certificates of deposit in February 1998, which accounted for approximately $11.6 million of the increase in deposits in 1998. An additional $7.5 million in public funds deposits was raised in May 1998. Borrowings decreased $15,098,422 during the six months ended June 30, 1998 and increased $4,193,209 during the six months ended June 30, 1997. In January 1997, the Bank issued $1,500,000 in subordinated debt to supplement its Tier II and total capital ratios in order to remain "well capitalized". The subordinated debt matures on January 12, 2012 but can be prepaid.

     The Bank monitors it liquidity position on a daily basis. Excess short-term liquidity is invested in overnight federal funds sales through its correspondent bank, Atlantic Central Bankers Bank. Conversely, overnight federal funds may be purchased to satisfy daily liquidity needs. Additional sources of funds are available through use of one of the following: $2,000,000 unsecured federal funds line of credit with Atlantic Central Bankers Bank or, the Bank's
$56,434,000 borrowing limit at the Federal Home Loan Bank of Pittsburgh (the "FHLB"). The Bank could also sell or borrow against investment securities. At June 30, 1998, the Bank had $15,000,000 in borrowings outstanding at the FHLB.

Investment Securities

     Investment securities are classified at the time of purchase by one of three purposes: trading, available for sale (AFS) or held to maturity (HTM). To date the Bank has not purchased any securities for trading purposes. The Bank usually classifies securities, in particular mortgage-backed securities, as AFS to provide management the flexibility to sell certain securities and adjust its balance sheet in response to capital needs and/or changes in market conditions. The carrying values for AFS and HTM securities were $62,729,666 and $11,672,126, respectively, as of June 30, 1998. During the first half of 1998, management sold certain mortgage-backed securities in reaction to higher than expected prepayments. Proceeds from the 1998 security sales were $59,131,300 with net losses of $5,704 recorded. Investment purchases totaled $66,830,631 and were concentrated in fixed rate GNMA securities and variable rate corporate bonds.

                                               June 30, 1998
                          -----------------------------------------------------
                            Held to Maturity              Available for Sale
                          -------------------------    ------------------------
                            Amortized     Estimated      Amortized    Estimated
                              Cost       Fair Value        Cost      Fair Value
                          -----------    ----------    ------------------------
U.S. government
 agency obligations       $ 8,986,156     9,006,880            --            --
Mortgage-backed securities  2,685,970     2,670,381    39,981,747    39,989,258
State and municipal
 securities                        --            --    10,539,130    10,624,418
Corporate bonds                    --            --     9,947,773     9,957,940
Equity securities                  --            --     2,030,050     2,043,050
Other debt securities              --            --       115,000       115,000
                          -----------    ----------    ----------    ----------
Total                     $11,672,126    11,677,261    62,613,700    62,729,666
                          ===========    ==========    ==========    ==========

                                              December 31, 1997
                         -----------------------------------------------------
                             Held to Maturity              Available for Sale
                         -------------------------    ------------------------
                          Amortized     Estimated      Amortized    Estimated
                            Cost       Fair Value        Cost      Fair Value
                        -----------    ----------    ------------------------
U.S. government agency
 obligations             $11,985,870    11,956,250          --            --
Mortgage-backed
 securities                3,183,768     3,143,715    50,131,927    50,121,230
State and municipal
 securities                     --            --      10,326,107    10,402,857
Equity securities               --            --       1,780,050     1,793,050
Other debt securities           --            --         117,000       117,000
                         -----------    ----------    ----------    ----------
Total                    $15,169,638    15,099,965    62,355,084    62,434,137
                         ===========    ==========    ==========    ==========

Loans

     Loans are the most significant components of earning assets. Inherent with the lending function is the evaluation and acceptance of credit risk and interest rate risk along with the opportunity cost of alternative deployment of funds. The Company manages credit risk associated with its lending activities through portfolio diversification, underwriting policies and procedures, and loan monitoring practices. Commercial lending activity continues to be focused on small businesses and professionals within the local community. More than 90% of the loan portfolio is collateralized at least in part by real estate as shown by the following table:


                   June 30, 1998  % of Total     December 31, 1997   % of Total
                   -------------  ----------     -----------------   ----------
Real estate
-farmland        $    500,000      0.41%             500,000            0.46%

Real estate
-construction       1,471,760      1.21%           1,188,288            1.09%

Real estate
-residential       23,064,494     19.01%          22,965,889           21.10%

Real estate
-multifamily        3,767,739      3.11%           1,948,943            1.79%

Real estate
-commercial        80,316,423     66.21%          72,372,260           66.48%

Consumer              974,369      0.80%             797,671            0.73%

Commercial         11,216,574      9.25%           9,084,458            8.35%
                 ------------     ======        ------------           ------
Total Loans      $121,311,359    100.00%         108,857,509          100.00%
Unearned income       366,149    ======              324,835          ======
Allowance for
 loan losses        1,540,719                      1,360,148
                 ------------                   ------------
Total loans, net $119,404,491                    107,172,526
                 ============                   ============

     The Bank's real estate portfolio, which is concentrated primarily within the greater Lehigh and Delaware Valleys (Eastern Pennsylvania), is subject to risks associated with the local economy.

Allowance for Loan Losses

     The allowance for loan losses is determined and calculated based on specific loans or loan categories. Each loan is assigned a specific loan loss reserve using a scoring system. This scoring system takes into consideration collateral type and value, loan to value ratios, the borrower's risk rating, delinquency, general economic conditions and other factors. Borrowers risk ratings are determined by loan officers at the inception of each loan and are subject to on-going analysis and update. Homogeneous loans, comprised primarily of home equity and non-real estate secured consumer loans, are analyzed in the aggregate. Since the Bank is only six years old with a limited history for loan losses, management also uses peer group analysis to gauge the overall reasonableness of its loan loss reserves. While management believes that its allowance is considered adequate to cover losses in the loan portfolio, there remain inherent uncertainties regarding future economic events and their potential impact on asset quality.

     In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for loan losses. They may require additions to the allowance based upon their judgements about information available to them at the time of examination.

     At June 30, 1998, the Bank had $1,540,719 in its allowance for loan losses, representing 1.27% of outstanding loans receivable as compared to 1.25% and 1.16% at December 31, 1997 and June 30, 1997, respectively.

The following table sets forth the activity in the allowance for loan losses and certain key ratios for the periods indicated.

                        For the Six       For the Year Ended      For the Six
                       Months Ended           December 31,        Months Ended
                      June 30, 1998              1997             June 30, 1997
                   -------------       ------------------         -------------

Balance at beginning
 of period            $  1,360,148          $    960,672           $   960,672

Charge-offs
  Real estate -
   residential             47,064                    --                    --
  Consumer installment      7,928                   524                    --
                      ------------          ------------           -----------
Total charge-offs          54,992                   524                    --

Recoveries
  Consumer installment        563                    --                    --
                      ------------          ------------           -----------
Net charge-offs            54,429                   524                    --

Provision for possible
 loan losses              235,000               400,000               175,000
                      ------------          ------------           -----------

Balance at end of
 period                 1,540,719             1,360,148             1,135,672
                      ============          ============           ===========

Total gross loans:
Average               114,325,225            95,403,549            88,336,356
End of period         121,311,359           108,857,509            97,587,192
Ratios:
Net charge-offs to:
  Average loans             0.05%                   --                    --
  Loans at end of period    0.04%                   --                    --
  Allowance for loan losses 3.53%                 0.04%                   --
  Provision for loan
    losses                 23.16%                 0.13%                   --

Allowance for loan losses to:
  Total gross loans at
   end of period            1.27%                 1.25%                 1.16%
  Non-performing loans    446.91%               209.64%               179.97%


Charge-offs against the allowance for loan losses in 1998 totaled $54,992 of which $47,064 related to one loan, which was transferred to real estate owned during the first quarter of 1998.

Non-Performing Assets

     Non-performing assets are defined as accruing loans past due 90 days or more, non-accruing loans, restructured loans and real estate owned. Non-performing assets represented .55%, .67% and 1.11% of total assets at June 30, 1998, December 31, 1997 and June 30, 1997, respectively.


                            June 30, 1998    December 31, 1997    June 30, 1997
                           -------------    -----------------    -------------
Loans past due 90
 days or more and accruing
  Real estate - residential   $  144,858         $  146,492         $  122,827
  Consumer installment               956              4,576              3,482
                               ----------         ----------         ----------
  Total loans past due 90
 days or more and accruing       145,814            151,068            126,309

Loans accounted for on a
  non-accrual basis
  Real estate - construction          --            299,200            299,200
  Real estate - residential       25,000                 --                 --
  Commercial real estate         173,934            191,534            205,542
  Consumer installment                --              7,000                 --
                               ----------         ----------         ----------
  Total non-accrual loans        198,934            497,734            504,742
Real estate owned                807,460            638,286          1,353,072
                               ----------         ----------         ----------
Total non-performing assets   $1,152,208         $1,287,088         $1,984,123
                              ==========         ==========         ==========

Total as a percentage of
 total assets                      0.55%              0.67%              1.11%


Total non-accrual loans decreased $298,800 from $497,734 at December 31, 1997 to $198,934 at June 30, 1998. The decrease relates principally to the transfer of one loan to real estate owned in January 1998.

Real estate owned

     Real estate owned increased $169,174 from $638,286 at December 31, 1997 to $807,460 at June 30, 1998. At June 30, 1998, this balance included two residential properties.

     During the first quarter of 1998, the Company foreclosed on a loan secured by residential property valued at $250,000 and sold an investment property for $80,826. The loan, which was transferred to real estate owned in 1998, was reported as non-accrual at December 31, 1997. In connection with the foreclosure of this loan a $47,064 charge-off against the allowance for loan losses was recorded. The balance of real estate owned was unchanged during the three months ended June 30, 1998.

Deposits

     The Bank, a traditional community-based bank, is largely dependent upon its base of competitively priced core deposits to provide a stable funding source. The Bank has retained and grown its customer base since inception through a combination of price, quality service, convenience, and a stable and experienced staff. The Bank primarily attracts deposits from within its market area. Additional deposit growth will be accomplished through deposit promotions, business development programs and continued branch expansion. The Bank expects to open its fourth branch, the Yardley branch, by the end of 1998.

     Total deposits as of June 30, 1998 were $172,051,448, representing an increase of $28,448,246 from deposits of $143,603,202 at December 31, 1997. The majority of this increase relates to the success of the Company's certificate of deposit promotion, which was held in the month of February 1998. This promotion, which offered a premium rate on nine-month certificates of deposits, generated approximately

$11,600,000 in funds. In addition, $7.5 million in public funds deposits was raised in May 1998. These public funds mature in $2.5 million increments in July, September, and December of 1998, respectively. Savings accounts increased $3,460,047 or 7.6% to $49,011,551 at June 30, 1998 from $45,551,504 at December
31, 1997.

     Core deposits, which exclude time deposits greater than $100,000 were $151,801,309 or 88.23% of total deposits at June 30, 1998. Total time deposits as of June 30, 1998 were $93,648,069 or 54.43% of total deposits, of which $21,061,284 mature after one year.

                                                         June 30, 1998
                                       ----------------------------------------
                                        Weighted
                                        Average
                                        Interest                          % of
                                          Rate           Amount           Total
                                       --------      ------------        ------
Interest checking                       2.62%       $ 12,637,057         7.35%
Money market                            2.58%          1,680,802         0.97%
Savings                                 3.86%         49,011,551        28.49%
Time                                    5.79%         93,648,069        54.43%
                                        ----        ------------       ------
   Total interest bearing deposits      4.90%        156,977,479        91.24%
Non-interest bearing deposits           ====          15,073,969         8.76%
                                                     ------------       ------
Total deposits                                       $172,051,448       100.00%
                                                     ============       =======

                                                     December 31, 1997
                                       ----------------------------------------
                                       Weighted
                                        Average
                                        Interest                          % of
                                          Rate           Amount           Total
                                       --------      ------------        ------
Interest checking                        2.62%        $ 10,847,705        7.56%
Money market                             2.57%           1,667,282        1.16%
Savings                                  3.90%          45,551,504       31.72%
Time                                     5.66%          73,959,391       51.50%
                                         ----         ------------      ------
   Total interest bearing deposits       4.76%         132,025,882       91.94%
Non-interest bearing deposits            ====           11,577,320        8.06%
                                                      ------------       ------
Total deposits                                        $143,603,202      100.00%
                                                      ============       ======             ============      ======

Borrowings

     Borrowings decreased $15,098,422 from $34,842,740 at December 31, 1997 to $19,744,318 at June 30, 1998. Excess liquidity provided by the time deposit promotion in February 1998 and public funds in May 1998 enabled the Bank to repay $12,500,000 in Federal Home Loan Bank ("FHLB") borrowings. The remaining decrease relates to borrowings from customers and overnight fed funds.


                             June 30, 1998                Dember 31, 1997
                    -----------------------------    --------------------------
                                        Weighted                      Weighted
                                         Average                       Average
                      Amount              Rate         Amount           Rate
                   -----------          --------    -----------       --------
Short-term:
Securities sold
 under agreement
 to repurchase (1)  $ 4,744,318          4.75%     $18,345,740         5.54%
Other                      --              --        1,497,000         6.31%
                    -----------          ----      -----------         ----
                      4,744,318          4.75%      19,842,740         5.59%
                    -----------          ----      -----------         ----
Long-term
Federal Home
 Loan Bank
 advances (2)        15,000,000          5.42%      15,000,000         5.42%
                    -----------          ----      -----------         ----
Total borrowings    $19,744,318          5.26%     $34,842,740         5.52%
                    ===========          ====      ===========         ====

(1) At June 30, 1998 securities sold under agreement to repurchase consisted of $4,744,318 in borrowings from customers which mature overnight. At December 31, 1997 borrowings from the FHLB and customers were $12,500,000 and $5,845,740, respectively. All borrowings from the FHLB are secured by a blanket lien against the Bank's assets.

(2) Long-term FHLB advances mature in the year 2002. These advances are subject to repricing every six months at which time the issuer may convert the borrowing to a variable rate if current rates are higher. Should the issuer convert the borrowing, the Company may prepay the debt without penalty.

Loans held for sale

     The Bank uses an outside company to originate and sell residential mortgages on its behalf. The $404,154 increase in loans held for sale from $197,944 at December 31, 1997 to $602,098 at June 30, 1998 relates to the timing of loan originations versus their sale. Typically, these loans are sold within 30 days of their settlement.

Other Assets

     The $105,154 decrease in other assets from $486,348 at December 31, 1997 to $381,194 at June 30, 1998 relates primarily to a decrease in principal payments due on FHLMC mortgage-backed securities as the Company reduced its holdings from this agency.

Other Liabilities

     The $488,962 decrease in other liabilities from $1,797,538 at December 31, 1997 to $1,308,576 at June 30, 1998 relates principally to a decrease in the Company's own official checking accounts and federal income taxes payable. The official checking account balance fluctuates daily in relation to when the account is funded and when checks are presented for payment. Federal income taxes payable were lower due to the final payment of 1997 taxes and the payment of 1998 estimated taxes based on quarterly estimates of tax liabilities.

Non-interest income

     Total non-interest income was $30,607 for the three months ended June 30, 1998 as compared to the $37,414 earned for the same period in 1997. The decrease is principally due to $32,910 in losses on the sale of investment securities available for sale as compared to gains of $4,186 in 1997. The losses on sales of investment securities in 1998 were partially offset by $15,987 in gains on the sale of loans held for sale and a $14,302 increase in service charges and other fees. During the first half of 1997 the Company was not engaged in the sale of loans.

     Total non-interest income was $106,564 for the six months ended June 30, 1998 as compared to the $77,273 earned for the same period in 1997. The increase is principally due to $21,324 in gains on the sale of loans held for sale and a $21,415 increase in service charges and other fees. During 1998 the Bank engaged an outside company to originate and sell residential mortgages on its behalf. The Bank was not engaged in the sale of residential mortgages during the six months ended June 30, 1997.

Non-interest expense

     For the three months ended June 30, 1998, non-interest expenses were $1,059,290 as compared to $934,016 during the same period in 1997. Of this amount, $501,872, or 47.4%, was attributable to salary and related employee benefits as compared to $414,346 or 44.4% for the quarter ended June 30, 1997. The $87,526 increase in salary and related benefits is attributable to the overall growth of the institution which includes the opening of the Southampton branch in February 1997 and additions to lending and operations personnel. Data processing expenses increased $28,211 while marketing was down $21,000. Other expenses, which consist primarily of furniture and equipment expense, loan and real estate owned expense, employee travel and entertainment, stationery, supplies and postage, totaled $226,352 for the three months ended June 30, 1998 as compared to $202,871 during the same period in 1997. Other expense increased $23,481 due primarily to the growth of the Bank.

     For the six months ended June 30, 1998, non-interest expenses were $2,107,839 as compared to $1,806,960 during the same period in 1997. The $300,879 increase in non-interest expense is principally due to a $232,807 increase in salary and benefits in conjunction with the overall growth of the

Bank as mentioned above. Data processing and other expenses increased $24,628 and $46,913, respectively.

Income tax expense

     Income tax expense for the quarter ended June 30, 1998 was $194,000 as compared to $145,000 for the quarter ended June 30, 1997. For the six months ended June 30, 1998, income tax expense totaled $375,500 as compared to $280,000 for the same period in 1997. The tax provision for the three and six months ended June 30, 1998 increased due to the increase in income before tax.

Year 2000

     The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties with whom the Company transacts business. The impact on the overall economy from failures of other companies and industries to successfully address this problem nationally and internationally is unknown.

     The Company outsources much of its data processing to third party processors including all of its deposit and loan accounting functions. These third party processors are working on the necessary programming changes to prepare their systems for the Year 2000 and will absorb most of the direct programming costs. The Company is monitoring the progress of its processors and plans to test their systems for compliance in late 1998. The Company does not expect to incur significant incremental direct expenses related to the Year 2000, provided that its third party processors are able to make the necessary software modifications. Failure of third party computer systems relative to the Year 2000 would have a material adverse Impact on the Company's ability to conduct its business. In addition, the Company cannot guarantee that the inability of its loan customers to adequately address the Year 2000 issue will not have a material adverse effect on the Company. Costs associated with the Year 2000 problem are expected to be expensed as incurred in accordance with generally accepted accounting principles.

Recent Accounting Pronouncements

Operating Segment Disclosure

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information". Statement No. 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement No. 131 is effective for fiscal years beginning after December 15, 1997. The impact, if any, of this Statement on the Company would be to require additional disclosures in the Company's financial statements.

Employers' Disclosure about Pension and Other Postretirement Benefits

     In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which amends the disclosure requirements of Statements No. 87, "Employers' Accounting for
Pensions", Statement No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and Statement No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions". Statement No. 132 is applicable to all entities. This Statement standardizes the disclosure requirements of Statements Nos. 87 and 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other postretirement benefits. Statement No. 132 only addresses disclosure and does not change any of the measurement recognition provisions of Statement Nos. 87, 88 and 106. This Statement is effective for fiscal years beginning after December 15, 1997. Restatement of comparative period disclosures is required unless the information is not readily available, in which case the notes to the financial statements shall include all available information and a description of information not available.

The impact, if any, of this Statement on the Company would be to require additional disclosures in the Company's financial statements.

Derivative Instruments and Hedging Activities

     In June 1998, the FASB issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities". This Statement standardizes the accounting for derivative instruments, including certain derivative instruments imbedded in other contracts, and those used for hedging activities, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The Statement categorized derivatives used for hedging purposes as either fair value hedges, cash flow hedges, foreign currency fair value hedges, foreign currency cash flow hedges, or hedges of net investments in foreign operations. The Statement generally provides for matching of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk, so long as the hedge is effective. The Statement eliminates the accounting provisions outlined in Statement 52, "Foreign Currency Translation", related to forward contracts, as accounting for all foreign currency derivatives will be governed under Statement No. 133. Prospective application of Statement No. 133 is required for all fiscal years beginning after June 15, 1999, however earlier application is permitted. Currently, the Company does not use any derivative instruments nor does it engage in any hedging activities.

PART 11 -- OTHER INFORMATION

Item 1 -- Legal Proceedings

Management is not aware of any litigation that would have a material adverse effect on the consolidated financial position of the Company. There are no proceedings pending other than the ordinary routine litigation incident to the business of the Company and its subsidiary, Premier Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and the Bank by government authorities.

Item 2 -- Changes in Securities

Nothing to report.

Item 3 -- Defaults Upon Senior Securities

Nothing to report.

Item 4 -- Submission of Matters to a Vote of Security Holders

The Company's annual meeting of shareholders was held on May 14, 1998 for the following purposes:

1. To elect eight class I directors for a term of one year (Daniel E. Cohen, Michael Perrucci, Brian R. Rich, Ezio U. Rossi, Gerald Schatz, Bruce E. Sickel, Thomas P. Stitt and John A. Zebrowski)

2. To elect five class 2 directors for a term of two years (Thomas E. Mackell, Neil Norton, Irving N. Stein, HelenBeth Garofalo-Vilcek and George Wetherill)

3. To elect seven class 2 directors for a term of three years (Peter A. Cooper, Clark S. Frame, Barry J. Miles, Sr., Daniel A. Nesi, Thomas M. O'Mara, Richard F. Ryon and John C. Soffronoff)

4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year.

All proposals were adopted by the Company's shareholders as follows:

1. Election of class I directors

                                    For              Against           Abstain
                                 ---------           -------           -------
   Daniel E. Cohen               1,714,065             --               1,980
   Michael Perrucci              1,714,065             --               1,980
   Brian R. Rich                 1,714,065             --               1,980
   Ezio U. Rossi                 1,714,065             --               1,980
   Gerald Schatz                 1,714,065             --               1,980
   Bruce E. Sickel               1,714,065             --               1,980
   Thomas P. Stitt               1,713,735             --               2,310
   John A. Zebrowski             1,713,735             --               2,310

2. Election of class 2 directors

   Thomas E. Mackell             1,713,903             --               2,142
   Neil Norton                   1,713,903             --               2,142
   Irving N. Stein               1,713,903             --               2,142
   HelenBeth Garofalo--Vilcek    1,713,903             --               2,142
   George H. Wetherill           1,713,603             --               2,442

Item 4 -- Submission of Matters to a Vote of Security Holders (continued)

3. Election of class 3 directors

                                    For           Against               Abstain
                                 ---------        -------               -------
   Peter A. Cooper               1,715,415           --                   630
   Clark S. Frame                1,715,415           --                   630
   Barry J. Miles, Sr.           1,715,415           --                   630
   Daniel A. Nesi                1,712,643           --                 3,402
   Thomas M. O'Mara              1,715,415           --                   630
   Richard F. Ryon               1,715,415           --                   630
   John C. Soffronoff            1,715,415           --                   630

4. Proposal to ratify the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors for the 1998 fiscal year.

                                    For           Against               Abstain
                                 ---------        -------               -------
                                 1,715,220           --                   825

Item 5 -- Other Information

On August 11, 1998, the Company issued $10.0 million of 8.57% Capital Securities due August 15, 2028. The Capital Securities were issued by the Company's recently formed subsidiary, PBI Capital Trust (the "Trust"), a statutory business trust created under the laws of Delaware. The Company is the sole owner of the Trust. The Trust will use the proceeds from the Capital Securities to acquire $10.0 million in 8.57% Junior Subordinated Deferrable Interest Debentures to be issued by the Company. The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. The Company plans to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including, but not limited to, investments in and advances to its subsidiary, Premier Bank, repurchases of common stock of the Company, branch expansion, the purchase of certain branch facilities being leased and funding loans. Proceeds from the Capital Securities will provide the Company with additional Tier I and Tier II capital.

Item 6 -- Exhibits and Reports on Form 8-K

The following exhibits are incorporated by reference herein or annexed to this Form 10-QSB:

3.1 Articles of Incorporation (Incorporated by reference to Exhibit 3i to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997).

3.2     By-Laws  (Incorporated  by  reference  to Exhibit  3ii to the  Company's
        Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997)

10.1 Premier Bank's 1995 Incentive Stock Option Plan (Incorporated by reference to Exhibit 99.6 to the Company's Registration Statement No. 333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997).

11.1 Statement re: Computation of per share earnings (Included as Note 5 of this Form 10-QSB)

22.1 Submission of matters to a vote of security holders (included as Item 3 under Part II of this Form (10-QSB)

27.1    Financial Data Schedule (Exhibit 27)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premier Bancorp, Inc.


Signature                          Title                             Date
----------                         -----                             ----

By: /s/ John C. Soffronoff   President, Chief Executive Officer, August 14, 1998
---------------------------  (Principal Executive Officer),
John C. Soffronoff           Director

By: /s/ Bruce E. Sickel      Chief Financial Officer, (Principal August 14, 1998
- -------------------------- Financial Officer), Director
Bruce E. Sickel

                                Index of Exhibits

                                                                          Page
                                                                         ----

3.1    Articles of Incorporation (Incorporated by reference                *
       to Exhibit 3i to the Company's Registration Statement
       No. 333-34243 on Form S-4 filed with the Securities
       and Exchange Commission on August 22, 1997).

3.2    By-Laws  (Incorporated  by  reference  to Exhibit 3ii to the  Company's *
       Registration   Statement  No.  333-34243  on  Form  S-4  filed  with  the
       Securities and Exchange Commission on August 22, 1997).

10.1 Premier Bank's 1995 Incentive Stock Option Plan (Incorporated by * reference to Exhibit 99.6 to the Company's Registration Statement No.
       333-34243 on Form S-4 filed with the Securities and Exchange Commission on August 22, 1997).

11.2   Statement re: Computation of per share earnings (Included as Note 5
       of this Form 10-QSB)                                                 6

22.2   Submission of matters to a vote of security holders
       (included as Item 3 under Part II of this Form 10-QSB)              22

27.1   Financial Data Schedule (Exhibit 27)                                26

       * Incorporated by reference.

TYPE      EX-27
DESCRIPTION    FINANCIAL DATA SCHEDULE
ARTICLE                                            9

PERIOD-TYPE                   6-MOS
FISCAL-YEAR-END                          DEC-31-1998
PERIOD-END                               JUN-30-1998
CASH                                       3,907,790
INT-BEARING-DEPOSITS                          69,479
FED-FUNDS-SOLD                             5,107,000
TRADING-ASSETS                                     0
INVESTMENTS-HELD-FOR-SALE                 62,729,666
INVESTMENTS-CARRYING                      11,672,126
INVESTMENTS-MARKET                        11,677,261
LOANS                                    120,945,210
ALLOWANCE                                  1,540,719
TOTAL-ASSETS                             207,710,593
DEPOSITS                                 172,051,448
SHORT-TERM                                 4,744,318
LIABILITIES-OTHER                          3,195,547
LONG-TERM                                 16,500,000
PREFERRED-MANDATORY                                0
PREFERRED                                          0
COMMON                                     7,996,781
OTHER-SE                                   3,222,499
TOTAL-LIABILITIES-AND-EQUITY             207,710,593
INTEREST-LOAN                              5,171,149
INTEREST-INVEST                            2,357,957
INTEREST-OTHER                               109,883
INTEREST-TOTAL                             7,638,989
INTEREST-DEPOSIT                           3,539,896
INTEREST-EXPENSE                           4,266,134
INTEREST-INCOME-NET                        3,372,855
LOAN-LOSSES                                  235,000
SECURITIES-GAINS                             (5,704)
EXPENSE-OTHER                              2,107,839
INCOME-PRETAX                              1,136,580
INCOME-PRE-EXTRAORDINARY                   1,136,580
EXTRAORDINARY                                      0
CHANGES                                            0
NET-INCOME                                   761,080
EPS-PRIMARY                                     0.29
EPS-DILUTED                                     0.26
YIELD-ACTUAL                                    8.04
LOANS-NON                                    198,934
LOANS-PAST                                   145,814
LOANS-TROUBLED                                     0
LOANS-PROBLEM                                198,934
ALLOWANCE-OPEN                             1,360,148
CHARGE-OFFS                                   54,992
RECOVERIES                                       563
ALLOWANCE-CLOSE                            1,540,719
ALLOWANCE-DOMESTIC                         1,464,221
ALLOWANCE-FOREIGN                                  0
ALLOWANCE-UNALLOCATED                         76,498

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.ss.1741-1750), provides that a business corporation such as the Registrant shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The Registrant's by-laws contain a number of provisions that require the Registrant to indemnify these persons in accordance with Pennsylvania law.

Item 25.  Other Expenses of Issuance and Distribution.

          Registration Fee                     $        1,622.50
                                               ------------------

          Legal Fees and Expenses                      40,000.00
                                               ------------------

          Accountants Fees                              5,000.00
                                               ------------------

          Printing Fees and Postage                     4,000.00
                                               ------------------

          Blue Sky Registration Filing Fees             1,500.00
                                               ------------------

          Miscellaneous                                   877.50
                                               ------------------

                                                     $ 53,000.00
                                                =================

Item 26.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 27.  Exhibits.


     Exhibit
     Number            Description of Exhibit
     ------            ----------------------

  3(i).1  Articles of Amendment of Premier Bancorp, Inc.

  3(i).2  Amended and Restated  Articles of  Incorporation of Premier Bancorp,
          Inc.

     3(ii)By-laws of Premier Bancorp,  Inc. Incorporated by reference to Exhibit
          D to the Company's Proxy Statement/Prospectus included in the Company's Registration Statement No. 333- 34243 on Form S-4, filed with the SEC on August 22, 1997, and amended by PreEffective Amendment No. 1, filed with the SEC on September 9, 1997.

     5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant.

     10.1 Change  of  Control   Agreement  between  Premier  Bank  and  John  C.
          Soffronoff.

     10.2 Change of Control Agreement between Premier Bank and John J. Ginley.

     10.3 Change of Control Agreement between Premier Bank and Bruce E. Sickel.

     21   Subsidiary of Premier Bancorp, Inc.

     23(i)Consent  of  Shumaker  Williams,  P.C.  of  Camp  Hill,  Pennsylvania,
          Special  Counsel to Registrant,  (contained in Opinion Letter filed as
          Exhibit 5).

     23(ii) Consent of KPMG Peat Marwick LLP, Certified Public Accountants.

     24 Power of Attorney given by the Officers and Directors of Premier Bancorp, Inc. (included on Signature Page).

     27   Financial Data Schedule.

     99   Form of Subscription Agreement.

Item 28.  Undertakings.

          (a) Rule 415 Offering. The small business issuer will:

               (1) File, during any period which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus  required by section  10(a)(3) of the Securities Act;

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the change sin the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (e) Request for acceleration of effective date (under Rule 461).
              -----------------------------------------------------------

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                         In the event that a claim for  indemnification  against
                    such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         Subchapter D of Chapter 17 of the Pennsylvania Business
                    Corporation Law of 1988, as amended (15 Pa. C.S. ss.ss.1101-4162) ("BCL") provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

                         Article  10 of the  Bylaws  of  Premier  Bancorp,  Inc.
                    provides for the indemnification if its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the BCL.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Doylestown, State of Pennsylvania on September 29, 1998.

                                            PREMIER BANCORP, INC.


                                    By:   /s/ John C. Soffronoff
                                          ---------------------------------
                                          John C. Soffronoff, President and CEO
                                          Principal Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Soffronoff and Bruce E. Sickel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                              Date


/s/ John C. Soffronoff   Director, President and CEO       September 29, 1998
----------------------  (Principal Executive Officer)
John C. Soffronoff

/s/ Clark S. Frame       Director and Chairman of          September 29, 1998
---------------------    the Board
Clark S. Frame

/s/ Bruce E. Sickel       Director and CFO                 September 29, 1998
--------------------     (Principal Financial Officer)
Bruce E. Sickel


                          Director and Vice                September 29, 1998
----------------------    Chairman of the Board
Bary J. Miles, Sr.


/s/ Daniel E. Cohen        Director                        September 29, 1998
----------------------
Daniel E. Cohen


/s/ Peter A. Cooper        Director                        September 29, 1998
----------------------
Peter A. Cooper


                           Director                        September 29, 1998
------------------------
Helen Beth Garofalo-Vilcek


                           Director                        September 29, 1998
-----------------------
Dr. Thomas E. Mackel


/s/ Daniel A. Nesi         Director                        September 29, 1998
-----------------------
Dr. Daniel A. Nesi


/s/ Neil Norton            Director                        September 29, 1998
----------------------
Neil Norton


/s/ Thomas M. O'Mara       Director                        September 29, 1998
----------------------
Thomas M. O'Mara


                           Director                        September 29, 1998
----------------------
Michael Perrucci


                           Director                        September  29, 1998
----------------------
Brian R. Rich

/s/ Richard F. Ryan         Director                        September 29, 1998
---------------------
Richard F. Ryan


/s/ Gerald Schatz          Director                       September 29, 1998
---------------------
Gerald Schatz


                           Director                       September 29, 1998
---------------------
Irving N. Stein


                           Director                       September 29, 1998
---------------------
Thomas P. Stitt


                           Director                       September 29, 1998
-----------------------
George H. Wetherill


/s/ John A. Zebrowski      Director                       September 29, 1998
-----------------------
John A. Zebrowski


/s/ Ezio U. Rossi          Director                       September 29, 1998
-----------------------
Ezio U. Rossi

                                INDEX TO EXHIBITS
                                                                        Page
                                                                     Number In
Exhibit                                                              Sequential
Index                                                                Numbering
Number                   Description                                   System
------                   -----------                                  --------


3(i).1 Articles of Amendment of Premier Bancorp, Inc.                  207

3(i).2 Amended and Restated Articles of Incorporation of               208
       Premier Bancorp, Inc.

3(ii)  By-laws of Premier Bancorp, Inc.
       Incorporated   by  reference  to  Exhibit  D
       to  the   Company's   Proxy Statement/Prospectus
       included in the Company's Registration Statement No.
       333-34243 on Form S-4, filed with the Securities and Exchange Commission on August 22, 1997, and as amended by Pre-Effective Amendment No. 1, filed with the Securities and Exchange Commission on September 9, 1997.

5      Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania    212
       Special Counsel to Registrant

10.1   Change of Control Agreement between Premier Bank and              213
       John C. Soffronoff

10.2   Change of Control Agreement between Premier Bank and              219
       John J. Ginley

10.3   Change of Control Agreement between Premier Bank and              225
       Bruce E. Sickel

21     Subsidiary of Premier Bancorp, Inc.                               231

23(i)  Consent of  Shumaker  Williams,  P.C.,  Special  Counsel          232
       to  Registrant, (contained in Opinion Letter filed as Exhibit 5)

23(ii) Consent of KPMG Peat Marwick LLP,                                 233
       Certified Public Accountants

 24    Power of Attorney given by the Officers and Directors             234
       of Premier Bancorp, Inc. (included in Signature Page)

 27    Financial Data Schedule                                           235

 99    Form of Subscription Agreement                                    236